   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 1997
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       NATIONAL EQUIPMENT SERVICES, INC.
                             NES ACQUISITION CORP.
                             BAT ACQUISITION CORP.
                             AERIAL PLATFORMS, INC.
                             MST ENTERPRISES, INC.
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

               DELAWARE                                     6719                                    36-4087016
               DELAWARE                                     7359                                    76-0522698
               DELAWARE                                     7359                                    86-0857699
                GEORGIA                                     7359                                    58-1553416
               VIRGINIA                                     7359                                    54-1190435
    (State or other jurisdiction of             (Primary Standard Industrial                     (I.R.S. Employer
    incorporation or organization)               Classification Code Number)                    Identification No.)

                            ------------------------
                              1800 SHERMAN AVENUE
                            EVANSTON, ILLINOIS 60201
                           TELEPHONE: (847) 733-1000
         (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               PAUL R. INGERSOLL
                              1800 SHERMAN AVENUE
                            EVANSTON, ILLINOIS 60201
                           TELEPHONE: (847) 733-1000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                    Copy to:
                               H. KURT VON MOLTKE
                                KIRKLAND & ELLIS
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 861-2295
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______
                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
TITLE OF EACH CLASS OF                               PROPOSED MAXIMUM
   SECURITIES TO BE                                      OFFERING               PROPOSED MAXIMUM        AMOUNT OF REGISTRATION
      REGISTERED         AMOUNT TO BE REGISTERED    PRICE PER UNIT(1)     AGGREGATE OFFERING PRICE(1)             FEE
--------------------------------------------------------------------------------------------------------------------------------
10% Senior Subordinated
  Notes due 2004,
  Series B.............       $100,000,000                $1,000                  $100,000,000                  $29,500
--------------------------------------------------------------------------------------------------------------------------------
Guarantees of 10%
  Senior Subordinated
  Notes due 2004,
  Series B.............       $100,000,000                 (2)                        (2)                        None
================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)
(2) No further fee is payable pursuant to Rule 457(n).
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED DECEMBER 31, 1997

PRELIMINARY PROSPECTUS
            , 1998

                       NATIONAL EQUIPMENT SERVICES, INC.
                                              [NATIONAL EQUIPMENT SERVICES LOGO]

     OFFER TO EXCHANGE ITS 10% SENIOR SUBORDINATED NOTES DUE 2004, SERIES B FOR ANY AND ALL OF ITS OUTSTANDING 10% SENIOR SUBORDINATED NOTES DUE 2004

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                                  , 1998, UNLESS EXTENDED.
                               ------------------

    National Equipment Services, Inc., a Delaware corporation ("NES" or the "Company") hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 10% Senior Subordinated Notes due 2004, Series B (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this prospectus is a part, for each $1,000 principal amount of its outstanding 10% Senior Subordinated Notes due 2004 (the "Old Notes"), of which $100,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and term of the Old Notes except that (i) the Exchange Notes will bear a Series B designation and a different CUSIP number from the Old Notes, (ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement (as defined). The Old Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of November 25, 1997 (the "Indenture") by and among the Company, the Subsidiary Guarantors (as defined) and Harris Trust and Savings Bank, as trustee, governing the Notes. See "The Exchange Offer" and "Description of Exchange Notes."

    The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time on            , 1998,
unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

    The Old Notes were sold by the Company on November 25, 1997 to Smith Barney Inc., First Union Capital Markets Corp. and Salomon Brothers Inc (the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Subsidiary Guarantors under the Registration Rights Agreement entered into by the Company, the Subsidiary Guarantors and the Initial Purchasers in connection with the Initial Offering (the "Registration Rights Agreement"). See "The Exchange Offer."

    Interest on the Notes will accrue from their date of original issuance and will be payable semi-annually in arrears on May 30 and November 30 of each year, commencing May 30, 1998, at the rate of 10% per annum. The Notes will be redeemable, in whole or in part, at the option of the Company on or after November 30, 2001 in cash at the redemption prices set forth herein plus accrued and unpaid interest and Liquidated Damages (as defined), if any, thereon to the date of redemption. In addition, at any time prior to November 30, 2000, the Company may, at its option, on any one or more occasions redeem up to 33% of the initially outstanding aggregate principal amount of the Notes at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption; provided, that, in each case, at least 67% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of any such redemption. Upon the occurrence of a Change in Control (as defined), (i) the Company will have the option, at any time prior to November 30, 2001, to redeem the Notes in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus the Applicable Premium (as defined), plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption and (ii) if the Company does not so redeem the Notes, or if a Change of Control occurs after November 30, 2001, each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. In addition, the Company will be obligated to offer to repurchase the Notes at 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to date of repurchase in the event of certain Asset Sales (as defined). See "Description of Exchange Notes -- Repurchase at the Option of Holders."

    The Notes will be general unsecured obligations of the Company and will rank subordinate in right of payment to all existing and future Senior Debt (as defined) of the Company and will rank senior or pari passu in right of payment to all existing and future subordinated Indebtedness (as defined) of the Company. The Notes will be unconditionally guaranteed (the "Subsidiary Guarantees") by all Restricted Subsidiaries (as defined) of the Company, (together, the "Subsidiary Guarantors"). The Subsidiary Guarantees will be general unsecured obligations of the Subsidiary Guarantors, will rank subordinate in right of payment to all existing and future Senior Debt of the Subsidiary Guarantors and will rank senior or pari passu in right of payment to all existing and future subordinated Indebtedness of the Subsidiary Guarantors. As of September 30, 1997, after giving affect to the Initial Offering, there would have been $0 million of Senior Debt of the Company and the Subsidiary Guarantors outstanding. See "Risk Factors -- Subordination; Holding Company Structure."

    SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.
                               ------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Based upon an interpretation by the staff of the Securities and Exchange Commission (the "SEC" or the "Commission") set forth in certain no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer -- Resale of the Exchange Notes." Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

    The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

    Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

    There has not previously been any public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors -- Absence of a Public Market Could Adversely Affect the Value of Exchange Notes." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SUBSIDIARY GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

    UNTIL            , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER),
ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    THE EXCHANGE NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. EXCEPT AS DESCRIBED UNDER "DESCRIPTION OF EXCHANGE NOTES -- BOOK-ENTRY; DELIVERY AND FORM", THE COMPANY EXPECTS THAT THE EXCHANGE NOTES ISSUED PURSUANT TO THE EXCHANGE OFFER WILL BE REPRESENTED BY A GLOBAL NOTE (AS DEFINED), WHICH WILL BE DEPOSITED WITH, OR ON BEHALF OF, THE DEPOSITORY TRUST COMPANY ("DTC") AND REGISTERED IN ITS NAME OR IN THE NAME OF CEDE & CO., ITS NOMINEE. BENEFICIAL INTERESTS IN THE GLOBAL NOTE REPRESENTING THE EXCHANGE NOTES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY DTC AND ITS PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTE, NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTE ONLY UNDER LIMITED CIRCUMSTANCES AS SET FORTH IN THE INDENTURE. SEE "DESCRIPTION OF EXCHANGE NOTES -- BOOK-ENTRY; DELIVERY AND FORM."

    THE CONTENTS OF THIS PROSPECTUS ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS AND TAX ADVICE. NEITHER THE COMPANY NOR ANY OF THE SUBSIDIARY GUARANTORS IS MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

     MARKET DATA USED THROUGHOUT THE PROSPECTUS WERE OBTAINED FROM INTERNAL COMPANY SURVEYS AND INDUSTRY PUBLICATIONS, WHICH THE COMPANY BELIEVES TO BE RELIABLE. THE COMPANY HAS NOT INDEPENDENTLY VERIFIED THIS MARKET DATA. SIMILARLY, INTERNAL COMPANY SURVEYS, WHILE BELIEVED BY THE COMPANY TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.

     THE PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THE PROSPECTUS, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE COMPANY'S FUTURE FINANCIAL POSITION, BUSINESS STRATEGY, BUDGETS, PROJECTED COSTS AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED UNDER "RISK FACTORS" AND ELSEWHERE IN THE PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THE PROSPECTUS. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF, ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. The Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in the Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Company will become subject to the informational requirements of the Exchange Act, and in accordance therewith will be required to file periodic reports and other information with the Commission. The Exchange Offer Registration Statement, including the exhibits thereto, and periodic reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the

Commission on Forms 10-Q and 10-K if the Company was required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereof by the Company's independent certified public accountants and (ii) all reports that would be required to be filed on Form 8-K if it were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

     The Company, a corporation organized under the laws of Delaware, has its principal executive offices located at 1800 Sherman Avenue, Evanston, Illinois 60201; its telephone number if (847) 733-1000.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Financial Statements and notes thereto included elsewhere in the Prospectus. Unless otherwise stated in the Prospectus or unless the context otherwise requires, "NES" or the "Company" shall mean National Equipment Services, Inc., including all of its acquired businesses: Aerial Platforms; BAT Rentals; Equipco Rentals & Sales; Industrial Hoist Services; Lone Star Rentals; and Sprintank (collectively, the "Acquired Businesses"). References herein to various financial information on a "pro forma basis" (i) give effect to acquisitions of the Acquired Businesses as if such transactions had been completed as of the first day of the related period and (ii) reflect certain adjustments described in "Selected Pro Forma Combined Financial Data."

                                  THE COMPANY

GENERAL

     National Equipment Services, Inc. is a leading participant in the growing and highly fragmented $16 billion equipment rental industry. NES specializes in the rental of specialty and general heavy equipment to industrial and construction end-users. The Company rents over 500 different types of machinery and equipment and distributes new equipment for nationally recognized original equipment manufacturers. The Company also sells used equipment as well as complementary parts, supplies and merchandise, and provides repair and maintenance services to its customers. NES is geographically diversified, with 16 locations in Alabama, Georgia, Louisiana, Nevada, Texas and Virginia, and is a leading competitor in each of the geographic markets it serves.

     Management believes that the Company offers one of the most modern and well maintained fleets of equipment in each of its markets. The Company's preventive maintenance program increases the dependability, useful life and resale value of its equipment. The Company rents and sells general industrial and construction equipment, such as aerial work platforms, air compressors, earth-moving equipment and rough-terrain forklifts. In addition, NES rents and sells specialty equipment, such as electric and pneumatic hoists and liquid storage tanks, to industrial customers. Revenues from industrial and construction end-users represented approximately 49.7% and 43.9%, respectively, of the Company's revenues for the twelve months ended September 30, 1997, on a pro forma basis.

     The Company's strategic objective is to continue to grow profitably in both existing and new markets by acquiring additional specialty and general equipment rental companies and by expanding the size and breadth of its equipment fleet. The Company routinely evaluates attractive markets for expansion where a leading position can be created by acquiring an existing business. Since its founding in June 1996, the Company has acquired and integrated six businesses as summarized below:

         DIVISION                        PRODUCTS               GEOGRAPHIC FOCUS   DATE ACQUIRED
--------------------------  ----------------------------------  -----------------  -------------
Industrial Hoist Services   Pneumatic and electric hoists       National           January 1997
Aerial Platforms            Aerial work platforms               Atlanta, Georgia   February 1997
Lone Star Rentals           General equipment                   Gulf Coast         March 1997
BAT Rentals                 General equipment                   Las Vegas, Nevada  April 1997
Sprintank                   Liquid and specialized storage      Gulf Coast         July 1997
                              tanks
Equipco Rentals & Sales     General equipment                   Western Virginia   July 1997

     NES is led by a senior management team with significant industry experience and an impressive track record of acquiring and integrating companies in the equipment rental industry. Previously, senior management of the Company was responsible for transforming the small equipment rental division of a large corporation into a leading competitor in the industry. The managers of the Company's operating divisions average over 16 years of industry experience. Senior management and members of the Company's operating management together have a meaningful ownership interest in NES. The Company also benefits from the financial expertise of Golder, Thoma, Cressey, Rauner, Inc. ("GTCR"), an established investment firm specializing in the consolidation of fragmented industries. Golder, Thoma, Cressey, Rauner Fund V, L.P. ("GTCR Fund V"), an affiliate of GTCR, is the Company's principal equity investor and has invested $24.5 million in NES since June 1996.

                              THE INITIAL OFFERING

Notes......................  The Old Notes were sold by the Company on November
                             25, 1997 to the Initial Purchasers pursuant to a Purchase Agreement dated November 20, 1997 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Registration Rights
Agreement..................  Pursuant to the Purchase Agreement, the Company,
                             the Subsidiary Guarantors and the Initial
                             Purchasers entered into a Registration Rights Agreement dated as of November 25, 1997 (the "Registration Rights Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer. Upon consummation of the Exchange Offer, the Company and the Subsidiary Guarantors will have no further obligation under the Registration Rights Agreement to register Old Notes except in limited circumstances in which the Company has agreed to file a Shelf Registration Statement (as defined).

                             THE EXCHANGE OFFER

Securities Offered.........  $100,000,000 aggregate principal amount of 10%
                             Senior Subordinated Notes due 2004, Series B, of the Company.

The Exchange Offer.........  $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $100,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                             Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date............  5:00 p.m., New York City time, on                ,
                             1998 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the New
  Notes and the Old
  Notes....................  Each New Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Conditions to the
  Exchange Offer...........  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions."

Procedures for Tendering
Old Notes..................  Each holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof (or, in the case of a book-entry transfer, delivering an Agent's Message (as defined) in lieu thereof) in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile (or, in the case of a book-entry transfer, deliver an Agent's Message (as defined) in lieu thereof), together with the Old Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal (or, in the case of a book-entry transfer, delivering an Agent's Message in lieu thereof), each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering."

Untendered Old Notes.......  Following the consummation of the Exchange Offer, holders of Old Notes eligible to participate but who do not tender their Old Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to
  Exchange.................  The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer -- Consequences of Failure to Exchange."

Shelf Registration
Statement..................  If (i) the Exchange Offer is prohibited by applicable law or (ii) any holder of the Old Notes (other than any such holder which is an "affiliate" of the Company or a Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act) notifies the Company that (A) it is prohibited by law or policy from participating in the Exchange Offer, (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and holds Notes acquired directly from the Company or an affiliate of the Company, the Company has agreed to register the Old Notes on a shelf registration statement (the "Shelf Registration Statement"). If the Company fails to satisfy these registration obligations, it will be required to pay liquidated damages ("Liquidated Damages") to holders of Notes under certain circumstances.

Special Procedures for
Beneficial Owners..........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal (or in the case of a book-entry transfer, delivering an Agent's Message in lieu thereof) and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than twenty business days in order to provide for the transfer of registered ownership.

Guaranteed Delivery
  Procedures...............  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal (or, in the case of a book-entry transfer, delivering an Agent's Message in lieu thereof) or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes and
  Delivery of Exchange
  Notes....................  The Company will accept for exchange any and all
                             Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Use of Proceeds............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent.............  Harris Trust and Savings Bank.

                               THE EXCHANGE NOTES

General....................  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation and a different CUSIP number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for Liquidated Damages on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

Securities Offered.........  $100,000,000 aggregate principal amount of the
                             Company's 10% Senior Subordinated Notes due 2004, Series B.

Interest Rate..............  The Exchange Notes will bear interest at the rate of 10% per annum, payable semi-annually on May 30 and November 30 of each year, commencing May 30, 1998.

Subsidiary Guarantees......  The Exchange Notes will be unconditionally guaranteed by all Restricted Subsidiaries (as defined) of the Company (together, the "Subsidiary Guarantors").

Subordination..............  The Exchange Notes will be general unsecured obligations of the Company, will rank subordinate in right of payment to all existing and future Senior Debt of the Company and will rank senior or pari passu in right of payment to all existing and future subordinated Indebtedness of the Company. The Subsidiary Guarantees will be general unsecured obligations of the Subsidiary Guarantors, will rank subordinate in right of payment to all existing and future Senior Debt of the Subsidiary Guarantors and will rank senior or pari passu in right of payment to all existing and future subordinated Indebtedness of the Subsidiary Guarantors. At September 30, 1997, after giving effect to the Initial Offering and the application of the net proceeds therefrom, there would have been $0 of Senior Debt of the Company and the Subsidiary Guarantors outstanding. See "Risk Factors -- Subordination; Holding Company Structure."

Optional Redemption........  The Notes will be redeemable at the option of the
                             Company, in whole or in part, at any time on or after November 30, 2001 in cash at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption. In addition, at any time prior to November 30, 2000, the Company may on any one or more occasions redeem up to 33% of the initially outstanding aggregate principal amount of Notes at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of a public offering of Common Stock of the Company; provided that, in each case, at least 67% of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of any such redemption. See "Description of Exchange
                             Notes -- Optional Redemption."

Change of Control..........  Upon the occurrence of a Change of Control, (i) the
                             Company will have the option, at any time prior to November 30, 2001, to redeem the Notes in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus the Applicable Premium, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption and (ii) if the Company does not so redeem the Notes, or if a Change of Control occurs after November 30, 2001, each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. See "Description of Exchange Notes -- Optional Redemption" and " -- Repurchase at the Option of Holders -- Change of Control." There can be no assurance that, in the event of a Change of Control, the Company would have sufficient funds to purchase all Notes tendered. See "Risk
                             Factors -- Limitations on Change of Control."

Certain Covenants..........  The Indenture contains certain covenants that limit, among other things, the ability of the Company and its Subsidiaries (as defined) to: (i) pay dividends, redeem capital stock or make certain other restricted payments or investments; (ii) incur additional indebtedness or issue preferred equity interests; (iii) merge, consolidate or sell all or substantially all of its assets; (iv) create liens on assets; and (v) enter into certain transactions with affiliates or related persons. See "Description of Exchange Notes -- Certain Covenants."

Use of Proceeds............  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer. The net proceeds from the sale of the Old Notes in the Initial Offering were used to repay all indebtedness outstanding under the Credit Facility and certain seller notes. The net proceeds after repayment of such indebtedness will be used for acquisitions and for working capital and other general corporate purposes. See "Use of Proceeds."

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered before tendering Old Notes in exchange for Exchange Notes. These risk factors are generally applicable to the Old Notes as well as the Exchange Notes.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                                 (IN THOUSANDS)

     The Company was founded in June 1996 and, in 1997, the Company acquired Aerial Platforms, BAT Rentals, Equipco Rentals & Sales, Industrial Hoist Services, Lone Star Rentals and Sprintank in separate transactions. The following pro forma combined financial data are presented as if the acquisitions of the Acquired Businesses and the Initial Offering had occurred on the first day of the related period and also include the effect of certain pro forma adjustments to the historical financial statements more fully described in "Selected Pro Forma Combined Financial Data." The summary pro forma combined financial data should be read in conjunction with the information contained in "Selected Pro Forma Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto included elsewhere herein.

                                                                              NINE MONTHS ENDED
                                                               YEAR ENDED       SEPTEMBER 30,
                                                              DECEMBER 31,   -------------------
                                                                  1996        1996       1997
                                                              ------------   -------   ---------
OPERATING DATA:
  Total revenues............................................    $48,220      $36,288   $  41,145
  Gross profit(a)...........................................     20,130       15,028      17,720
  Operating income (loss)(b)................................      9,241        6,634       8,240
  Interest income (expense), net(c).........................     (9,800)      (7,350)     (7,350)
  Income (loss) before income taxes(d)......................       (245)        (459)      1,020
  Income tax expense (benefit)(e)...........................        (97)        (184)        343
  Net income (loss).........................................       (148)        (275)        677

OTHER DATA:
  Rental fleet purchases....................................    $14,006      $ 9,878   $  17,236
  Non-rental fleet capital expenditures.....................        590          449       1,071
  Rental equipment depreciation(a)..........................      6,488        4,866       4,866
  Non-rental depreciation and amortization(b)...............      1,785        1,339       1,339
  Cash interest expense, net(f).............................      8,527        6,395       6,395
  EBITDA(g).................................................     17,828       13,096      14,575
  Ratio of EBITDA to cash interest expense, net(h)..........        2.1x         2.0x        2.3x
  Ratio of net debt to EBITDA...............................        3.4

                                                                             AT SEPTEMBER 30, 1997
                                                                             ---------------------
                                                                              ACTUAL    PRO FORMA
                                                                             --------   ----------
BALANCE SHEET DATA:
  Rental equipment, net.....................................                  $45,490    $  45,490
  Total assets..............................................                   92,219      132,876
  Net debt(i)...............................................                   56,540       60,540
  Total debt................................................                   58,144      100,000
  Total stockholders' equity................................                   26,031       26,031

(footnotes on following page)

               NOTES TO SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                                 (IN THOUSANDS)

(a) Reflects adjustments to rental equipment expenses, rental equipment depreciation and direct operating expenses in each of the periods as more fully described in notes (a), (b) and (c) to "Selected Pro Forma Combined Financial Data."

(b) Reflects adjustments to selling, general and administrative expenses and non-rental depreciation and amortization in each of the periods as more fully described in notes (d) and (e) to "Selected Pro Forma Combined Financial Data."

(c) Includes annual amortization of debt issuance costs and discounts of $571 incurred in connection with the Initial Offering and annual amortization of loan origination and other financing fees of $702 incurred in connection with the Credit Facility. Includes unused line fees of 0.5% per annum in connection with the Credit Facility and interest income from an investment of the $39,461 of assumed cash on hand after giving effect to the Initial Offering at an assumed rate of 5.0% per annum.

(d) Reflects adjustments to other income (expense), net in each of the periods as more fully described in note (f) to "Selected Pro Forma Combined Financial Data."

(e) Reflects the income tax rate that would have been in effect if the Acquired Businesses had been combined and subject to a federal statutory rate of 34% and the applicable state statutory rate for each of the Acquired Businesses throughout the periods presented.

(f) Excludes annual amortization of debt issuance costs and discounts of $571 incurred in connection with the Initial Offering and annual amortization of loan origination and other financing fees of $702 incurred in connection with the Credit Facility.

(g) Reflects operating income plus other income (expense), net, before interest expense, net, income taxes, rental equipment depreciation and non-rental depreciation and amortization. EBITDA is not intended to represent cash flow from operations or net income as defined by generally accepted accounting principles and should not be considered as a measure of liquidity or an alternative to, or more meaningful than, cash flow from operations or net income as an indication of the Company's operating performance. EBITDA is included herein because management believes that certain investors find it useful in measuring the Company's ability to service its debt.

(h) In order to calculate the ratio of EBITDA to interest expense, net, annual amortization of debt issuance costs, discounts and loan origination and other financing fees have been excluded to reflect the Fixed Charge Coverage Ratio, as described in "Description of Notes." Includes interest income from an investment of the $39,461 of assumed cash on hand after giving effect to the Initial Offering at an assumed rate of 5.0% per annum.

(i) Represents total debt less Company cash as of September 30, 1997.

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors in addition to the other information set forth in the Prospectus before tendering Old Notes in exchange for Exchange Notes. The risk factors set forth below are generally applicable to the Old Notes as well as to the Exchange Notes.

LEVERAGED FINANCIAL POSITION; RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Company has incurred significant indebtedness. As of September 30, 1997, after giving effect to the Initial Offering and the application of the proceeds therefrom, the Company would have had $100.0 million of indebtedness outstanding, its stockholders' equity would have been approximately $26.0 million and there would have been $100.0 million available for future borrowings, subject to calculation of the borrowing base under the Credit Facility.

     The level of the Company's indebtedness could have important consequences to holders of Exchange Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and economic conditions generally. The Company's ability to pay interest on the Exchange Notes, to repay portions of its long-term indebtedness (including the Exchange Notes and borrowings under the Credit Facility) and to satisfy its other debt obligations will depend upon the future operating performance and the availability of refinancing indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control.

     The Indenture and the Credit Facility contain certain covenants that restrict, among other things, the Company's ability to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Credit Facility contains certain other and more restrictive covenants and also requires the Company to maintain specified financial ratios and to satisfy certain financial condition tests. The Company's ability to meet these financial ratio and financial condition tests can be affected by events beyond its control and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Credit Facility or the Indenture. In the event of an event of default under the Credit Facility or the Indenture, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued and unpaid interest, to be immediately due and payable. If the indebtedness under the Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Exchange Notes. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Credit Facility," "Description of Exchange Notes -- Subordination" and
"-- Certain Covenants."

SUBORDINATION; HOLDING COMPANY STRUCTURE

     The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Notes and the Subsidiary Guarantees will be subordinated to the prior payment in full of all existing and future Senior Debt of the Company and the Subsidiary Guarantors (including, without limitation, indebtedness incurred under the Credit Facility). In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding-up of the Company or a Subsidiary Guarantor, the assets of the Company or such Subsidiary Guarantor will be available to pay obligations on the Exchange Notes or the Subsidiary Guarantees only after all Senior Debt (including amounts incurred under the Credit Facility) has been so paid in full; accordingly, there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes or the Subsidiary Guarantees then outstanding. In addition, under certain circumstances, the Company and the Subsidiary Guarantors may not pay principal of, premium, if any, or interest on, or any other amounts owing in respect of the Exchange Notes or the Subsidiary Guarantees, or purchase, redeem or otherwise retire the Exchange Notes, in the event of certain defaults with respect to certain classes of Senior Debt, including Senior Debt incurred under the Credit Facility. Although as of September 30, 1997, after giving effect to the Initial Offering and the application of the net proceeds therefrom, there would have been $0 of Senior Debt outstanding, additional Senior Debt may be incurred by the Company and the Subsidiary Guarantees from time to time, subject to certain restrictions. See "Description of Credit Facility" and "Description of Exchange Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Exchange Notes and the Subsidiary Guarantees will be general unsecured obligations of the Company and the Subsidiary Guarantors and will be subordinated in right of payment to all existing and future secured indebtedness of the Company and the Subsidiary Guarantors, to the extent of the value of the assets securing such indebtedness. The Credit Facility is currently secured by substantially all of the assets of the Company and the Subsidiary Guarantors.

     The Company is a holding company with no significant assets other than its investments in its subsidiaries. Accordingly, the Company must rely entirely upon distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Exchange Notes. The ability of the subsidiaries of the Company to pay dividends or make other payments or advances to the Company will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any indebtedness of such subsidiaries (including the Credit Facility). Although the Indenture limits the ability of such subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments to the Company, such limitations are subject to a number of significant qualifications. See "Description of Exchange
Notes -- Certain Covenants -- Dividend and Other Payment Restrictions Affecting Subsidiaries."

LIMITATIONS ON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required under certain circumstances to make an offer for cash to repurchase the Exchange Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all of the Exchange Notes that the Company might be required to purchase. Certain events involving a Change of Control may result in an event of default under the Credit Facility or other indebtedness of the Company that may be incurred in the future. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Exchange Notes, the Company could seek the consent of its lenders to purchase the Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company would remain prohibited from purchasing the Exchange Notes. In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Debt, the subordination provisions of the Exchange Notes would require payment in full of the Credit Facility and any other such Senior Debt before repurchase of the Exchange Notes. See "Description of Credit Facility," "Description of Exchange Notes -- Subordination" and "-- Repurchase at the Option of the Holders -- Change of Control."

FRAUDULENT CONVEYANCE

     A substantial portion of the proceeds of the Initial Offering was used to refinance existing indebtedness. Accordingly, the obligations of the Company under the Exchange Notes may be subject to review under relevant federal and state fraudulent conveyance statutes ("fraudulent conveyance statutes") in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of the Company. If a court were to find under relevant fraudulent conveyance statutes that, at the time the Exchange Notes were issued, (a) the Company issued the Exchange Notes with the intent of hindering, delaying or defrauding current or future creditors or
(b)(i) the Company received less than reasonably equivalent value or fair consideration for issuing the Exchange Notes (including, to the extent the proceeds from the Initial Offering were used to refinance any indebtedness of the Company or any of its subsidiaries, by virtue of an invalidation as a fraudulent conveyance of the incurrence of such indebtedness) and (ii)(A) was insolvent, (B) was rendered insolvent by reason of such issuance and/or such related transactions, (C) was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital, (D) intended to incur, or believed that it would incur, obligations beyond its ability to pay as such obligations matured (as all of the foregoing terms are defined in or interpreted under such fraudulent conveyance statutes) or (E) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment was unsatisfied), such court could further subordinate the Exchange Notes to presently existing and future indebtedness of the Company and take other action detrimental to the holders of the Exchange Notes, including, under certain circumstances, invalidating the Exchange Notes.

     The fraudulent conveyance statutes may apply to the Subsidiary Guarantors' issuance of the Subsidiary Guarantees. To the extent that a court were to find that (a) a Subsidiary Guarantee was incurred by a Subsidiary Guarantor with the intent to hinder, delay or defraud any present or future creditor or (b) such Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary Guarantee and such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Subsidiary Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business, (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured or (v) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment was unsatisfied), the court could avoid or further subordinate such Subsidiary Guarantee in favor of the Subsidiary Guarantor's creditors. Among other things, a legal challenge of a Subsidiary Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the issuance by the Company of the Exchange Notes. To the extent any Subsidiary Guarantees were avoided as a fraudulent conveyance or held unenforceable for any other reason, the claims of holders of the Exchange Notes in respect of such Subsidiary Guarantor would be adversely affected and such holders would, to such extent, be creditors solely of the Company and any Subsidiary Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable. To the extent the claims of the holders of the Exchange Notes against the issuer of an invalid Subsidiary Guarantee were further subordinated, they could be subject to the prior payment of all liabilities of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Exchange Notes relating to any voided portions of any of the Subsidiary Guarantees.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally however, the Company or a Subsidiary Guarantor may be considered insolvent if the sum of its debts, taking contingent liabilities into account, is greater than the fair marketable value of all of its assets at a fair valuation or if the present fair marketable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature.

COMPETITION

     The equipment rental industry is highly fragmented and competitive. The Company's competitors include: large national companies; regional competitors which operate in one or two states; small, independent businesses with one or two rental locations; and equipment vendors and dealers who both sell and rent equipment to customers. Some of the Company's competitors have greater financial resources, are more geographically diverse and have greater name recognition than the Company. There can be no assurance that the Company will not encounter increased competition from existing competitors or new market entrants that may be significantly larger and have greater financial and marketing resources. In addition, to the extent existing or future competitors seek to gain or retain market share by reducing prices, the Company may be required to lower its prices and rates, thereby adversely affecting operating results. Existing or future competitors also may seek to compete with the Company for acquisitions, which could have the effect of increasing the price for acquisitions or reducing the number of suitable acquisitions. In addition, such competitors also may compete with the Company for start-up locations, thereby limiting the number of attractive locations for expansion. See
"Business -- Competition."

ABILITY TO COMPLETE AND INTEGRATE ACQUISITIONS

     A significant portion of the Company's strategy is to pursue and complete acquisitions that meet its acquisition criteria. The Company has acquired and seeks to acquire other companies that can benefit from the Company's operations, management and access to capital. The Company's ability to grow by acquisition is dependent upon, and may be limited by, the availability of suitable acquisition candidates and capital, and the restrictions contained in the Credit Facility and the Company's other financing arrangements. In addition, growth by acquisition involves risks that could adversely affect the Company's operating results, including difficulties in integrating the operations and personnel of acquired companies and the potential loss of key employees of acquired companies. There can be no assurance that the Company will be able to obtain the capital necessary to pursue its growth strategy, consummate acquisitions on satisfactory terms or, if any such acquisitions are consummated, successfully integrate such acquired businesses into the Company. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

DEPENDENCE ON KEY PERSONNEL

     Certain of the executive officers of the Company, particularly Kevin Rodgers, the President and Chief Executive Officer, are of significant importance to the direction and management of the Company. The loss of the services of such persons could have a material adverse effect on the Company's business and future operations, and there can be no assurance that the Company would be able to find replacements for such persons with comparable business experience. The Company does not maintain key man life insurance with respect to such executive officers. See "Management -- Directors and Executive Officers."

GENERAL ECONOMIC CONDITIONS

     A majority of the Company's revenues are derived from customers which are in industries and businesses that are cyclical in nature and subject to changes in general economic conditions, such as the construction industry. In addition, because the Company conducts its operations in a variety of geographic markets, it is subject to the economic conditions in each such geographic market. General economic downturns or localized downturns in markets where the Company has operations, including any downturns in the construction industry, could have a material adverse effect on the Company and its business, results of operations and financial condition.

CONTROLLING STOCKHOLDER

     GTCR Fund V owns and controls a majority of the outstanding common stock of the Company. As the controlling stockholder, GTCR Fund V has significant influence on the election of the Company's Board of Directors (the "Board of Directors" or the "Board") and, therefore, significant influence on the affairs and management of the Company. The Stockholders Agreement (as defined) provides that GTCR Fund V has the right to designate all but one of the members of the Board of Directors of the Company. Circumstances may occur in which the interests of GTCR Fund V, as a stockholder of the Company, could be in conflict with the interests of the holders of the Exchange Notes. In addition, GTCR Fund V, as a stockholder of the Company, may have an interest in pursuing acquisitions, divestitures or other transactions that, in its judgment, could enhance its equity investment, even though such transactions might involve risks to the holders of the Exchange Notes. See "Certain Relationships and Related Transactions -- Stockholders Agreement and Registration Agreement."

ENVIRONMENTAL LIABILITIES

     The Company's facilities are subject to federal, state and local environmental requirements, including those relating to discharges to air, water and land, the handling and disposal of solid and hazardous waste and the cleanup of properties affected by hazardous substances. Certain environmental laws impose substantial penalties for noncompliance, and others impose strict, retroactive, joint and several liability upon persons responsible for releases of hazardous substances.

     The Company does not currently anticipate any material adverse effect on its operations or financial condition as a result of its efforts to comply with, or its liabilities under, such requirements. Some risk of environmental liability is inherent in the Company's business, however, and there can be no assurance that material environmental costs will not arise in the future. See "Business -- Governmental and Environmental Regulation."

LIABILITY AND INSURANCE

     The Company's business exposes it to claims for personal injury or death resulting from the use of equipment rented or sold by the Company, from injuries caused in motor vehicle accidents in which Company delivery and service personnel are involved, as well as workers' compensation claims and other employment-related claims by the Company's employees. The Company carries insurance coverage for product liability, general and automobile liability and employment related claims from various national insurance carriers. There can be no assurance, however, that existing or future claims will not exceed the level of the Company's insurance, that the Company will have sufficient capital available to pay any uninsured claims or that its insurance will continue to be available on economically reasonable terms, if at all. See "Business -- Legal Proceedings."

ABSENCE OF A PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

     The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. After consummation of the Exchange Offer, the market for Old Notes not tendered or exchanged (or tendered but not accepted for exchange) in the Exchange Offer will be even more limited than their existing market. The holders of Old Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Old Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

     If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

     Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal (or, in the case of a book-entry transfer, an Agent's Message in lieu thereof) and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in the Prospectus, the Company will receive Old Notes in like principal amount, the form and terms of which are the same as the forms and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the pro forma combined financial data or capitalization tables.

     The net proceeds to the Company from the sale of the Old Notes in the Initial Offering (after deducting discounts and estimated fees and expenses) were utilized by the Company to repay all indebtedness outstanding under the Credit Facility and certain seller notes. The net proceeds remaining after repayment of such indebtedness will be used for future acquisitions, working capital and general corporate purposes.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company at September 30, 1997, on an actual basis and on a pro forma basis giving effect to the Initial Offering and the application of the net proceeds therefrom. The information in this table should be read in conjunction with "Selected Pro Forma Combined Financial Data," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto appearing elsewhere herein.

                                                              AT SEPTEMBER 30, 1997
                                                              ----------------------
                                                               ACTUAL      PRO FORMA
                                                              ---------    ---------
                                                                  (IN THOUSANDS)
Cash........................................................   $  1,604     $ 39,461
                                                               ========     ========
Debt:
  Credit Facility(a)........................................   $ 57,144           --
  Notes.....................................................         --     $100,000
  Other(b)..................................................      1,000           --
                                                               --------     --------
          Total debt........................................     58,144      100,000
          Total stockholders' equity........................     26,031       26,031
                                                               --------     --------
          Total capitalization..............................   $ 84,175     $126,031
                                                               ========     ========

---------------
(a) After giving effect to the Initial Offering and the application of the net proceeds therefrom, the Company has $100.0 million available for borrowing under the Credit Facility, subject to calculation of the borrowing base.

(b) Consists solely of the seller notes.

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA

     The Company was founded in June 1996 to acquire and integrate equipment rental companies. In 1997, the Company acquired Aerial Platforms, BAT Rentals, Equipco Rentals & Sales, Industrial Hoist Services, Lone Star Rentals and Sprintank in separate transactions. While such acquisitions occurred at various dates during 1997, the following data are presented as if such acquisitions and the Offering had occurred on the first day of the related period and also include the effect of certain pro forma adjustments to the historical financial statements described below.

     The selected pro forma combined financial data for the year ended December 31, 1996 and the nine months ended September 30, 1997 have been derived from Company (the Company herein defined to include the Acquired Businesses) prepared financial information, the audited financial statements and notes thereto of certain of the Acquired Businesses for certain periods and the audited financial statements and notes thereto of the Company since inception, which financial statements appear elsewhere in the Prospectus. The selected pro forma combined financial data for the nine months ended September 30, 1996 have been derived from Company prepared financial information which is unaudited, but which, in the opinion of management, include all adjustments necessary for a fair presentation of the results of the related periods. Results for the nine months ended September 30, 1997 are not necessarily indicative of results that may be expected for the entire year.

     The selected pro forma combined financial data reflect adjustments in connection with the Acquired Businesses including: (i) selling, general and administrative expenses to reflect current compensation levels of former owners of the Acquired Businesses; (ii) depreciation expense to reflect the Company's depreciation policy; (iii) depreciation expense to reflect the effect of purchase accounting; (iv) amortization expense to reflect goodwill and non-compete covenants recorded during purchase accounting; (v) income tax expense to reflect the effect which would result if the Acquired Businesses had been combined and subject to an assumed federal statutory rate and the applicable state statutory rate for each of the Acquired Businesses throughout the periods presented; (vi) rent expense to reflect the Company's lease terms currently in effect, as well as in one instance the effect of the Company leasing rather than owning the related facility; and (vii) rent and depreciation expense to reflect the Company purchasing rental equipment previously under lease, all as more fully described in the notes hereto. The selected pro forma combined financial data also reflect adjustments to interest expense, net to give effect to the Credit Facility and the consummation of the Initial Offering. The selected pro forma combined financial data have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have been achieved had the Acquired Businesses been purchased and the Initial Offering been consummated as of the assumed dates, nor are the results indicative of the Company's future results of operations.

     The selected pro forma combined financial data should be read in conjunction with "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and notes thereto and the individual financial statements and notes thereto of the Acquired Businesses, included elsewhere herein.

                 PRO FORMA COMBINED STATEMENT OF OPERATIONS(1)
                                 (IN THOUSANDS)

                                                               NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  -----------------------------------------------------------------------------------------------
                                                         EQUIPCO
                                   AERIAL       BAT     RENTALS &   LONE STAR                 THE       PRO FORMA
                                  PLATFORMS   RENTALS     SALES      RENTALS    SPRINTANK   COMPANY   ADJUSTMENTS(2)    PRO FORMA
                                  ---------   -------   ---------   ---------   ---------   -------   --------------    ---------
Rental revenues.................    $ 406     $1,457     $2,180      $1,455      $5,715     $16,168      $    --         $27,381
Rental equipment sales..........       51        995        332         188          --      2,111            --           3,677
New equipment sales.............      209      1,250        851          --          --      5,403            --           7,713
Other...........................       28        100         26          --         327      1,893            --           2,374
                                    -----     ------     ------      ------      ------     -------      -------         -------
Total revenues..................      694      3,802      3,389       1,643       6,042     25,575            --          41,145
                                    -----     ------     ------      ------      ------     -------      -------         -------
Rental equipment expenses.......      150         12         94          --         470      1,369          (152)(a)       1,943
Rental equipment depreciation...       47        707        710         242       1,109      3,143        (1,092)(b)       4,866
Cost of rental equipment
  sales.........................       34        352         97         119          --      1,416            --           2,018
Cost of new equipment sales.....      180      1,010        570          --          --      4,116            --           5,876
Direct operating expenses.......      127        450        547       1,308         173      5,946           171(c)        8,722
                                    -----     ------     ------      ------      ------     -------      -------         -------
Total cost of revenues..........      538      2,531      2,018       1,669       1,752     15,990        (1,073)         23,425
                                    -----     ------     ------      ------      ------     -------      -------         -------
Gross profit....................      156      1,271      1,371         (26)      4,290      9,585         1,073          17,720
                                    -----     ------     ------      ------      ------     -------      -------         -------
Selling, general and
  administrative expenses.......      249        489        684         177       2,028      5,039          (525)(d)       8,141
Non-rental depreciation and
  amortization..................        8         25         33          26          83        758           406(e)        1,339
                                    -----     ------     ------      ------      ------     -------      -------         -------
Operating income................     (101)       757        654        (229)      2,179      3,788         1,192           8,240
                                    -----     ------     ------      ------      ------     -------      -------         -------
Other income (expense), net.....       --         (1)        20         139         (10)       (19)            1(f)          130
Interest expense, net...........      (16)       (46)       (73)       (164)       (439)    (2,439)       (4,173)(g)      (7,350)
                                    -----     ------     ------      ------      ------     -------      -------         -------
Income before income taxes......     (117)       710        601        (254)      1,730      1,330        (2,980)          1,020
Income taxes....................       (6)        --        240          --          --        519          (410)(h)         343
                                    -----     ------     ------      ------      ------     -------      -------         -------
Net income......................    $(111)    $  710     $  361      $ (254)     $1,730     $  811       $(2,570)        $   677
                                    =====     ======     ======      ======      ======     =======      =======         =======
OTHER DATA:
Cash interest expense, net(3)...                                                                                         $ 6,395
EBITDA(4).......................                                                                                          14,575

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                             NINE MONTHS ENDED SEPTEMBER 30, 1996
                              --------------------------------------------------------------------------------------------------
                                                     EQUIPCO    INDUSTRIAL
                               AERIAL       BAT     RENTALS &     HOIST      LONE STAR                 PRO FORMA
                              PLATFORMS   RENTALS     SALES      SERVICES     RENTALS    SPRINTANK   ADJUSTMENTS(2)    PRO FORMA
                              ---------   -------   ---------   ----------   ---------   ---------   --------------    ---------
Rental revenues.............   $2,508     $ 4,755    $2,645       $1,827      $6,083      $6,833        $    --         $24,651
Rental equipment sales......      417       2,425       330           74         886          --             --           4,132
New equipment sales.........      454       2,639     1,479        1,338          --          --             --           5,910
Other.......................      134         286        28          820          --         327             --           1,595
                               ------     -------    ------       ------      ------      ------        -------         -------
Total revenues..............    3,513      10,105     4,482        4,059       6,969       7,160             --          36,288
                               ------     -------    ------       ------      ------      ------        -------         -------
Rental equipment expenses...      500         132       293          254          --       1,178           (348)(a)       2,009
Rental equipment
  depreciation..............      158       1,819       866          370       1,060       1,482           (889)(b)       4,866
Cost of rental equipment
  sales.....................      163       1,069       181           --         673          --             --           2,086
Cost of new equipment
  sales.....................      368       2,246     1,014          898          --          --             --           4,526
Direct operating expenses...      490       1,072       682        1,124       4,054         173            178(c)        7,773
                               ------     -------    ------       ------      ------      ------        -------         -------
Total cost of revenues......    1,679       6,338     3,036        2,646       5,787       2,833         (1,059)         21,260
                               ------     -------    ------       ------      ------      ------        -------         -------
Gross profit................    1,834       3,767     1,446        1,413       1,182       4,327          1,059          15,028
                               ------     -------    ------       ------      ------      ------        -------         -------
Selling, general and
  administrative expenses...      986       1,185     1,094          667         624       2,492              7(d)        7,055
Non-rental depreciation and
  amortization..............       74          68        92           26         163         111            805(e)        1,339
                               ------     -------    ------       ------      ------      ------        -------         -------
Operating income............      774       2,514       260          720         395       1,724            247           6,634
                               ------     -------    ------       ------      ------      ------        -------         -------
Other income (expense),
  net.......................       --         (18)      (18)          63         249          29            (48)(f)         257
Interest expense, net.......      (89)       (141)     (120)          (1)       (362)       (691)        (5,946)(g)      (7,350)
                               ------     -------    ------       ------      ------      ------        -------         -------
Income (loss) before income
  taxes.....................      685       2,355       122          782         282       1,062         (5,747)           (459)
Income taxes................      320          --        48          280          --          --           (832)(h)        (184)
                               ------     -------    ------       ------      ------      ------        -------         -------
Net income..................   $  365     $ 2,355    $   74       $  502      $  282      $1,062        $(4,915)        $  (275)
                               ======     =======    ======       ======      ======      ======        =======         =======
OTHER DATA:
Cash interest expense,
  net(3)....................                                                                                            $ 6,395
EBITDA(4)...................                                                                                             13,096

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31, 1996
                              --------------------------------------------------------------------------------------------------
                                                     EQUIPCO    INDUSTRIAL
                               AERIAL       BAT     RENTALS &     HOIST      LONE STAR                 PRO FORMA
                              PLATFORMS   RENTALS     SALES      SERVICES     RENTALS    SPRINTANK   ADJUSTMENTS(2)    PRO FORMA
                              ---------   -------   ---------   ----------   ---------   ---------   --------------    ---------
Rental revenues.............   $3,385     $ 6,328    $3,605       $2,695      $8,168      $9,172        $    --         $33,353
Rental equipment sales......      496       2,879       391           74       1,181          --             --           5,021
New equipment sales.........      693       3,547     1,805        1,572          --          --             --           7,617
Other.......................      172         386        31        1,214          --         426             --           2,229
                               ------     -------    ------       ------      ------      ------        -------         -------
Total revenues..............    4,746      13,140     5,832        5,555       9,349       9,598             --          48,220
                               ------     -------    ------       ------      ------      ------        -------         -------
Rental equipment expenses...      697         184       355          323          --       1,395           (576)(a)       2,378
Rental equipment
  depreciation..............      257       2,576     1,163          457       1,440       2,025         (1,430)(b)       6,488
Cost of rental equipment
  sales.....................      184       1,411       181           --         888          --             --           2,664
Cost of new equipment
  sales.....................      569       2,961     1,232        1,104          --          --             --           5,866
Direct operating expenses...      665       1,623       852        1,741       5,395         197            221(c)       10,694
                               ------     -------    ------       ------      ------      ------        -------         -------
Total cost of revenues......    2,372       8,755     3,783        3,625       7,723       3,617         (1,785)         28,090
                               ------     -------    ------       ------      ------      ------        -------         -------
Gross profit................    2,374       4,385     2,049        1,930       1,626       5,981          1,785          20,130
                               ------     -------    ------       ------      ------      ------        -------         -------
Selling, general and
  administrative expenses...    1,302       1,399     1,519        1,101         817       4,333         (1,367)(d)       9,104
Non-rental depreciation and
  amortization..............       74         109       123           29         169         145          1,136(e)        1,785
                               ------     -------    ------       ------      ------      ------        -------         -------
Operating income............      998       2,877       407          800         640       1,503          2,016           9,241
                               ------     -------    ------       ------      ------      ------        -------         -------
Other income (expense),
  net.......................       --         120       (37)           2         271          14            (56)(f)         314
Interest income (expense),
  net.......................     (124)       (196)     (143)           2        (530)       (891)        (7,918)(g)      (9,800)
                               ------     -------    ------       ------      ------      ------        -------         -------
Earnings before income
  taxes.....................      874       2,801       227          804         381         626         (5,958)           (245)
Income taxes................      353          --        92          289          --          --           (831)(h)         (97)
                               ------     -------    ------       ------      ------      ------        -------         -------
Net income..................   $  521     $ 2,801    $  135       $  515      $  381      $  626        $(5,127)        $  (148)
                               ======     =======    ======       ======      ======      ======        =======         =======
OTHER DATA:
Cash interest expense,
  net(3)....................                                                                                            $ 8,527
EBITDA(4)...................                                                                                             17,828

              NOTES TO SELECTED PRO FORMA COMBINED FINANCIAL DATA
                                 (IN THOUSANDS)

(1) NES has purchased the Acquired Businesses at various times in 1997. Information presented for each operating division represents results of the related Acquired Business prior to purchase by the Company. Information presented for the Company represents the actual results of the Company, including results of the Acquired Businesses following their acquisition by the Company.

(2) The adjustments assume the purchases of the Acquired Businesses, the consummation of the Initial Offering and the application of the net proceeds therefrom as if such transactions had occurred on the first day of the period presented:

          (a) Reflects the elimination of lease expense resulting from the termination of certain rental equipment leases which occurred with the purchase of the underlying equipment by the Company in conjunction with the acquisition of Aerial Platforms.

          (b) Pursuant to SEC reporting requirements, rental equipment depreciation has been derived utilizing the rental equipment asset values of each of the Acquired Businesses at the time of their acquisition in 1997, rather than utilizing values of rental equipment assets actually held by each of the Acquired Businesses in each of the historical periods presented. Reflects the increase (decrease) in rental equipment depreciation resulting from the application of the Company's depreciation policy rather than those of the former owners of the Acquired Businesses. In addition, reflects the increase in rental equipment depreciation resulting from the write-up of rental equipment assets to fair value arising from purchase accounting. The Company's depreciation policy provides for straight-line depreciation calculated over the estimated useful life of the underlying assets, while the Acquired Businesses used accelerated depreciation methods over useful lives consistent with tax prescribed useful lives. In addition, reflects the increase in rental equipment depreciation resulting from the purchase of equipment referred to in note (a) above.

          (c) Reflects the rent expense resulting from the Company's current lease terms as well as, in one instance, the increase in rent expense and corresponding decrease in depreciation expense and real estate tax expense resulting from the Company leasing rather than owning the related facility.

          (d) Reflects the decrease resulting from differentials between the compensation levels of former owners of the Acquired Businesses and the terms of the employment agreements entered into between certain of the former owners and the Company. In addition, reflects overhead attributable to the Company's corporate offices and senior management.

                                                                              NINE MONTHS ENDED
                                                               YEAR ENDED       SEPTEMBER 30,
                                                              DECEMBER 31,    ------------------
                                                                  1996         1996       1997
                                                              ------------    -------    -------
Selling, general and administrative expenses:
  Compensation differential...............................      $(2,730)      $(1,016)   $  (525)
  Corporate overhead......................................        1,363         1,023         --
                                                                -------       -------    -------
         Total............................................      $(1,367)      $     7    $  (525)

          (e) Pursuant to SEC reporting requirements, non-rental depreciation has been derived utilizing the property, plant and equipment values each of the Acquired Businesses at the time of their acquisition in 1997, rather than utilizing values of property, plant and equipment actually held by each of the Acquired Businesses in each of the historical periods presented. Reflects the decrease in non-rental depreciation resulting from the application of the Company's depreciation policy rather than those of the former owners of the Acquired Businesses. In addition, reflects the increase in non-rental depreciation resulting from the write-up of property, plant and equipment to fair value arising from purchase accounting. Also reflects amortization of goodwill calculated on a goodwill life of 40 years and amortization of non-compete agreements calculated on their contract terms of two to five years, in each case specifically related to the purchases of the Acquired Businesses.

          (f) Reflects discontinuation of unrelated businesses previously operated by the former owners of one of the Acquired Businesses.

          (g) Includes annual amortization of debt issuance costs and discounts of $571 incurred in connection with the Initial Offering and annual amortization of loan origination and other financing fees of $702 incurred in connection with the Credit Facility. Also includes unused line fees of 0.5% per annum incurred in connection with the Credit Facility. In addition, includes interest income from an investment of the $39,461 of assumed cash on hand after giving effect to the Initial Offering at an assumed rate of 5.0% per annum.

          (h) Reflects the income tax rate that would have been in effect if the Acquired Businesses had been combined and subject to a federal statutory rate of 34% and the applicable state statutory rate for each of the Acquired Businesses throughout the periods presented.

(3) Excludes annual amortization of debt issuance costs and discounts of $571 incurred in connection with the Initial Offering and annual amortization of loan origination and other financing fees of $702 incurred in connection with the Credit Facility.

(4) Reflects operating income plus other income (expense), net, before interest expense, net, income taxes, rental equipment depreciation and non-rental depreciation and amortization. EBITDA is not intended to represent cash flow from operations or net income as defined by generally accepted accounting principles and should not be considered as a measure of liquidity or an alternative to, or more meaningful than, cash flow from operations or net income as an indication of the Company's operating performance. EBITDA is included herein because management believes that certain investors find it useful in measuring the Company's ability to service its debt.

                       SELECTED HISTORICAL FINANCIAL DATA
                                 (IN THOUSANDS)

     The Company was founded in June 1996 to acquire and integrate equipment rental companies. In 1997, the Company acquired Aerial Platforms, BAT Rentals, Equipco Rentals & Sales, Industrial Hoist Services, Lone Star Rentals and Sprintank in separate transactions. The following data present the Company on an actual basis and include the results of the Acquired Businesses following their acquisition by the Company.

     The selected historical financial data for the period from inception (June 4, 1996) through December 31, 1996 and the nine months ended September 30, 1997 have been derived from the audited financial statements and notes thereto of the Company, which financial statements appear elsewhere in the Prospectus. Results for the nine months ended September 30, 1997 are not necessarily indicative of results that may be expected for the entire year.

     The selected historical financial data should be read in conjunction with the information contained in the "Selected Pro Forma Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and notes thereto and the individual financial statements and notes thereto of the Acquired Businesses included elsewhere herein.

                                                                             NINE MONTHS
                                                               JUNE 4 -         ENDED
                                                             DECEMBER 31,   SEPTEMBER 30,
                                                                 1996           1997
                                                             ------------   -------------
OPERATING DATA:
     Rental revenues........................................   $    --         $16,168
     Rental equipment sales.................................        --           2,111
     New equipment sales....................................        --           5,403
     Other..................................................        --           1,893
                                                               -------         -------
  Total revenues............................................        --          25,575
     Rental equipment expenses..............................        --           1,369
     Rental equipment depreciation..........................        --           3,143
     Cost of rental equipment sales.........................        --           1,416
     Cost of new equipment sales............................        --           4,116
     Direct operating expenses..............................        --           5,946
                                                               -------         -------
  Total cost of revenues....................................        --          15,990
                                                               -------         -------
  Gross profit..............................................        --           9,585
  Selling, general and administrative expenses..............       333           5,039
  Non-rental depreciation and amortization..................         3             758
                                                               -------         -------
  Operating income (loss)...................................      (336)          3,788
  Other income (expense), net...............................        --             (19)
  Interest income (expense), net............................         4          (2,439)
                                                               -------         -------
  Income (loss) before income taxes.........................      (332)          1,330
  Income tax expense (benefit)..............................      (137)            519
                                                               -------         -------
  Net income (loss).........................................   $  (195)        $   811
                                                               =======         =======
BALANCE SHEET DATA (AT PERIOD END):
  Rental equipment, net.....................................   $    --         $45,490
  Total assets..............................................       216          92,219
  Total debt................................................        --          58,144
  Total stockholders' equity................................       106          26,031

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                                 (IN THOUSANDS)

     The following discussion and analysis of the Company's results of operations, financial condition and liquidity should be read in conjunction with "Selected Pro Forma Combined Financial Data" and "Selected Historical Financial Data" and the Financial Statements and notes thereto included elsewhere herein.

GENERAL

     NES was founded in June 1996 to acquire and integrate businesses that specialize in the rental of specialty and general heavy equipment to industrial and construction end-users. Since that time, the Company has acquired six businesses in separate transactions, having completed its first acquisition in January 1997. The following discussion is presented as if the six acquisitions had been completed on the first day of the period discussed. Management believes that the Acquired Businesses and others that the Company will acquire will benefit from increased access to capital, the support of experienced and professional senior management, centrally coordinated purchasing and an increased emphasis on financial management. Therefore, the pro forma results discussed below do not necessarily represent the results of the Company had each of the Acquired Businesses been operated by the Company during that period.

     The pro forma results discussed have been adjusted to reflect: (i) selling, general and administrative expenses to reflect current compensation levels of former owners of the Acquired Businesses; (ii) depreciation expense to reflect the Company's depreciation policy; (iii) depreciation expense to reflect the effect of purchase accounting; (iv) amortization expense to reflect goodwill and non-compete covenants recorded during purchase accounting; (v) income tax expense to reflect the effect that would result if the Acquired Businesses had been combined and subject to an assumed federal statutory rate and the applicable state statutory rate for each of the Acquired Businesses throughout the periods presented; (vi) rent expense to reflect the Company's lease terms currently in effect, as well as in one instance the effect of the Company leasing rather than owning the related facility; and (vii) rent and depreciation expense to reflect the Company purchasing rental equipment previously under lease, all as more fully described in the notes to Selected Pro Forma Combined Financial Data. Management believes that these adjustments more accurately reflect the operating results and financial position of the Acquired Businesses had they been owned by the Company throughout the periods discussed.

     The Company's results of operations since December 31, 1996 have been affected by an increase in interest expense attributable to borrowings necessary to finance the purchase of the Acquired Businesses and the expansion of the rental fleet. Prior to acquisition by the Company in 1997, the Acquired Businesses were capital constrained and as a result had little indebtedness. Therefore, a comparison of interest expense (and items dependent on interest expense) for the periods presented is not meaningful and as a result is not included in the discussion of the Company's results of operations.

     The Company derives its revenues from four sources: (i) rental of equipment; (ii) rental equipment sales; (iii) new equipment sales; and (iv) the sale of complementary parts and services. The Company's primary source of revenue is the rental of equipment to industrial and construction end-users. The growth of rental revenues is dependent on several factors, including demand for rental equipment, the amount and quality of equipment available for rent, rental rates and general economic conditions. Revenues generated from the sale of used rental equipment are impacted by price, general economic conditions and the fleet maintenance programs conducted by the Company. Sales of new equipment are impacted by price and general economic conditions. Revenues from the sale of complementary parts and services are primarily affected by equipment rental and sales volumes.

     Cost of revenues consists primarily of rental equipment depreciation, the cost of new equipment, the net book value of rental equipment sold and other direct operating costs. Given the varied, and in some cases specialized, nature of its rental equipment, the Company utilizes a range of periods over which it depreciates its equipment on a straight line basis. On average, the Company depreciates its equipment over an estimated useful life of seven years with no residual value.

PRO FORMA RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, information derived from the pro forma consolidated statements of operations of the Company expressed as a percentage of total revenues.

                                                                                 NINE MONTHS
                                                                YEAR ENDED          ENDED
                                                               DECEMBER 31,     SEPTEMBER 30,
                                                              --------------    --------------
                                                              1995     1996     1996     1997
                                                              -----    -----    -----    -----
Rental revenues.............................................   65.6%    69.2%    67.9%    66.5%
Rental equipment sales......................................   10.8     10.4     11.4      8.9
New equipment sales.........................................   18.5     15.8     16.3     18.8
Other.......................................................    5.1      4.6      4.4      5.8
                                                              -----    -----    -----    -----
Total revenues..............................................  100.0    100.0    100.0    100.0

Cost of revenues............................................   63.2     58.2     58.6     56.9
                                                              -----    -----    -----    -----
Gross profit................................................   36.8     41.8     41.4     43.1

Selling, general and administrative expenses................   20.1     18.9     19.4     19.8
Non-rental depreciation and amortization....................    4.1      3.7      3.7      3.3
                                                              -----    -----    -----    -----
Operating income............................................   12.6     19.2     18.3     20.0

Pro Forma Combined Nine Months Ended September 30, 1997 as Compared to Pro Forma Combined Nine Months Ended September 30, 1996

     Revenues. Total revenues increased 13.4% to $41,145 for the nine months ended September 30, 1997 compared to $36,288 for the nine months ended September 30, 1996. Rental revenues were $27,381 for the nine months ended September 30, 1997, an 11.1% increase from $24,651 in the comparable 1996 period. This growth resulted from additions to the Company's rental fleet in order to meet customer demand plus continued increases in the rental of specialty equipment, partially offset by a slight decline in the Las Vegas market. Rental equipment sales decreased 11.0% to $3,677 for the nine months ended September 30, 1997 compared to $4,132 for the nine months ended September 30, 1996 as a result of increased rental demand and the Company's fleet management policy. New equipment sales were $7,713 for the nine months ended September 30, 1997 compared to $5,910 in the comparable 1996 period, an increase of 30.5%. The increase was due primarily to strong demand for general equipment in the Las Vegas market and strong demand for the Company's hoists.

     Gross Profit. Gross profit margin increased to 43.1% for the nine months ended September 30, 1997 from 41.4% in the comparable 1996 period. This margin improvement was primarily the result of increased sales of higher margin new hoists, partially offset by reduced margins on used equipment sold earlier in its depreciated life.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses totaled $8,141 or 19.8% of total revenues for the nine months ended September 30, 1997 as compared to $7,055 or 19.4% in the comparable 1996 period. The increase in expense was attributable to the fact that the Company hired financial controllers at five of the six Acquired Businesses, provided increased sales training and hired additional sales representatives to focus on sales to industrial customers.

     Non-rental depreciation and amortization. For the nine months ended September 30, 1997 and the nine months ended September 30, 1996, non-rental depreciation and amortization of $1,339 was calculated utilizing asset values of each of the Acquired Businesses at the time of their acquisition in 1997, rather than utilizing values of assets actually held by each of the Acquired Businesses in each of the historical periods presented, and as a result, such amount is identical.

     Operating Income. As a result of the foregoing, operating income increased to $8,240 or 20.0% of total revenues for the nine months ended September 30, 1997 from $6,634 or 18.3% of total revenues in the comparable 1996 period.

Pro Forma Combined Year Ended December 31, 1996 as Compared to Pro Forma Combined Year Ended December 31, 1995

     Revenues. Total revenues increased 11.0% to $48,220 in 1996 compared to $43,433 in 1995. Rental revenues were $33,353 in 1996, a 17.0% increase from $28,511 in 1995 due to significant growth in the rental of hoists and tanks as well as strong performances in the Atlanta and Las Vegas markets. Rental equipment sales were $5,021 in 1996, an increase of 7.0% from $4,694 in 1995 due to stronger demand in the Las Vegas market. New equipment sales were $7,617 in 1996 compared to $8,025 in 1995, a decline of 5.1%. This was primarily due to unusually strong demand for new equipment in Las Vegas in 1995 which normalized in 1996, partially offset by increased 1996 new equipment sales in Western Virginia.

     Gross Profit. Gross profit margin increased to 41.8% in 1996 from 36.8% in 1995. This increase was largely due to improved new equipment sales margins resulting from a change in strategy to focus on sales of higher margin items. In addition, a portion of the increase was due to the implementation of certain SEC reporting requirements as more fully described in note (b) to "Selected Pro Forma Combined Financial Data."

     Selling, General and Administrative Expenses. Selling, general and administrative expenses totaled $9,104 or 18.9% of total revenues in 1996 as compared to $8,739 or 20.1% in 1995. The decrease in expense as a percentage of total revenues was primarily attributable to the fact that the Company was able to maintain its fixed list base for the most part while increasing revenues.

     Non-rental depreciation and amortization. For 1996 and 1995, non-rental depreciation and amortization of $1,785 was calculated utilizing asset values of each of the Acquired Businesses at the time of their acquisition in 1997, rather than utilizing values of assets actually held by each of the Acquired Businesses in each of the historical periods presented, and, as a result, such amount is identical.

     Operating Income. As a result of the foregoing, operating income increased to $9,241 or 19.2% of total revenues in 1996 from $5,455 or 12.6% of total revenues in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary capital requirements are for the purchase of new rental equipment fleet and for acquisitions. The Company's other capital expenditures consist of the purchase of vehicles used for delivery and maintenance and property, plant and equipment. The Company purchases rental fleet throughout the year to replace equipment which has been sold as well as to maintain adequate levels of equipment to meet existing and new customer needs. Combined rental fleet purchases for the Company and the Acquired Businesses were $14,946, $14,006 and $17,236 in 1995, 1996 and for the first nine months of 1997, respectively. As the Company's business strategy continues to be implemented, rental fleet purchases are expected to increase. Expenditures for rental fleet are expected to be approximately $20,000 and $18,000 in 1997 and 1998, respectively.

     On an actual basis, for the year ended December 31, 1996 and for the nine months ended September 30, 1997, the Company's net cash (used in) provided by operations was $(269) and $5,990, respectively. On an actual basis, for the year ended December 31, 1996 and for the nine months ended September 30, 1997, the Company's net cash used in investing activities was $21 and $77,096, respectively. On an actual basis, for the year ended December 31, 1996 and for the nine months ended September 30, 1997, the Company's net cash provided by financing activities was $302 and $72,698, respectively. Net cash provided by financing activities consists of equity capital provided by GTCR Fund V and members of management, net borrowings under the Credit Facility and seller financing in connection with the purchase of certain of the Acquired Businesses. In connection with the Initial Offering, the Company repaid all indebtedness outstanding under the Credit Facility and the seller notes. The Credit Facility provides for a $100,000 line of credit, subject to calculation of the borrowing base, to meet acquisition and expansion needs as well as seasonal working capital and general corporate requirements. See "Description of Credit Facility."

     The Company believes that the Credit Facility, together with cash on hand from the Initial Offering and funds generated by the Company's operations, will provide the Company with sufficient liquidity and capital resources to pursue its business strategy at least through 1999, including the funding of working capital, capital expenditures and other needs.

EFFECT OF INFLATION

     Management believes that inflation has not had a material effect on the Company.

                                    BUSINESS

GENERAL

     NES is a leading participant in the growing and highly fragmented $16 billion equipment rental industry. NES specializes in the rental of specialty and general heavy equipment to industrial and construction end-users. The Company rents over 500 different types of machinery and equipment and distributes new equipment for nationally recognized original equipment manufacturers. The Company also sells used equipment as well as complementary parts, supplies and merchandise, and provides repair and maintenance services to its customers. NES is geographically diversified, with 16 locations in Alabama, Georgia, Louisiana, Nevada, Texas and Virginia, and is a leading competitor in each of the geographic markets it serves.

     Management believes that the Company offers one of the most modern and well maintained fleets of equipment in each of its markets. The Company's preventive maintenance program increases the dependability, useful life and resale value of its equipment. The Company rents and sells general industrial and construction equipment, such as aerial work platforms, air compressors, earth-moving equipment and rough-terrain forklifts. In addition, NES rents and sells specialty equipment, such as electric and pneumatic hoists and liquid storage tanks, to industrial customers. Revenues from industrial and construction end-users represented approximately 49.7% and 43.9%, respectively, of the Company's revenues for the twelve months ended September 30, 1997, on a pro forma basis.

     The Company's strategic objective is to continue to grow profitably in both existing and new markets by acquiring additional specialty and general equipment rental companies and by expanding the size and breadth of its equipment fleet. The Company routinely evaluates attractive markets for expansion where a leading position can be created by acquiring an existing business. Since its founding in June 1996, the Company has acquired and integrated six businesses as summarized below:

         DIVISION                         PRODUCTS                GEOGRAPHIC FOCUS   DATE ACQUIRED
--------------------------  ------------------------------------  -----------------  -------------
Industrial Hoist Services   Pneumatic and electric hoists         National           January 1997
Aerial Platforms            Aerial work platforms                 Atlanta, Georgia   February 1997
Lone Star Rentals           General equipment                     Gulf Coast         March 1997
BAT Rentals                 General equipment                     Las Vegas, Nevada  April 1997
Sprintank                   Liquid and specialized storage tanks  Gulf Coast         July 1997
Equipco Rentals & Sales     General equipment                     Western Virginia   July 1997

     NES is led by a senior management team with significant industry experience and an impressive track record of acquiring and integrating companies in the equipment rental industry. Previously, senior management of the Company was responsible for transforming the small equipment rental division of a large corporation into a leading competitor in the industry. The managers of the Company's operating divisions average over 16 years of industry experience. Senior management and members of the Company's operating management together have a meaningful ownership interest in NES. The Company also benefits from the financial expertise of GTCR, an established investment firm specializing in the consolidation of fragmented industries. GTCR Fund V, an affiliate of GTCR, is the Company's principal equity investor and has invested $24.5 million in NES since June 1996.

INDUSTRY OVERVIEW

     The equipment rental industry serves a wide variety of markets, including industrial, manufacturing, construction and governmental. Equipment available for rent ranges from heavy duty construction and industrial equipment to general tools and small equipment. Surveys conducted by the Associated Equipment Distributors indicate that industry rental revenues have grown in 11 of the past 12 years from approximately $1.1 billion in 1984 to approximately $15.9 billion in 1996, a compound annual growth rate of approximately 25%.

     Management believes that the equipment rental industry will continue to benefit from the trend among customers to outsource non-core operations in order to reduce their capital investment and minimize the downtime, maintenance, repair and storage costs associated with equipment ownership. While customers traditionally have rented equipment for specific purposes such as supplementing capacity during peak periods and in connection with special projects, customers are increasingly looking to rental operators to provide an ongoing, comprehensive supply of equipment, enabling such customers to benefit from the economic advantages and convenience of rental. According to a survey published in 1997 by The CIT Group, contractors intended to increase the percentage of equipment they rent without a purchase option to an estimated 15% of their total equipment requirements in 1997 from less than 5% in 1994.

     The highly fragmented equipment rental industry consists of a large number of relatively small independent businesses typically serving discrete local markets within 30 to 50 miles of the store location, and a small number of multi-location regional or national operators. According to Rental Equipment Register, there are more than 12,000 participants in the industry, with the largest 100 rental companies accounting for less than 20% of 1996 industry revenues. Management believes that the rental equipment industry offers substantial consolidation opportunities for large, well-capitalized equipment rental companies such as NES. Relative to smaller companies with only one or two rental locations, multi-regional operators such as NES benefit from a number of competitive advantages, including access to capital, the ability to offer a broader range of modern, high-quality equipment, standardized management information systems, volume purchasing discounts and the ability to service larger, multi-regional accounts. In addition, management believes that multi-regional operators are less affected by changes in local economic conditions.

BUSINESS STRATEGY

     Management believes that NES is well positioned to benefit from industry trends of growth and consolidation. The Company's objective is to increase its revenues and operating earnings by continuing to pursue its business strategy. The key components of this strategy are to: (i) acquire specialty and general equipment rental businesses; (ii) increase revenues from industrial customers;
(iii) maximize higher-margin rental revenues through efficient fleet management; and (iv) complement an entrepreneurial decentralized structure with professional management.

     Acquire Specialty and General Equipment Rental Businesses. The Company seeks to acquire strong specialty and general equipment rental businesses. The Company generally targets acquisition candidates that (i) have a strong local market share or participate in a high-growth market, (ii) are led by an experienced management team that will continue to manage the acquired business and invest equity capital in NES, (iii) provide opportunities to expand their customer base through better access to and employment of capital and (iv) generate a high percentage of revenues from rentals with a significant portion derived from industrial customers. The Company also seeks to acquire smaller businesses in locations already served by the Company that offer product lines or services that are complementary to those at existing locations. Since January 1997, the Company has completed six acquisitions. Management believes the highly fragmented equipment rental industry contains a significant number of businesses that fit the Company's acquisition profile.

     Increase Revenues from Industrial Customers. The Company is committed to increasing its revenues derived from industrial customers. Management believes that these revenues are more stable than revenues from construction customers due to the fact that industrial customers typically utilize rental equipment for ongoing and periodic maintenance work on their existing facilities as well as for material handling applications. The good condition and quality of such maintenance and material handling equipment are essential for industrial customers to avoid costly slowdowns or shutdowns. In addition, industrial customers tend to rent equipment for longer periods and use equipment under less severe conditions than contractors, thereby increasing the Company's equipment utilization and decreasing the Company's equipment maintenance costs. The Company intends to expand its industrial customer base by providing additional equipment and services to its existing industrial customers and establishing new relationships through its existing businesses as well as through acquisitions. For the twelve months ended September 30, 1997, on a pro forma basis, revenues derived from industrial end-users represented approximately 49.7% of the Company's total revenues.

     Maximize Higher-Margin Rental Revenues Through Efficient Fleet
Management. The Company is focused on maximizing higher-margin rental revenues by expanding fleet inventory, efficiently managing fleet inventory in order to maximize equipment utilization, optimizing fleet maintenance, and systematically evaluating the optimal timing of used equipment sales. The Company's acquisition targets have typically operated under capital constraints, which prevented them from purchasing rental equipment fleet sufficient to meet customer demand and resulted in lost revenue opportunities. In pursuing acquisitions, NES evaluates the target's customer base and fleet inventory and, if appropriate, provides capital to expand the equipment fleet and improve utilization, resulting in increased rental revenues.

     Complement an Entrepreneurial Decentralized Structure with Professional Management. The Company provides professional corporate management to its operating divisions while maintaining a decentralized operating structure in order to utilize the experience and relationships of its local managers. Local management is responsible for customer service, marketing strategies and business growth in its markets and is compensated based on the performance of its division. Local management is complemented and supported by a senior management team, which focuses on the execution of the Company's growth strategy, as well as corporate planning and financial reporting and analysis. In addition, senior management centrally coordinates purchasing in order to maximize purchase discounts.

PRODUCTS AND SERVICES

     The Company's primary business is the rental of equipment to industrial and construction end-users. In addition, to more fully service its customer base and leverage its fixed costs, the Company sells complementary parts, merchandise and rental equipment, acts as a distributor of new equipment on behalf of original equipment manufacturers and services the equipment it sells and rents.

     Equipment Rentals. The Company rents a broad selection of equipment ranging from large equipment such as aerial manlifts, forklifts, light earth-moving equipment and portable air compressors to small equipment such as hand tools to industrial and commercial construction customers. The Company is the leading renter of industrial hoists in the United States and the leading renter of portable storage tanks to the chemical and petrochemical industries in the Gulf Coast region. The Company's rental contracts range from a one-day rental contract for a small subcontractor to a multi-year contract for certain industrial customers, with an overall average rental period of 19 days. Four categories of equipment represented approximately 79.7% of the Company's total rental equipment fleet (based on original equipment cost) at September 30, 1997:
(i) mobile storage tanks (29.9%); (ii) aerial work platforms (24.9%); (iii) earth-moving equipment (16.2%); and (iv) hoists (8.7%). The mix of rental equipment at each of the Company's locations is a function of the demands of the local customer base and the focus of the local business. At September 30, 1997, the original equipment cost of the Company's rental fleet was approximately $60.1 million and the weighted average age of the Company's rental equipment fleet was approximately three years. Approximately 68.0% of the Company's total revenues for the twelve months ended September 30, 1997, on a pro forma basis, were derived from the rental of equipment.

     Sales of Rental Equipment. The Company routinely sells rental equipment to adjust the size and composition of its rental fleet to changing market conditions and as part of its ongoing commitment to maintain a new, top quality fleet. The Company achieves favorable sales prices for its rental equipment due to its strong preventive maintenance program and its practice of selling rental equipment before it becomes irreparable or obsolete. Senior management works with local operating management to optimize the timing of sales of rental equipment by taking into account maintenance costs, rental demand patterns and resale prices. The Company sells rental equipment to its existing rental customers, as well as to domestic and international used equipment buyers. For the twelve months ended September 30, 1997, on a pro forma basis, revenues from the sale of rental equipment accounted for approximately 8.6% of the Company's total revenues.

     Sales of New Equipment. The Company is a distributor for certain original equipment manufacturers, including JLG Industries, Inc., Condor (a division of TIME Manufacturing Company) and Terex Corp. (d/b/a Marklift) (aerial work platforms and booms), The Gradall Company and Tovel Mfg. (rough-terrain forklifts), Atlas-Copco Industrial Compressors, Inc. and Mitsui Inc. (d/b/a Airman) (air compressors), Mustang Manufacturing, Inc. (skid steer loaders), Thompson Pump & Manufacturing Co. (pumps), Multiquip Inc. (generators) and Komatsu Forklift USA, Inc. (industrial forklifts). The Company believes that the volume of its equipment purchases creates significant purchasing power with suppliers, which leads to favorable prices and terms on equipment purchased for its rental fleet and for sale as new equipment. The Company's ability to sell new equipment offers flexibility to its customers and enhances the Company's customer relations. Approximately 11.1% of the Company's total revenues for the twelve months ended September 30, 1997, on a pro forma basis, was derived from the sale of new equipment.

     Sales of Parts and Merchandise. The Company sells a wide range of parts and merchandise, including saw blades, drill bits, shovels, goggles, hard hats and other safety gear, as a complement to its core equipment rental business. These sales enable the Company to attract and retain customers by offering the convenience of "one-stop shopping." Revenues from the sale of parts and merchandise accounted for approximately 6.6% of the Company's total revenues, on a pro forma basis, for the twelve months ended September 30, 1997.

     Service and Repair. The Company provides repair and maintenance services in connection with the equipment it sells as a complement to its core business. Revenues generated from service and repairs accounted for approximately 5.7% of the Company's total revenues for the twelve months ended September 30, 1997, on a pro forma basis.

CUSTOMERS

     Management estimates that the Company currently has more than 5,000 customers, ranging from "Fortune 500" companies to small contractors. For the twelve months ended September 30, 1997, on a pro forma basis, no one customer accounted for more than 3.0% of the Company's total revenues, and the Company's top five customers represented less than 15.0% of total revenues. Customers look to the Company as an ongoing, comprehensive source of rental equipment because of the economic advantages and convenience of renting, as well as the high costs associated with equipment ownership. The Company's primary customer base can be classified by the following categories: (i) industrial, including manufacturers, petrochemical facilities, chemical companies, paper mills and public utilities and (ii) commercial and residential construction, repair and renovation, including contractors. In addition to maintaining its historically strong relationship with local customers, the Company is increasing its emphasis on larger national and multi-regional accounts. For the twelve months ended September 30, 1997, on a pro forma basis, industrial, construction and other customers accounted for approximately 49.7%, 43.9% and 6.4% of the Company's total revenues, respectively.

     Industrial. The Company's industrial customers, many of whom operate 24 hours per day, utilize the Company to outsource their equipment requirements to reduce the capital investment and minimize the ongoing maintenance, repair and storage costs associated with equipment ownership. Management believes that the Company is well-positioned to take advantage of the increasing trend among industrial customers to outsource equipment needs. In addition, the Company's specialty products, such as hoists and tanks, are tailored to meet the needs of industrial end-users. Management believes that given its multi-regional presence, NES is well positioned to increase its industrial revenue base. The Company intends to expand its industrial customer base by providing additional equipment and services to its existing industrial customers and establishing new relationships through its existing businesses as well as through acquisitions.

     Construction. The Company's construction customers include "Fortune 500" companies, national and regional contractors and subcontractors involved in construction projects such as (i) chemical plants and other manufacturing facilities, (ii) roads, bridges and highways, (iii) schools, hospitals and airports, and (iv) residential developments and apartment buildings. According to a survey published in 1997 by The CIT Group, contractors intended to increase the percentage of equipment they rent without a purchase option to an estimated 15% of their total equipment requirements in 1997 from an estimated 5% in 1994. Management believes the Company is a leading supplier of rental equipment to contractors in its markets and is well positioned to benefit from any increased rental of equipment by such customers.

OPERATIONS

     The Company's equipment rental yards typically include: (i) a customer service center and showroom displaying selected rental equipment, new equipment offered for sale and related merchandise; (ii) an equipment service area; and (iii) equipment storage facilities. Each rental center is staffed by an average of approximately 18 employees, including a manager, an assistant manager, sales assistants, back office clerks, truck drivers, mechanics and yard personnel. The rental center employees' knowledge of the equipment enables them to recommend the best equipment for a customer's particular application. Each rental center manager is responsible for all aspects of the center's operation, including establishing rental rates, selecting equipment and determining employee compensation at such location. The Company's rental center managers have an average of 16 years of industry experience.

SALES

     The Company offers rental equipment and related services primarily through its 41 member sales force, consisting of nine sales managers who oversee 32 sales representatives. The sales force at each location is knowledgeable about all of the services and products provided at that location. Sales managers and representatives regularly call on contractors' job sites and industrial facilities in their sales territories, often assisting customers in planning for their equipment requirements. The Company also provides its sales force with extensive training, including frequent in-house training by supplier representatives, regarding the operating features and maintenance requirements of its equipment. Members of the Company's sales force generally earn commissions on all equipment rentals and sales that they generate.

PURCHASING AND SUPPLIERS

     Management believes that, as a result of the Company's size, it is able to purchase equipment directly from manufacturers at favorable prices. The Company has developed strong relationships with many leading original equipment manufacturers, including JLG Industries, Inc., Condor (a division of TIME Manufacturing Company), Terex Corp. (d/b/a Marklift), The Gradall Company, Tovel Mfg., Atlas-Copco Industrial Compressors, Inc., Mitsui Inc. (d/b/a Airman), Mustang Manufacturing, Inc., Thompson Pump & Manufacturing Co., Multiquip, Inc. and Komatsu Forklift USA, Inc., and operates as a distributor for certain lines of equipment in several of its markets. The Company intends to acquire businesses that are distributors for other vendors, thus allowing the Company to purchase from additional sources. During the twelve months ended September 30, 1997, on a pro forma basis, the Company purchased approximately $21.3 million of rental equipment, of which approximately 50.0% was obtained from its top five suppliers. No single supplier accounted for more than 15.0% of the Company's total purchases. The Company believes it could readily replace any of its suppliers if necessary.

LOCATIONS AND PROPERTIES

     The Company's properties (all of which are leased) are identified in the table below. The Company's properties typically include an outside storage yard and a small building containing offices, a maintenance center and, in certain locations, a retail showroom. The Company also leases approximately 1,400 square feet of office space for its corporate headquarters in Evanston, Illinois. The Company's interests in each of these leases secure borrowings under the Credit Facility.

            DIVISION                         LOCATIONS               CURRENT LEASE EXPIRATION DATE(1)
--------------------------------  -------------------------------    --------------------------------
Aerial Platforms                  Norcross, Georgia                  May 1998
BAT Rentals                       Las Vegas, Nevada                  October 1998
Equipco Rentals & Sales           Harrisonburg, Virginia             July 2002
Industrial Hoist Services         Brazoria, Texas                    January 1999
Lone Star Rentals                 Corpus Christi, Texas              March 2002
                                  Houston, Texas (North Shepherd)    March 2002
                                  Houston, Texas (State Hwy.)        March 2002
                                  Humble, Texas                      March 2002
                                  Pasadena, Texas                    March 2002
Sprintank                         Mobile, Alabama                    April 1999
                                  St. Gabriel, Louisiana             June 2007
                                  Sulphur, Louisiana                 August 1998
                                  Beaumont, Texas                    December 1997
                                  Clute, Texas                       August 2000
                                  Corpus Christi, Texas              June 2002
                                  Houston, Texas (Conrad Sauer)      (2)

---------------
(1) The Company has renewal options on most of these leases. Management believes that all of these leases can be readily replaced at similar terms.

(2) The lease for such property will continue on a month to month basis until terminated (i) by the Company upon thirty days prior notice or (ii) by the lessor upon six months prior notice.

COMPETITION

     The equipment rental industry is highly fragmented and competitive. Many of the markets in which the Company operates are served by numerous competitors, ranging from national and multi-regional companies such as Hertz Equipment Rental Corporation (an affiliate of Ford Motor Company), U.S. Rentals, Inc., Rental Services Corporation and Prime Services, Inc., to small, independent businesses with a limited number of locations. Management believes that participants in the equipment rental industry compete on the basis of availability and quality of equipment, service, delivery, time and price. Geographic territories for competition are usually limited to 50 to 75 miles due to servicing requirements and transportation costs of the equipment. Certain specialized equipment renters, such as Industrial Hoist Services, compete on a larger regional or national basis. In general, management believes that national and multi-regional operators, such as the Company, enjoy substantial competitive advantages over small, independent rental businesses that cannot afford to maintain the comprehensive rental equipment fleet and high level of maintenance and service that the Company offers. See "Risk Factors -- Competition."

EMPLOYEES

     At September 30, 1997, the Company had a total of 299 employees, of which 108 were salaried and 191 were hourly personnel. The Company's work force is not unionized, and management believes that its relationship with employees is excellent. The Company is committed to, and has realized significant benefits from, its formal employee training programs. Management believes that this investment in training and safety awareness programs for employees is a competitive advantage that positions the Company to be responsive to customer needs.

GOVERNMENTAL AND ENVIRONMENTAL REGULATION

     The Company's facilities are subject to various evolving federal, state and local environmental requirements, including those relating to discharges to air, water and land, the handling and disposal of solid and hazardous waste and the cleanup of properties affected by hazardous substances. Certain environmental laws impose substantial penalties for noncompliance, and others, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, impose strict, retroactive, joint and several liability upon persons responsible for releases of hazardous substances.

     In connection with its corporate acquisitions, the Company usually obtains environmental assessments from independent environmental consultants. These assessments generally consist of a site visit, historical record review, interviews with key personnel and preparation of a report. The purpose of the consultant's work is to identify potential environmental conditions or compliance issues associated with the subject property and operations. Based on these assessments, the Company believes that its operations have been and are operated in substantial compliance with environmental requirements and that it has no material liabilities arising under environmental requirements. Some risk of environmental liability is inherent in the nature of the Company's business, however, and the Company might in the future incur material costs to meet current or more stringent compliance, cleanup or other obligations pursuant to environmental laws.

     The Company is currently evaluating whether it must take additional steps at some locations to ensure compliance with certain environmental laws, including those relating to the discharge of stormwater and wastewater from the washing of vehicles and other equipment. The Company does not believe any costs associated with these efforts will have a material adverse effect on the Company's operating results or financial position.

     The Company dispenses petroleum products from aboveground and underground storage tanks located at some locations that it operates. The Company maintains an environmental compliance program designed to minimize the potential for leaks and spills, to ensure proper maintenance of records and to keep track of the regular testing and monitoring of tank systems. There can be no assurance, however, that these tank systems have been or will at all times remain free from leaks or that the use of these tanks has not or will not result in spills or other releases. The Company does not believe that the presence or operation of these tanks will have a material adverse effect on the Company's operating results or financial position.

     The Company uses hazardous substances, such as solvents, to clean and maintain its rental equipment fleet and generates wastes, such as used motor oil, radiator fluid and solvents, that are stored on site and disposed of at off-site locations. Under various environmental laws, the Company could be liable for contamination at sites where hazardous substances used in its operations have been disposed of or otherwise released.

     Each of the Company's locations operates at least one service shop that inspects and repairs equipment when it is returned by customers. Such inspection and repair is conducted in accordance with standard operating procedures designed to minimize risks associated with the release of hazardous substances. In addition, the Company's standard rental contracts provide that the customer is responsible for violations of environmental laws or environmental liabilities that arise during the rental period or because of the customer's conduct.

     The Company believes that its compliance with environmental laws has not had a material adverse effect on the Company's operating results, financial condition or competitive position to date. See "Risk Factors -- Environmental Liabilities."

LEGAL PROCEEDINGS

     From time to time, the Company has been and is involved in various legal proceedings, all of which management believes are routine in nature and incidental to the conduct of its business. The ultimate legal and financial liability of the Company with respect to such proceedings cannot be estimated with certainty, but the Company believes, based on its examination of such matters, that none of such proceedings, if determined adversely to the Company, would have a material adverse effect on the financial condition or results of operations of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of October 31, 1997 with respect to the directors and officers of the Company and each of the Subsidiary Guarantors. Officers of the Company and each of the Subsidiary Guarantors serve at the discretion of the respective board of directors.

               NAME                 AGE                      POSITIONS
               ----                 ---                      ---------
Kevin Rodgers.....................  47    Director of the Company, NES Acquisition Corp.
                                          ("NES Acquisition"), BAT Acquisition Corp.
                                          ("BAT"), Aerial Platforms Inc. ("Aerial") and
                                          MST Enterprises, Inc. ("MST"), Chief Executive
                                          Officer of NES Acquisition and MST, Chief
                                          Executive Officer and President of the Company,
                                          BAT and Aerial Platforms
Carl Thoma........................  49    Director of the Company, NES Acquisition, BAT,
                                          Aerial and MST
William Kessinger.................  31    Director of the Company, NES Acquisition, BAT,
                                          Aerial and MST
Ronald St. Clair..................  60    Director of the Company
Paul Ingersoll....................  31    Vice President and Secretary of the Company,
                                          Vice President, Secretary and Treasurer of NES
                                          Acquisition, BAT, Aerial and MST
Dennis O'Connor...................  47    Chief Financial Officer of the Company, NES
                                          Acquisition, BAT, Aerial and MST
James Kowalik.....................  40    Vice President, Industrial Hoist Services
                                          Division, of NES Acquisition
James Horsley.....................  45    Vice President, Lone Star Rentals Division, of
                                          NES Acquisition
Joseph Swinbank...................  45    Vice President, Sprintank Division, of NES
                                          Acquisition
Herbert Butler....................  58    Vice President, BAT Rentals Division, of BAT
Carter Wilson.....................  43    Vice President, Aerial Platforms Division, of
                                          Aerial
Marc Trubitz......................  52    Vice President, Equipco Rental & Sales Division,
                                          of MST

     The Company's by-laws provide that the size of the Board shall be fixed from time to time by resolution of the Board and that vacancies on the Board may be filled by the remaining directors. The Board currently consists of four directors. The Stockholders Agreement provides that GTCR Fund V has the right to designate all but one of the members of the Board of Directors of the Company and to increase the size of the Board. See "Certain Relationships and Related Transactions -- Stockholders Agreement and Registration Agreement."

     Kevin Rodgers. Mr. Rodgers has been President, Chief Executive Officer and a director of the Company since he founded the Company with GTCR Fund V in June 1996. Prior thereto, Mr. Rodgers served as Chief Executive Officer of Brambles Equipment Services, Inc. and Brambles Records Management, Inc. from 1991 to June 1996. From 1991 to 1996, Mr. Rodgers also held the position of Executive Director of Brambles USA, a subsidiary of Brambles Industries Limited, an Australian public company with worldwide revenues of over US $2.5 billion. From 1979 to 1990, Mr. Rodgers held several positions at Morgan Equipment Company, a privately held heavy equipment dealership with worldwide sales of approximately $300 million, including Chief Executive Officer of Morgan Equipment's Australian operations from 1986 to 1990.

     Dennis O'Connor. Mr. O'Connor has been Chief Financial Officer of the Company since August 1996. Prior thereto, Mr. O'Connor served as Chief Financial Officer of Brambles Equipment Services, Inc. from

November 1991 to August 1996, where Mr. O'Connor directed the financial and administrative functions for its seven operating divisions and assisted in operations management. From May 1986 to May 1990, Mr. O'Connor held various positions at Morgan Equipment Company, including Chief Financial Officer and General Manager.

     Paul Ingersoll. Mr. Ingersoll has been Vice President and Secretary of the Company since June 1996. Prior thereto, Mr. Ingersoll served as Assistant to the Executive Director of Brambles USA from March 1992 to May 1996 and as Financial Analyst from November 1989 to March 1992. During his tenure at Brambles, Mr. Ingersoll closed 19 acquisitions related to equipment services and records management.

     Carl Thoma. Mr. Thoma has served as a director of the Company since its founding in June 1996. Mr. Thoma founded and has been a Principal and General Partner with GTCR in Chicago, Illinois, since 1980 and has been the Managing Partner of GTCR since 1993. Mr. Thoma is also a director of Global Imaging, Inc., ITI Marketing Services, PageNet Inc. and U.S. Security Associates, Inc.

     William Kessinger. Mr. Kessinger has served as a director of the Company since its founding in June 1996. Mr. Kessinger joined GTCR in May 1995 and became a Principal in September 1997. Prior thereto, Mr. Kessinger was a Principal with The Parthenon Group from July 1994 to May 1995. From August 1992 to June 1994, Mr. Kessinger attended Harvard Business School and received his MBA. Prior to that time, Mr. Kessinger served as an Associate with Prudential Asset Management Asia from August 1988 to June 1992. Mr. Kessinger is also a director of Answerthink Consulting Group, Inc., Capitol Office Products, Inc., Excaliber, Inc., Global Imaging, Inc. and Users, Inc.,

     Ronald St. Clair. Mr. St. Clair has served as a director of the Company since October 1997. Mr. St. Clair founded High Reach Equipment, an aerial platform rental company headquartered in Baton Rouge, Louisiana. In 1993, Mr. St. Clair sold High Reach Equipment to Brambles Equipment Services, Inc. In 1994, Mr. St. Clair retired from High Reach Equipment.

     James Kowalik. Mr. Kowalik was Vice President of Brazos Rental & Tool, Inc., Industrial Crane Maintenance Systems, Inc. and Safe Work Load Products, Inc. (collectively, the "Industrial Hoist Businesses") since he co-founded the Industrial Hoist Businesses in 1983. As Vice President, Mr. Kowalik directed the growth of the Industrial Hoist Businesses into a leading hoist rental and maintenance company with the largest fleet of hoists in the United States. Mr. Kowalik became Vice President of the Industrial Hoist Services Division of NES Acquisition after the Company acquired the Industrial Hoist Businesses in January 1997 and continues to oversee its daily operations.

     James Horsley. Mr. Horsley was President of Lone Star Rentals, Inc. ("Lone Star") since he founded Lone Star in 1982. As President, Mr. Horsley managed Lone Star's significant revenue growth and consistent profitability and increased the number of Lone Star's locations from one to five. Mr. Horsley became Vice President of the Lone Star Rentals Division of NES Acquisition after the Company's acquisition of Lone Star in March 1997 and continues to manage its daily operations. Prior to founding Lone Star, Mr. Horsley held various positions at Grace Equipment Company, including Operations Manager, and was involved with several other rental equipment companies.

     Joseph Swinbank. Mr. Swinbank has served as Vice President of the Sprintank Division of NES Acquisition since its acquisition by the Company in July 1997. Mr. Swinbank served as President of Sprint Industrial Services, Inc., the former parent of Sprintank, from 1990 to 1996, and served as Chief Executive Officer from 1996 until the Company's acquisition of Sprintank. Mr. Swinbank has been involved in the formation of several companies in the Houston area, including Rustin Transportation. He has previous experience with environmental companies and other construction-related and industrial companies.

     Herbert Butler. Mr. Butler was General Manager of BAT Rentals, Inc. ("BAT") for nearly seven years and has been with BAT for nearly 25 years. Mr. Butler assisted BAT's former owner, Paul Bronken, with building BAT into one of the largest construction rental equipment companies in the Las Vegas area. Mr. Butler became Vice President of the BAT Rentals Division of BAT after the Company's acquisition of BAT in April 1997 and continues to manage its daily operations.

     Carter Wilson. Mr. Wilson served as President of Aerial Platforms, Inc. ("Aerial") from the time he founded Aerial in 1984 until its acquisition by the Company in February 1997. As President, Mr. Wilson managed and grew Aerial into the third largest platform company in the Atlanta metropolitan area. Mr. Wilson became Vice President of the Aerial Platforms Division of Aerial after the Company's acquisition of Aerial in February 1997 and continues to manage its daily operations.

     Marc Trubitz. Mr. Trubitz served as President of MST Enterprises, Inc. (d/b/a Equipco Rentals & Sales Company) from the time he co-founded MST in 1978 until its acquisition by the Company in July 1997. As President, Mr. Trubitz directed MST into a leading equipment rental company in Western Virginia. Mr. Trubitz became Vice President of the Equipco Rentals & Sales Division of MST after the Company's acquisition of MST in July 1997 and continues to manage its daily operations.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or its subsidiaries are not entitled to receive any fees for serving as directors. Non-employee directors of the Company do not receive cash fees for serving as directors, except for Mr. St. Clair who receives an annual fee of $40,000. All directors are reimbursed for out-of-pocket expenses related to their service as directors.

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation of executive officers of the Company will be determined by the Board of Directors of the Company. The following table sets forth information regarding the compensation paid or accrued by the Company to the Chief Executive Officer and each of the Company's other executive officers (the "Named Executive Officers") for services rendered to the Company in all capacities during 1996.

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                              ---------------------------------   -----------------------------------
                                                                           AWARDS             PAYOUTS
                                                                  -------------------------   -------
                                                                  RESTRICTED    SECURITIES                  ALL
                                                   OTHER ANNUAL     STOCK       UNDERLYING     LTIP        OTHER
NAME AND PRINCIPAL            SALARY      BONUS    COMPENSATION     AWARDS     OPTIONS/SARS   PAYOUTS   COMPENSATION
POSITION               YEAR     ($)        ($)         ($)           ($)           (#)          ($)         ($)
------------------     ----   -------    -------   ------------   ----------   ------------   -------   ------------
Kevin Rodgers(1).....  1996   131,250(2)      --          --            --            --          --           --
  President, Chief
  Executive Officer
    and Director
Dennis O'Connor(3)...  1996    44,015(4)      --          --            --            --          --       30,741(5)
  Chief Financial
  Officer
Paul Ingersoll(6)....  1996    52,464(7)      --          --            --            --          --           --
  Vice President and
  Secretary

---------------
(1) Mr. Rodgers became an employee of the Company effective June 4, 1996.

(2) The amount shown includes $43,750 of accrued salary paid in 1997 pursuant to Mr. Rodgers' employment agreement upon the Company's acquisition of equipment rental businesses meeting certain financial criteria.

(3) Mr. O'Connor became an employee of the Company effective August 19, 1996.

(4) The amount shown includes $10,909 of accrued salary paid in 1997 pursuant to Mr. O'Connor's employment agreement upon the Company's acquisition of equipment rental businesses meeting certain financial criteria.

(5) The amount shown represents reimbursement for relocation and moving expenses.

(6) Mr. Ingersoll became an employee of the Company effective June 4, 1996.

(7) The amount shown includes $13,116 of accrued salary paid in 1997 pursuant to Mr. Ingersoll's employment agreement upon the Company's acquisition of equipment rental businesses meeting certain financial criteria. In addition, the amount shown includes $5,797 of salary paid by the Company for work Mr. Ingersoll performed for GTCR prior to June 4, 1996 to prepare for the organization and formation of the Company.

MANAGEMENT EMPLOYMENT AGREEMENTS

     Kevin Rodgers. Mr. Rodgers is party to a senior management agreement with the Company dated as of June 4, 1996, as amended on December 31, 1996. Under the agreement, Mr. Rodgers will receive an annual base salary of $225,000, which amount shall be reviewed (but not reduced) annually by the Board in its sole discretion. Mr. Rodgers will be eligible for a bonus of up to 50% of his base salary, which the Board anticipates awarding if Mr. Rodgers meets or exceeds annual operational and financial objectives agreed to by the Board and Mr. Rodgers. If the Company has not met or exceeded its financial or operational objectives, the Board in its discretion may award Mr. Rodgers a bonus of less than 50% of his base salary. Mr. Rodgers will also be entitled to all other benefits as are approved by the Board and made available to the Company's senior management.

     Under the agreement, Mr. Rodgers purchased 96 shares of Class B Common Stock at a price of $10 per share. In addition, under the agreement, Mr. Rodgers agreed to purchase (upon consummation of certain additional investments by GTCR Fund V in the Company) up to an additional 7,904 shares of Class B Common Stock at a price of $10 per share; provided that Mr. Rodgers was entitled to purchase all or any portion of such shares at a price of $10 per share at such earlier time as Mr. Rodgers determined. Mr. Rodgers purchased all 7,904 of such additional shares in January 1997. All shares of Class B Common Stock owned by Mr. Rodgers will vest over a five-year period beginning March 1997.

     Mr. Rodgers' employment with the Company will continue until terminated by the resignation, death or disability of Mr. Rodgers or by the Board in its good faith judgment that termination of Mr. Rodgers' employment is in the best interests of the Company. In the event Mr. Rodgers' employment is terminated (i) by the Company without cause, (ii) by Mr. Rodgers with good reason or (iii) as a result of Mr. Rodgers' death or disability, until the end of the six-month period commencing on the date of his termination, the Company shall pay to Mr. Rodgers (or his estate) his annual base salary and allow Mr. Rodgers to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall have the option to extend the severance period to the second anniversary of the date of termination, during which period the Company shall pay to Mr. Rodgers (or his estate) his annual base salary and allow Mr. Rodgers to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. Mr. Rodgers has agreed not to compete with the Company during the term of his employment and for six months thereafter and during the extended period (if any) and has agreed not to solicit any employees or customers of the Company during the two years following the date of termination of his employment.

     Dennis O'Connor. Mr. O'Connor is party to a senior management agreement with the Company dated as of December 31, 1996. Under the agreement, Mr. O'Connor will receive an annual base salary of $125,000, which amount shall be reviewed (but not reduced) annually by the Company's Chief Executive Officer with the approval of the Board in its sole discretion. Mr. O'Connor will also be entitled to all other benefits as are approved by the Board and made available to the Company's senior management.

     Under the agreement, Mr. O'Connor purchased 24 shares of Class B Common Stock at a price of $10 per share. In addition, under the agreement, Mr. O'Connor agreed to purchase (upon consummation of certain additional investments by GTCR Fund V in the Company) up to an additional 1,976 shares of Class B Common Stock at a price of $10 per share; provided that Mr. O'Connor was entitled to purchase all or any portion of such shares at a price of $10 per share at such earlier time or times as Mr. O'Connor determined.

Mr. O'Connor purchased all 1,976 of such additional shares in January 1997. All shares of Class B Common Stock owned by Mr. O'Connor will vest over a five-year period beginning March 1997.

     Mr. O'Connor's employment with the Company will continue until terminated by the resignation, death or disability of Mr. O'Connor or by the Board in its good faith judgment that termination of Mr. O'Connor's employment is in the best interests of the Company. In the event Mr. O'Connor's employment is terminated
(i) by the Company without cause, (ii) by Mr. O'Connor with good reason or (iii) as a result of Mr. O'Connor's death or disability, until the end of the six-month period commencing on the date of his termination, the Company shall pay to Mr. O'Connor (or his estate) his annual base salary and allow Mr. O'Connor to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall have the option to extend the severance period to the second anniversary of the date of termination, during which period the Company shall pay to Mr. O'Connor (or his estate) his annual base salary and allow Mr. O'Connor to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. Mr. O'Connor has agreed not to compete with the Company during the term of his employment and for six months thereafter and during the extended period (if any) and has agreed not to solicit any employees or customers of the Company during the two years following the date of termination of his employment.

     Paul Ingersoll. Mr. Ingersoll is party to a senior management agreement with the Company dated as of June 4, 1996, as amended on December 31, 1996. Under the agreement, Mr. Ingersoll will receive an annual base salary of $80,000, which amount shall be reviewed (but not reduced) annually by the Company's Chief Executive Officer with the approval of the Board in its sole discretion. Mr. Ingersoll will also be entitled to all other benefits as are approved by the Board and made available to the Company's senior management.

     Under the agreement, Mr. Ingersoll purchased 12 shares of Class B Common Stock at a price of $10 per share. In addition, under the agreement, Mr. Ingersoll agreed to purchase (upon consummation of certain additional investments by GTCR Fund V in the Company) up to an additional 988 shares of Class B Common Stock at a price of $10 per share; provided that Mr. Ingersoll was entitled to purchase all or any portion of such shares at a price of $10 per share at such earlier time or times as Mr. Ingersoll determined. Mr. Ingersoll purchased all 988 of such additional shares in January 1997. All shares of Class B Common Stock owned by Mr. Ingersoll will vest over a five-year period beginning March 1997.

     Mr. Ingersoll's employment with the Company will continue until terminated by the resignation, death or disability of Mr. Ingersoll or by the Board in its good faith judgment that termination of Mr. Ingersoll's employment is in the best interests of the Company. In the event Mr. Ingersoll's employment is terminated (i) by the Company without cause, (ii) by Mr. Ingersoll with good reason or (iii) as a result of Mr. Ingersoll's death or disability, until the end of the six-month period commencing on the date of his termination, the Company shall pay to Mr. Ingersoll (or his estate) his annual base salary and allow Mr. Ingersoll to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall have the option to extend the severance period to the second anniversary of the date of termination, during which period the Company shall pay to Mr. Ingersoll (or his estate) his annual base salary and allow Mr. Ingersoll to continue to participate in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. Mr. Ingersoll has agreed not to compete with the Company during the term of his employment and for six months thereafter and during the extended period (if any) and has agreed not to solicit any employees or customers of the Company during the two years following the date of termination of his employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1996, the Company had no compensation committee or other committee of the Board performing similar functions. Accordingly, decisions concerning compensation of executive officers were made by the entire Board. Other than Kevin Rodgers, there were no officers or employees of the Company who participated in deliberations concerning such compensation matters.

401(K) PROFIT SHARING PLAN

     The Company maintains a savings plan (the "Savings Plan") qualified under
Section 401(a) and 401(k) of the Internal Revenue Code. Generally, all employees of the Company in the United States who are at least 21 years of age and who have completed six months of service are eligible to participate in the Savings Plan. For each employee who elects to participate in the Savings Plan and makes a contribution thereto, the Company makes a matching contribution of 50% of the first 5% of annual compensation contributed. The maximum contribution for any participant for any year is the maximum amount permitted under Internal Revenue Code.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of October 31, 1997 by (i) each stockholder known by the Company to own beneficially five percent or more of the outstanding shares of the Company's Common Stock, (ii) each current director of the Company, (iii) each Named Executive Officer of the Company and (iv) all directors of the Company and executive officers of the Company as a group. As of October 31, 1997, there were 25,011 shares of Class A Common Stock and 89,900 shares of Class B Common Stock outstanding. To the knowledge of the Company, each stockholder has sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote. Unless otherwise indicated, the business address of each person is the Company's corporate address.

                                                 CLASS A COMMON STOCK(A)       CLASS B COMMON STOCK(A)
                                                --------------------------    --------------------------
                                                NUMBER OF SHARES   PERCENT    NUMBER OF SHARES   PERCENT
                                                ----------------   -------    ----------------   -------
GTCR Fund V(b)................................       23,750         95.0%          75,000         83.4%
Kevin Rodgers.................................           --           --            8,000          8.9%
Dennis O'Connor...............................           --           --            2,000          2.2%
Paul Ingersoll................................           --           --            1,000          1.1%
Carl Thoma(c).................................       23,750         95.0%          75,000         83.4%
William Kessinger(c)..........................       23,750         95.0%          75,000         83.4%
Ronald St. Clair..............................           97          *                300          *
All Directors and Executive Officers as a
  Group (12 persons)(c).......................       24,494         97.9%          88,550         98.5%

---------------
 *  Less than one percent.

(a) See note 9 to the Consolidated Financial Statements of NES included elsewhere herein.

(b) The address of GTCR Fund V is 6100 Sears Tower, Chicago, Illinois 60606.

(c) Includes 23,750 shares of Class A Common Stock and 75,000 shares of Class B Common Stock held by GTCR Fund V, of which GTCR V, L.P. is the general partner. Each of Messrs. Thoma and Kessinger is a principal of GTCR, the general partner of GTCR V, L.P., and therefore may be deemed to share investment and voting control over the shares of Common Stock held by GTCR Fund V. Each of Messrs. Thoma and Kessinger disclaims beneficial ownership of the shares of Common Stock owned by GTCR Fund V. The address of each of these holders is 6100 Sears Tower, Chicago, Illinois 60606.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN LOANS TO EXECUTIVES

     The Company loaned $64,000 to Mr. Rodgers, $20,000 to Mr. O'Connor and $10,000 to Mr. Ingersoll pursuant to promissory notes (the "Executive Notes") to finance their purchase of the Company's securities. See "Business -- Management Employment Agreements." Each of the Executive Notes is secured by a pledge of the securities purchased with such Executive Note pursuant to an Executive Stock Pledge Agreement between the Company and each of Messrs. Rodgers, O'Connor and Ingersoll. The Executive Notes bear interest at a rate per annum equal to the applicable federal rate as set forth in Section 1274(d) of the Internal Revenue Code of 1986, as amended. The principal amount of the Executive Notes and all interest accrued thereon mature in part on June 4, 2006, with the remainder maturing on January 6, 2007. The Executive Notes may be prepaid in full or in part at any time.

PROFESSIONAL SERVICES AGREEMENT

     The Company has a Professional Services Agreement (the "Professional Services Agreement") with GTCR pursuant to which GTCR provides financial and management consulting services to the Company. Under the Professional Services Agreement, GTCR receives an annual management fee of $200,000 (plus reimbursement of out-of-pocket expenses) and a fee of 1% of the amount of debt or equity capital raised by the Company from any source, for their assistance in obtaining such capital. GTCR agreed to waive the fee which was payable upon consummation of the Initial Offering. For the year ended December 31, 1996 and through September 30, 1997, the Company had paid or accrued $417,238 and $580,000, respectively, in fees under the Professional Services Agreement. The Professional Services Agreement will be terminated automatically upon GTCR Fund V ceasing to own at least 10% of the Company's Common Stock.

STOCKHOLDERS AGREEMENT AND REGISTRATION AGREEMENT

     The Company and its stockholders entered into a Stockholders Agreement dated as of June 4, 1996 (the "Stockholders Agreement") which (i) provides for the designation of the Board of Directors of the Company, (ii) imposes certain restrictions on the transfer of shares of the Company, (iii) requires the stockholders to take certain actions upon the approval by a majority of the stockholders in connection with an initial public offering or a sale of the Company, (iv) requires the Company to offer to sell shares to the stockholders under certain circumstances upon authorization of an issuance or sale of additional shares, and (v) grants certain of the stockholders certain participation rights in connection with a sale of shares by other stockholders.

     The Company and its stockholders entered into a Registration Agreement dated as of June 4, 1996 (the "Registration Agreement") pursuant to which the stockholders have the right in certain circumstances and, subject to certain conditions, to require the Company to register shares of the Company's Common Stock held by them under the Securities Act. Under the Registration Agreement, except in limited circumstances, the Company is obligated to pay all expenses in connection with such registration.

ACQUISITION OF INDUSTRIAL HOIST SERVICES

     On January 6, 1997, a wholly owned subsidiary of the Company acquired certain of the assets of the Industrial Hoist Businesses in exchange for (i) a $5.0 million cash payment (subject to a customary purchase price adjustment mechanism) and (ii) the assumption of certain liabilities and obligations (the "Industrial Hoist Acquisition"). James Kowalik, the current Vice President of Industrial Hoist Services, was a stockholder of the Industrial Hoist Businesses.

     In connection with the Industrial Hoist Acquisition, Industrial Crane Maintenance Systems, Inc. ("ICMS"), an entity 50% of which is owned by Mr. Kowalik, entered into a Stock Purchase Agreement (the "Industrial Hoist Stock Purchase Agreement"), pursuant to which ICMS acquired from the Company 97 shares of Class A Common Stock at a purchase price of $1,000 per share and 300 shares of Class B Common Stock at a purchase price of $10 per share. On January 10, 1997, Insect, Inc. (formerly known as ICMS) entered into a Stock Transfer Agreement (the "Industrial Hoist Stock Transfer Agreement") with Mr. Kowalik and its other stockholder pursuant to which Insect, Inc. transferred 48.5 shares of Class A Common Stock and 150 shares of Class B Common Stock to each of Mr. Kowalik and such other stockholder. The Industrial Hoist Stock Purchase Agreement and the Industrial Hoist Stock Transfer Agreement

(i) impose certain restrictions on the transfer of, and entitle the Company to certain rights of refusal with respect to, the shares acquired by Mr. Kowalik under the Industrial Hoist Stock Purchase Agreement and the Industrial Hoist Stock Transfer Agreement and (ii) entitle the Company and GTCR Fund V to repurchase the shares acquired by Mr. Kowalik under the Industrial Hoist Stock Transfer Agreement upon termination of Mr. Kowalik's employment.

     Mr. Kowalik is party to an Employment Agreement with a subsidiary of the Company dated as of January 6, 1997. Under the agreement, Mr. Kowalik will receive an annual base salary of $100,000, which amount shall be subject to review by the Board on an annual basis. Mr. Kowalik will also be entitled to participate in all employee benefit programs for which senior executive employees are generally eligible. Mr. Kowalik will also be entitled to earn an annual bonus based on satisfaction of certain financial performance criteria. Mr. Kowalik's employment will continue until January 6, 1999 unless earlier terminated with or without cause or by the resignation, death or disability of Mr. Kowalik. In the event Mr. Kowalik's employment is terminated without cause, Mr. Kowalik will be entitled to receive his base salary through January 6, 1999. In the event Mr. Kowalik's employment is terminated with cause or because of Mr. Kowalik's resignation, death or disability, Mr. Kowalik will be entitled to receive his base salary through the date of termination. All of Mr. Kowalik's rights to fringe benefits and bonuses under the agreement which accrue or become payable after the termination of his employment shall cease upon such termination. Mr. Kowalik has agreed that, during the term of his employment and for two years thereafter, he will not compete with such subsidiary of the Company anywhere in North America. Mr. Kowalik has also agreed that, during the term of his employment and for two years thereafter, he will not solicit any employees, suppliers or customers.

     In connection with the Industrial Hoist Acquisition, such subsidiary of the Company entered into a lease dated January 6, 1997 with ES&L Service pursuant to which ES&L Service will lease to the Company its facilities in Brazoria, Texas for $5,000 per month. The lease has an initial term of two years and the Company has the option to extend the term of the lease for an additional three years at the same monthly rental rate. Mr. Kowalik is a partner of ES&L Service. Management believes that the monthly rentals under such lease represent the fair rental value of the property.

ACQUISITION OF AERIAL PLATFORMS

     On February 18, 1997, the Company acquired all of the outstanding common stock of Aerial pursuant to a Stock Purchase Agreement (the "Aerial Stock Purchase Agreement") in exchange for (i) a $3.8 million cash payment (subject to a customary purchase price adjustment mechanism), (ii) a promissory note in the principal amount of $500,000 ($350,000 of which is in partial consideration for the common stock) (the "Aerial Platforms Note") and (iii) the assumption of certain liabilities and obligations (the "Aerial Platforms Acquisition"). Carter Wilson, the current Vice President of Aerial Platforms, was an officer and the sole stockholder of Aerial prior to its acquisition by the Company. The Aerial Platforms Note held by Mr. Wilson bears interest at a rate of 10% per annum. The principal amount of the Aerial Platforms Note and all interest accrued thereon mature on February 18, 2002. The Aerial Platforms Note may be prepaid in whole or in part at any time. A portion of the proceeds of the Offering will be used to repay the Aerial Platforms Note in full.

     In addition, the Aerial Stock Purchase Agreement provides that until February 18, 2002 Mr. Wilson will not engage directly or indirectly in any business that Aerial conducts or proposes to conduct as of the date of the Aerial Platforms Acquisition. In consideration for such noncompete covenants, the Company issued the remaining $150,000 principal amount of the Aerial Platforms Note. In addition, the Aerial Stock Purchase Agreement provides that until February 18, 2002 Mr. Wilson will not solicit any employees or customers.

     In connection with the Aerial Platforms Acquisition, Mr. Wilson entered into a Stock Transfer Agreement (the "Aerial Platforms Stock Transfer Agreement") pursuant to which Mr. Wilson acquired from the Company 97 shares of Class A Common Stock at a purchase price of $1,000 per share and 300 shares of Class B Common Stock at a purchase price of $10 per share. The Aerial Platforms Stock Transfer Agreement (i) imposes certain restrictions on the transfer of, and entitles the Company to certain rights of refusal with respect to, the shares acquired by Mr. Wilson under the Aerial Platforms Stock Transfer Agreement and (ii) entitles the Company and GTCR Fund V to repurchase the shares acquired by Mr. Wilson under the

Aerial Platforms Stock Transfer Agreement upon termination of Mr. Wilson's employment with Aerial Platforms.

     Mr. Wilson is party to an Employment Agreement with a subsidiary of the Company dated as of February 18, 1997. Under the agreement, Mr. Wilson will receive an annual base salary of $100,000, which amount shall be subject to review by the Board on an annual basis. Mr. Wilson will also be entitled to participate in all employee benefit programs for which senior executive employees are generally eligible. Mr. Wilson will also be entitled to earn an annual bonus based on satisfaction of certain financial performance criteria. Mr. Wilson's employment will continue until February 18, 2000 unless earlier terminated with or without cause or by the resignation, death or disability of Mr. Wilson. In the event Mr. Wilson's employment is terminated without cause, Mr. Wilson will be entitled to receive his base salary through the first to occur of (i) the six-month anniversary of the date of termination and (ii) February 18, 2000. All of Mr. Wilson's rights to fringe benefits and bonuses under the agreement which accrue or become payable after the termination of his employment shall cease upon such termination. Mr. Wilson has agreed that, during the term of his employment and for five years thereafter, he will not compete with such subsidiary anywhere within the State of Georgia or any other geographic area in which such subsidiary conducted business on the date of the Aerial Platforms Acquisition. Mr. Wilson has also agreed that, during the term of his employment and for five years thereafter, he will not solicit any employees or customers.

     In connection with the Aerial Platforms Acquisition, the Company and Mr. Wilson entered into a Finder's Fee Agreement pursuant to which the Company agreed to pay, subject to certain conditions, Mr. Wilson a one-time $150,000 fee if the Company consummates certain target acquisitions by August 18, 1998. Payments of $0 have been made to date under the Finder's Fee Agreement.

ACQUISITION OF LONE STAR RENTALS

     On March 17, 1997, a subsidiary of the Company acquired substantially all of the assets of Lone Star pursuant to an Asset Purchase Agreement (the "Lone Star Asset Purchase Agreement") in exchange for (i) a $10.6 million cash payment (subject to a customary purchase price adjustment mechanism), (ii) a promissory note in the principal amount of $500,000 (the "Lone Star Note") ($350,000 of which is in partial consideration for such assets) and (iii) the assumption of certain liabilities and obligations (the "Lone Star Acquisition"). James Horsley, the current Vice President of Lone Star Rentals, was the sole stockholder of Lone Star. The Lone Star Note held by Mr. Horsley bears interest at a rate of 10% per annum. The principal amount of the Lone Star Note and all interest accrued thereon mature on March 17, 2002. The Lone Star Note may be prepaid in whole or in part at any time. A portion of the proceeds of the Offering will be used to repay the Lone Star Note in full.

     In addition, the Lone Star Asset Purchase Agreement provides that until March 17, 2002 Mr. Horsley will not engage directly or indirectly in any business competing with the business of the Company and its affiliates as such businesses exist or are contemplated to exist on the date of the Lone Star Acquisition within 150 miles of any store location where the Company or any of its affiliates at any time conducts such business (excluding any such store location opened within 150 miles of any store location of a competing enterprise with respect to which Mr. Horsley has previously incurred significant financial obligations or in which Mr. Horsley has previously made a significant financial investment not in violation of any noncompete covenants in the Lone Star Asset Purchase Agreement). In consideration for such noncompete covenants, the Company issued the remaining $150,000 principal amount of the Lone Star Note. In addition, the Lone Star Asset Purchase Agreement provides that until March 17, 2002 Mr. Horsley will not solicit any employees or customers.

     In connection with the Lone Star Acquisition, Mr. Horsley entered into a Stock Purchase Agreement (the "Lone Star Stock Purchase Agreement") pursuant to which Mr. Horsley acquired from the Company 97 shares of Class A Common at a purchase price of $1,000 per share and 300 shares of Class B Common at a purchase price of $10 per share. In addition, the Company granted Mr. Horsley an option to acquire, within 120 days of March 17, 1997, up to an additional 388 shares of Class A Common at a purchase price of $1,000 per share and 1,200 shares of Class B Common at a purchase price of $10 per share. On July 15, 1997, Mr. Horsley exercised this option in part and acquired an additional 194 shares of Class A Common and 600 shares of Class B Common. The remaining options expired unexercised. In addition, the Lone Star Stock

Purchase Agreement (i) imposes certain restrictions on the transfer of, and entitles the Company to certain rights of refusal with respect to, the shares acquired by Mr. Horsley under the Lone Star Stock Purchase Agreement and (ii) entitles the Company and GTCR Fund V to repurchase the shares acquired by Mr. Horsley under the Lone Star Stock Purchase Agreement upon termination of his employment with the Company or its subsidiaries.

     Mr. Horsley is party to an Employment Agreement with a subsidiary of the Company dated as of March 17, 1997. Under the agreement, Mr. Horsley will receive an annual base salary of $100,000, which amount shall be subject to review by the Board on an annual basis. Mr. Horsley will also be entitled to participate in all employee benefit programs for which senior executive employees are generally eligible. Mr. Horsley will also be entitled to earn an annual bonus based on satisfaction of certain financial performance criteria and to receive a $575 monthly allowance for expenses incurred in connection with his use of his personal vehicle in performing his duties. Mr. Horsley's employment will continue until March 17, 1999 unless earlier terminated with or without cause or by the resignation, death or disability of Mr. Horsley. In the event Mr. Horsley's employment is terminated without cause, Mr. Horsley will be entitled to receive his base salary through the first to occur of (i) the six-month anniversary of the date of termination and (ii) March 17, 1999. All of Mr. Horsley's rights to fringe benefits and bonuses under the agreement which accrue or become payable after the termination of his employment shall cease upon such termination. Mr. Horsley has agreed that, during the term of his employment and for two years thereafter, he will not compete with such subsidiary (i) prior to termination of his employment, anywhere in the United States, and (ii) after termination of his employment, within 150 miles of any store location of the Company or any of its affiliates (excluding any such store location opened within 150 miles of any store location of a competing enterprise with respect to which Mr. Horsley has previously incurred significant financial obligations or in which Mr. Horsley has previously made a significant financial investment not in violation of any noncompete covenants in his employment agreement). Mr. Horsley has also agreed that, during the term of his employment and for two years thereafter, he will not solicit any employees or customers.

     In connection with the Lone Star Acquisition, a subsidiary of the Company entered into five separate leases with Mr. Horsley, each dated March 17, 1997, pursuant to which Mr. Horsley leases to that subsidiary, the Company's facilities in (i) Humble, Texas, (ii) Pasadena, Texas, (iii) Corpus Christi, Texas, (iv) Houston, Texas (State Hwy.) and (v) Houston, Texas (North Shepard) for monthly rentals in the amount of (i) $3,800, (ii) $5,200, (iii) $4,000, (iv) $3,200, and (v) $4,000, respectively. Each lease has an initial term of five years and the Company has the option to extend the term of each lease for four additional periods of five years each at monthly rental rates specified in each lease. Management believes that the monthly rentals under such leases represent the fair rental value of the properties.

ACQUISITION OF SPRINTANK

     On July 1, 1997, a subsidiary of the Company acquired substantially all of the assets relating to the SPRINTANK division of Sprint Industrial Services, Inc. ("Sprint Industrial") pursuant to an Asset Purchase Agreement (the "Sprintank Asset Purchase Agreement") in exchange for (i) a $25.3 million cash payment (subject to a customary purchase price adjustment mechanism) and (ii) the assumption of certain liabilities and obligations (the "Sprintank Acquisition"). Joseph Swinbank, the current Vice President of Sprintank, was an officer and a stockholder of Sprint Industrial. The Sprintank Asset Purchase Agreement provides that until July 1, 2002 Mr. Swinbank will not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of such subsidiary or its affiliates which are substantially the same as the business of the SPRINTANK division immediately prior to the Sprintank Acquisition within Alabama, Louisiana, Mississippi and Texas. In addition, the Sprintank Asset Purchase Agreement provides that until July 1, 2002 Mr. Swinbank will not solicit any employees or customers.

     In connection with the Sprintank Acquisition, Mr. Swinbank entered into a Stock Purchase Agreement (the "Sprintank Stock Purchase Agreement"), pursuant to which Mr. Swinbank acquired from the Company 194 shares of Class A Common at a purchase price of $1,000 per share and 600 shares of Class B Common at a purchase price of $10 per share. In addition, the Sprintank Stock Purchase Agreement (i) imposes certain restrictions on the transfer of, and entitles the Company to certain rights of refusal with respect to, the shares acquired by Mr. Swinbank under the Sprintank Stock Purchase Agreement and (ii) entitles the Company and GTCR Fund V to repurchase the shares acquired by Mr. Swinbank under the Sprintank Stock Purchase Agreement after material breach of the terms and conditions of his noncompetition agreement.

     Mr. Swinbank is party to a Consulting Agreement with a subsidiary of the Company dated as of July 1, 1997. Under the agreement, Mr. Swinbank will render consulting services from time to time as reasonably requested consistent with Mr. Swinbank's past services for Sprint Industrial; provided that Mr. Swinbank shall not be required to perform such services for more than ten working days out of every month. In return for rendering such services, Mr. Swinbank will receive $10,000 per month and reimbursement for reasonable expenses incurred in the course of performing his consulting services, but will not be entitled to any fringe benefits or perquisites.

     Mr. Swinbank is party to a Noncompetition Agreement with such subsidiary dated as of July 1, 1997. Pursuant to this agreement, Mr. Swinbank has agreed that, during the two-year period commencing on the date of termination of his consulting arrangement, he will not own any interest in, manage, control, participate in, consult with or render services for any industrial tank or mobile storage box rental business in any state or country in which such subsidiary conducts such business on the date of termination. In addition, Mr. Swinbank has agreed not to solicit any employees or customers during the two years following the date of termination of the consulting arrangement. In consideration for such noncompetition and nonsolicitation covenants, Mr. Swinbank was paid $250,000.

     In connection with the Sprintank Acquisition, a subsidiary of the Company entered into two separate leases with Sprint Industrial, each dated as of July 1, 1997, pursuant to which Sprint Industrial leases to such subsidiary its facilities in Robstown, Texas and St. Gabriel, Louisiana for monthly rentals in the amount of $2,000 and $4,166, respectively. Each lease has an initial term of ten years and the subsidiary has the option to extend the term of each lease for two additional terms of five years each at monthly rental rates equal to market rent as determined in accordance with appraisal procedures contained in each lease. Management believes that the monthly rentals under such leases represent the fair rental value of the properties.

     In addition, in connection with the Sprintank Acquisition, a subsidiary of the Company entered into a lease with Conrad Sauer, Ltd. ("Conrad") dated as of July 1, 1997, pursuant to which Conrad will lease to such subsidiary its facilities on Conrad Sauer Road in Houston, Texas for monthly rentals in the amount of $6,000. The lease will continue on a month to month basis and may be terminated by (i) such subsidiary upon thirty days prior notice and (ii) Conrad upon six months prior notice. Mr. Swinbank, Vice President of Sprintank Division, is a partner of Conrad. Management believes that the monthly rentals under such lease represent the fair rental value of the property.

ACQUISITION OF EQUIPCO RENTALS & SALES

     On July 18, 1997, the Company acquired all of the outstanding common stock of MST in exchange for a $6.0 million cash payment (subject to a customary purchase price adjustment mechanism) (the "Equipco Acquisition"). Marc Trubitz, Vice President of Equipco Rentals & Sales, and his wife Suellen Trubitz previously owned in the aggregate all of the common stock of MST.

     Marc Trubitz is party to an Employment Agreement with a subsidiary of the Company dated July 18, 1997. Under the agreement, Mr. Trubitz will receive an annual base salary of $100,000. Mr. Trubitz will also be entitled to participate in all employee benefit programs for which senior executive employees are generally eligible; provided that the health and hospitalization benefits provided to Mr. Trubitz shall be no less favorable, and the expense to Mr. Trubitz shall be no greater, than were available to Mr. Trubitz immediately prior to the Equipco Acquisition. Mr. Trubitz will also be entitled to earn an annual bonus equal to an amount up to 45% of his base salary based on satisfaction of certain financial performance criteria. Mr. Trubitz's employment will continue until July 18, 1998 unless earlier terminated with or without cause by the resignation, death or disability of Mr. Trubitz. In the event Mr. Trubitz's employment is terminated as a result of the death or disability of Mr. Trubitz, Mr. Trubitz will be entitled to receive his base salary through the date of termination plus any bonus which accrues or becomes payable or which would have been earned prior to July 18, 1998 but for such termination, prorated to the date of termination. In the event Mr. Trubitz's employment is terminated for cause or as a result of his resignation in the absence of a constructive termination event, Mr. Trubitz shall be entitled to receive his base salary through the date of termination and all of his rights to fringe benefits and bonuses shall cease upon such termination. In the event Mr. Trubitz's employment is terminated other than for cause or by the resignation of Mr. Trubitz as a result of a constructive termination event, Mr. Trubitz shall be entitled to receive his base salary through July 18, 1998 plus any bonus which accrues or becomes payable or which would have been earned prior to July 18, 1998 but for such termination.

     Each of Mr. and Mrs. Trubitz are parties to a Noncompetition Agreement (the "Noncompetition Agreement") pursuant to which each has agreed that, during the five-year period commencing July 18, 1997, they will not own any interest in, manage, control, participate in, consult with or render services for any equipment rental or maintenance business within a 100-mile radius of the business premises of Equipco Rentals & Sales in Harrisonburg, Virginia. In addition, each has agreed not to solicit any employees or customers of Equipco Rentals & Sales during such five-year period. In consideration for such covenants, the Company issued to each of Mr. and Mrs. Trubitz 48.5 shares of Class A Common and 150 shares of Class B Common. In addition, Mr. and Mrs. Trubitz entered into a Stock Transfer Agreement which (i) imposes certain restrictions on the transfer of, and entitles the Company to certain rights of refusal with respect to, the shares acquired by each of Mr. and Mrs. Trubitz under the Noncompetition Agreement and (ii) entitles the Company of GTCR Fund V to repurchase the shares acquired by each of Mr. and Mrs. Trubitz under the Noncompetition Agreement after material breach of the terms and conditions of the Noncompetition Agreement.

     In connection with the Equipco Acquisition, a certain subsidiary of the Company entered into a lease agreement with Mr. and Mrs. Trubitz dated as of July 18, 1997, pursuant to which Mr. and Mrs. Trubitz will lease to the Company its facilities in Harrisonburg, Virginia for monthly rentals in the amount of $10,000, which amount shall be increased each year (including during any extension periods) by 3% of the prior year's base rent. The lease agreement has an initial term of five years and a certain subsidiary of the Company has the option to extend the term for an additional period of five years. The Company has guaranteed the performance of such subsidiary's obligations under the lease agreement. Management believes that the monthly rentals under such leases represent the fair rental value of the property.

                         DESCRIPTION OF CREDIT FACILITY

     On July 1, 1997 (the "Borrowing Date"), the Company, NES Acquisition, BAT and Aerial (collectively, the "Borrowers") entered into a credit agreement (the "Credit Facility") with First Union Commercial Corporation, as agent, and certain other financial institutions (the "Banks"). MST joined as an additional borrower under the Credit Facility on July 18, 1997.

     The Credit Facility provides for a revolving credit facility (with a letter of credit subfacility not to exceed $500,000) and a term loan facility to the Borrowers for up to $100.0 million of revolving loans (based on calculation of a borrowing base which is based on a percentage of eligible receivables, eligible parts and supplies inventory, eligible rental equipment and eligible new equipment) and $15.0 million of term loans. Subject to certain restrictions, the Credit Facility may be used to finance future acquisitions and capital expenditures and for ongoing working capital and general corporate purposes of the Company.

     Repayment. Outstanding revolving loans under the Credit Facility must be repaid on the fifth anniversary of the Borrowing Date. Revolving loans made pursuant to the Credit Facility may be borrowed, repaid and reborrowed, without premium or penalty, from time to time until the fifth anniversary of the Borrowing Date, subject to the satisfaction of certain conditions on the date of any such borrowing. Term loans made pursuant to the Credit Facility must be repaid in sixteen quarterly installments as follows: $625,000 for all quarters occurring from the Borrowing Date to June 1, 1998; $875,000 for all quarters beginning September 1, 1998 through and including June 1, 1999; and $1,125,000 for all quarters through and including June 1, 2001. In addition, the Credit Facility provides for mandatory prepayment of the term loan (or if the term loan is no longer outstanding, the revolving loans) (i) within 90 days after the end of each fiscal year in an amount equal to the lesser of 25% of the excess cash flow earned during such fiscal year and $1,000,000 and (ii) out of any net cash proceeds received from certain sales of assets. The term loan was reduced to $0 and terminated and borrowings under the revolving credit facility were temporarily reduced to $0 with the proceeds of the Initial Offering.

     Security; Guaranty. The obligations of the Borrowers under the Credit Facility are jointly and severally secured by all of the Borrowers' existing and future property, subject to certain exceptions. In addition, the Company has pledged the stock of each of its subsidiaries as further security for the obligations under the Credit Facility.

     Interest. At the Borrowers' option, the interest rate per annum applicable to the loans under the Credit Facility will be a fluctuating rate of interest measured by reference to one or a combination (at the Company's election) of the following: (i) the Base Rate (as defined in the Credit Facility), plus the applicable borrowing margin, or (ii) the relevant Eurodollar Rate (as defined in the Credit Facility), plus the applicable borrowing margin. The applicable borrowing margin under the Credit Facility will range from 0.50% to 1.25% for Base Rate-based borrowings and 2.00% to 2.75% for Eurodollar Rate-based borrowings. Both Base Rate and Eurodollar Rate interest on the Credit Facility are determined quarterly based on the ratio of Consolidated Funded Indebtedness (as defined in the Credit Facility) to Consolidated EBITDA (as defined in the Credit Facility).

     Fees. The Borrowers have agreed to pay certain fees in connection with the Credit Facility, including (i) letter of credit fees, (ii) agency and lender's fees and (iii) unused line fees. Unused line fees are payable monthly at a rate per annum ranging from 0.375% to 0.50% on the undrawn amounts of the revolving loan commitment under the Credit Facility based on the Leverage Ratio (as defined in the Credit Facility) of the Company and its subsidiaries.

     Covenants. The Credit Facility requires the Company to meet certain financial tests, including a maximum leverage ratio, a minimum interest/rental expense coverage ratio, a minimum fixed charge coverage ratio and a minimum consolidated net worth. The Credit Facility also contains covenants which, among other things, restrict the ability of the Borrowers (subject to certain exceptions) to incur liens, incur indebtedness, sell assets, engage in mergers, amend its certificate of incorporation or bylaws, guarantee debt, declare dividends or redeem or repurchase capital stock, make loans and investments, transact with affiliates, issue additional securities, modify material contracts, grant liens, engage in sale-leaseback transactions and make capital expenditures. The Credit Facility also requires the Borrowers to satisfy certain customary affirmative covenants and to make certain customary indemnifications to the Banks and the agents under the Credit Facility.

     Events of Default. The Credit Facility contains customary events of default, including payment defaults, breach of representations or warranties, covenant defaults, certain events of bankruptcy and insolvency, ERISA violations, judgment defaults, cross-defaults to certain other indebtedness and a change in control of the Company.

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

     The Exchange Notes offered hereby will be issued as a separate series pursuant to the Indenture (the "Indenture") dated November 25, 1995 among the Company, the Subsidiary Guarantors and Harris Trust and Savings Bank, as trustee (the "Trustee"). The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation and a different CUSIP number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and
(iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and Holders of Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. Any Old Notes that remain outstanding after completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement are available as set forth below under "-- Additional Information". The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this summary, the term "Company" refers only to National Equipment Services, Inc. and not to any of its Subsidiaries.

     The Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all current and future Senior Debt. As of September 30, 1997, after giving effect to the Initial Offering and the application of the net proceeds therefrom, there would have been $0 of Senior Debt of the Company and the Subsidiary Guarantors outstanding. Through its Subsidiaries, the Company would have had liabilities (including trade payables) aggregating approximately $8.0 million. The Indenture permits the incurrence of additional Senior Debt in the future.

     All of the Company's current Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Company is able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $100.0 million and will mature on November 30, 2004. Interest on the Notes will accrue at the rate of 10% per annum and will be payable semi-annually in arrears on May 30 and November 30, commencing on May 30, 1998, to Holders of record on the immediately preceding May 15 and November 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

     The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

     The Company also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

     The Indenture requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. After giving effect to the Initial Offering and the application of the proceeds therefrom, no Senior Debt would have been outstanding at September 30, 1997. The Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Subsidiaries can incur. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by the Subsidiary Guarantors. The Subsidiary Guarantee of each Subsidiary Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors -- Fraudulent Conveyance."

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) except in the case of a merger of such Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor and subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Registration Rights Agreement, (ii) immediately after giving effect to such transaction, no Event of Default exists and (iii) except in the case of a merger of such Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at Option of Holders -- Asset Sales."

OPTIONAL REDEMPTION

     Except as described in the following paragraphs, the Notes will not be redeemable at the Company's option prior to November 30, 2001. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 30 of the years indicated below:

YEAR                                                PERCENTAGE
----                                                ----------
2001..............................................   105.000%
2002..............................................   102.500%
2003 and thereafter...............................   100.000%

     Notwithstanding the foregoing, during the first 36 months after the date of the Indenture, the Company may on any one or more occasions redeem up to 33% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public offering of common stock of the Company; provided that at least 67% of the aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 45 days of the date of the closing of such public offering.

     In addition, at any time on or prior to November 30, 2001, the Notes may be redeemed as a whole but not in part at the option of the Company upon the occurrence of or in connection with a Change of Control, upon not less than 30 nor more than 60 days' notice (but in no event may any such redemption occur prior to or more than 90 days after the occurrence of such Change of Control), at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

     "Applicable Premium" means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at November 30, 2001 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note through November 30, 2001 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the principal amount of such Note.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to November 30, 2001, provided, however, that if the period from the redemption date to November 30, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 30, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will issue a press release announcing the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Credit Facility currently prohibits the Company from purchasing any Notes prior to maturity, and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute as default under the Credit Facility. In such circumstances, the subordination provisions in the Indenture would restrict payments to the Holders of Notes.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below); (ii) the adoption by the Company of a plan relating to its liquidation or dissolution; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing

Directors who were members of such Board at the time of such nomination or election or (iii) was nominated for election or elected to such Board of Directors pursuant to GTCR Fund V's rights under the Stockholders Agreement.

     "Principals" means GTCR Fund V and its affiliates and Messrs. Kevin Rodgers, Dennis O'Connor and Paul Ingersoll, members of their immediate families and trusts of which such persons are the beneficiaries.

     "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

  Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and as to which the Company or such Restricted Subsidiary is released from further liability and
(y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds , at its option, (a) to repay Senior Debt, or (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets or properties (including, without limitation, equipment) that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $7.0 million, the Company will be required to make an offer to all Holders of Notes and all holders of pari passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

  Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi) and (viii) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus
     (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Restricted Investment in such Person that was previously treated as a Restricted Payment.

     The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture, (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph, (iii) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness, (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of any class of its common Equity Interests on a pro rata basis, (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction, (vi) the making and consummation of an Asset Sale Offer to holders of Indebtedness pari passu with or subordinate to the Notes in accordance with the provisions described above under "Asset Sales," (vii) the making of loans to officers and directors of the Company or any Restricted Subsidiary, the proceeds of which are contemporaneously used to purchase common stock of the Company, in an amount not to exceed $5.0 million at any one time outstanding, (viii) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of subordinated or pari passu Indebtedness at a purchase price not greater than 101% of the principal amount of such subordinated or pari passu Indebtedness in the event of a Change of Control pursuant to a provision similar to the "-- Repurchase at the Option of the Holders -- Change of Control" provisions above; provided, however, that prior to the repurchase of any subordinated Indebtedness and concurrently with the repurchase of any pari passu Indebtedness, the Company has made an offer to purchase as provided in "Repurchase at the Option of the Holders -- Change of Control" above with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such offer to purchase and (ix) the making of additional Restricted Payments in an amount not to exceed $5.0 million.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing selected by the Board of Directors if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Subsidiary Guarantors may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness under the Credit Facility; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Subsidiary Guarantors thereunder) outstanding under the Credit Facility after giving effect to such incurrence does not exceed the greater of (a) $115.0 million or (b) the Borrowing Base;

          (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees;

          (iv) the incurrence by the Company or any of the Subsidiary Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary Guarantor, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

          (v) the incurrence by the Company or any of the Subsidiary Guarantors of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Company or one of the Subsidiary Guarantors and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of the Subsidiary Guarantors; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (v), does not exceed $10.0 million at any time outstanding;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (i), (ii) or
     (iii) of this paragraph or this clause (vi);

          (vii) the incurrence by the Company or any of the Subsidiary Guarantors of intercompany Indebtedness or preferred stock between or among the Company and any of the Subsidiary Guarantors; provided, however, that
     (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or preferred stock being held by a Person other than the Company or a Subsidiary Guarantor and (B) any sale or other transfer of any such Indebtedness or preferred stock to a Person that is not either the Company or a Subsidiary Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness or an issuance of such preferred stock by the Company or such Subsidiary Guarantor, as the case may be, that was not permitted by this clause (vii);

          (viii) the incurrence by the Company or any of the Subsidiary Guarantors of Hedging Obligations;

          (ix) the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Subsidiary Guarantor that was permitted to be incurred by another provision of this covenant;

          (x) the incurrence by the Company or any of the Subsidiary Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $10.0 million; and

          (xi) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xi).

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

  Liens

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions do not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument or contract of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument or contract was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by the Board of

Directors), (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "-- Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Additional Subsidiary Guarantees

     The Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture (other than an Unrestricted Subsidiary), then such newly acquired or created Subsidiary shall become a Subsidiary Guarantor and execute a Supplemental Indenture in accordance with the terms of the Indenture.

  Merger, Consolidation, or Sale of Assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction no Event of Default exists and
(iv) except in the case of a merger of the Company with or into a Subsidiary Guarantor, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing selected by the Board of Directors. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; (ii) transactions between or among the Company and/or its Restricted Subsidiaries;
(iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company; (iv) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments" as well as transactions that do not constitute Restricted Payments by virtue of exceptions set forth in the definitions of "Investments" and "Permitted Investments" set forth below under the caption "Certain Definitions;"
(v) reasonable indemnity provided on behalf of officers, directors, employees, consultants or agents of the Company or any of its Restricted Subsidiaries as determined in good faith by the Company's Board of Directors; and (vi) any transactions undertaken pursuant to any contractual obligations or rights in existence on the date of the Indenture (as in effect on such date) as described herein under the caption "Certain Relationships and Related Transactions."

  Anti-Layering

     The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees.

  Business Activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

  Payments for Consent

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame, on the terms and subject to the conditions set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control,"
"-- Asset Sales," "-- Certain Covenants -- Restricted Payments" or
"-- Incurrence of Indebtedness and Issuance of Preferred Stock," and such default continues for ten days; (iv) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10 million, not covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acing on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of release pursuant to the Indenture).

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note

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

waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date, (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit, (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, including, without limitation, the Credit Facility, (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption
"-- Repurchase at the Option of Holders"); (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes; (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 or Article 12 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Subsidiary Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for additional Subsidiary Guarantors in accordance with the terms of the Indenture.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of

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

any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Offering Memorandum may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to National Equipment Services, Inc., 1800 Sherman Avenue, Evanston, Illinois 60201; Attention: Secretary.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth in the next paragraph, the Notes to be resold as set forth herein will initially be issued in the form of one or more Global Notes (the "Global Notes"). The Global Notes will be deposited on the date of the closing of the sale of the Notes offered hereby (the "Closing Date") with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

     Notes that are issued as described below under "-- Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless all Global Notes have previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred, subject to the transfer restrictions set forth in the Indenture.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only thorough the Depositary's Participants or the Depositary's Indirect Participants.

     The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants with portions of the principal amount of the Global Notes and (ii) ownership of the Notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Notes. Beneficial

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

owners of Notes evidenced by the Global Notes will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

     Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

CERTIFICATED SECURITIES

     Subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case to the extent not repaid within five days after the date of the acquisition.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales and leases of inventory and equipment in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant) and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for net proceeds in excess of $2.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Certain
Covenants -- Restricted Payments;"(iv) the creation of any Lien not prohibited by the covenant described above under the caption "Certain Covenants Liens;" and
(v) the conversion of Cash Equivalents into cash.

     "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of such date that are not more than 90 days past due, plus (b) 50% of the book value of the parts and supplies inventory owned by the Company and its Restricted Subsidiaries as of such date, plus (c) 80% of the orderly liquidation value of the rental equipment owned by the Company and its Restricted Subsidiaries as of such date, plus (d) 80% of the cost of the new equipment owned by the Company and its Restricted Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory or equipment as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having a rating of at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc. or at least an equivalent rating category of another nationally recognized securities rating agency and in each case maturing within one year after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligation, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including non-cash write-ups and non-cash charges relating to inventory and fixed assets) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income plus (v) an amount equal to 1/3 of the Consolidated Lease Expense of such person and its Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, minus (vi) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Lease Expense" means, with respect to any Person for any period, the aggregate rental obligations of such Person and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Restricted Subsidiaries or in the notes thereto.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than the Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such restrictions on dividends and similar distributions than those contained in the Credit Facility as in effect on the date of the Indenture), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries, for purposes of the covenant described under the caption "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," and shall be included for purposes of the covenant described under the caption
"-- Certain Covenants -- Restricted Payments" but only to the extent of the amount of dividends or distributions paid in cash to the Company or one of its Restricted Subsidiaries.

     "Credit Facility" means that certain Credit Agreement, dated as of July 1, 1997, by and among the Company, NES Acquisition Corp., BAT Acquisition Corp., Aerial Platforms, Inc. and MST Enterprises, Inc. (pursuant to a Borrower Joinder Agreement dated as of July 18, 1997), as Borrowers, First Union Commercial Corporation, as Agent and Lender, and BankBoston, N.A., American National Bank and Trust Company of Chicago, Comerica Bank, The CIT Group/Business Credit, Inc., Bankers Trust Company, Harris Trust and Savings Bank, Heller Financial, Inc. and Mercantile Business Credit Inc., as Lenders, providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement, whether by the same or any other agent, lender or group of lenders, whether contained in one or more agreements.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Facility and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means up to $2.0 million in aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person and its Restricted Subsidiaries for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs (other than debt issuance costs incurred in connection with the Offering and the original Credit Facility) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP and (v) an amount equal to 1/3 of the Consolidated Lease Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued.

     "Fixed Charge Coverage Ratio" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated (A) without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and (B) after giving pro forma effect to net cost savings that the Company reasonably believes in good faith could have been achieved during the four-quarter reference period as a result of such acquisition, which cost savings could then be reflected in pro forma financial statements under GAAP, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain
Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve established in accordance with GAAP for liabilities associated with such assets that are the subject of such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale), all as determined in good faith and reflected in an Officers' Certificate delivered to the Trustee, provided, that the amount of any such reserve shall be deemed to constitute Net Cash Proceeds at the time such reserve shall have been reversed or is not otherwise required to be retained as a reserve.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the Credit Facility, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means any business or activities conducted by the Company on the date of the Indenture, any business or activities related, ancillary or complementary to such business or activities, and any business or activities reasonably developed, derived or extended from such business or activities.

     "Permitted Investments" means (a) any Investment in the Company or in a Subsidiary Guarantor, (b) any Investment in Cash Equivalents, (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company, (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales", (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company and (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding, not to exceed $5.0 million.

     "Permitted Junior Securities" means Equity Interests in the Company or any Subsidiary Guarantor or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article 10 of the Indenture.

     "Permitted Liens" means the following Liens securing Indebtedness or trade payables: (i) Liens to secure the Notes or the Subsidiary Guarantees; (ii) Liens in favor of the Company or a Subsidiary Guarantor; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Incurrence of Indebtedness" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of the Indenture; (viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (ix) Liens on stock or assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (x) Liens on assets of the Company or any Subsidiary Guarantor to secure Senior Debt of the Company or such Subsidiary Guarantor that was permitted by the Indenture to be incurred; and (xi) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancings") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (iii), (iv), (vii) and (x) above so long as such Lien does not extend to any other property (other than improvements thereto).

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Debt" means (i) all Indebtedness under the Credit Facility and all Hedging Obligations with respect thereto, whether outstanding on the date of the Indenture or thereafter created, (ii) any other Indebtedness permitted to be incurred by the Company or a Subsidiary Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or a Subsidiary Guarantor, (x) any Indebtedness between or among the Company, any of its Subsidiaries or any of its other Affiliates, (y) any trade payables or (z) that portion of any Indebtedness that is incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantors" means each of (i) Aerial Platforms, Inc., NES Acquisition Corp., BAT Acquisition Corp. and MST Enterprises, Inc. and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by the Company on November 25, 1997 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company, the Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on the date of the Initial Offering (the "Issue Date"). Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Securities for Exchange Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Old Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act.

     The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 150 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 90 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 150 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or
(c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Old Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Old Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Old Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

     Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

     As of the date of the Prospectus, $100,000,000 aggregate principal amount of Old Notes were outstanding. The Company has fixed the close of business on
         , 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the

Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
       1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the holders by issuing a press release regarding such extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest from their date of original issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on May 30, 1998. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     Interest on the Exchange Notes is payable semi-annually on each May 30 and November 30, commencing on May 30, 1998.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. For a holder to tender Old Notes validly pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents must be received by the Exchange Agent at the address set forth under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, either (A) certificates for tendered Old Notes must be received by the Exchange Agent at such address or (B) such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal). The term "Agent's Message" means a message, transmitted by the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

     By executing the Letter of Transmittal, (or, in the case of a book-entry transfer, an Agent's Message in lieu thereof) each holder will make to the Company the representations set forth above in the third paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AN AGENT'S MESSAGE TRANSMITTED THROUGH THE DTC AUTOMATED TENDER OFFER PROGRAM, AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and, subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange

Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal (or in the case of a book-entry transfer) an Agent's Message in lieu thereof) or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer (including delivery of an Agent's Message), prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution (i) an Agent's Message with respect to guaranteed delivery that is accepted by the Company or (ii) a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message in lieu thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (of facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message in lieu thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

     Harris Trust and Savings Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                   HARRIS TRUST AND SAVINGS BANK, DEPOSITARY
                      c/o Harris Trust Company of New York

                  By Mail:                                  Overnight Courier:
             Wall Street Station                        77 Water Street, 4th Floor
                P.O. Box 1023                               New York, NY 10005
           New York, NY 10268-1023                    Attention: Reorganization Dept.
       Attention: Reorganization Dept.
                  By Hand:                                Facsimile Transmission:
               Receive Window                        (for Eligible Institutions Only)
         77 Water Street, 5th Floor                       (212) 701-7636 or 7637
             New York, NY 10005
       Attention: Reorganization Dept.
                                   Confirm by Telephone:
                                       (212) 701-7649
                     DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE
                           WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the

Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

     The Company believes that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make the Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until
         , 1998 (90 days after the commencement of the Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                            INDEPENDENT ACCOUNTANTS

     The Company's consolidated balance sheets as of September 30, 1997 and December 31, 1996, and the statements of operations, of cash flows, and of changes in stockholders' equity for the nine months ended September 30, 1997 and the period from inception (June 4, 1996) through December 31, 1996 included in the Prospectus have been audited by Price Waterhouse LLP, independent accountants, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the issuance of the Exchange Notes offered hereby will be passed upon for the Company by Kirkland & Ellis, Chicago, Illinois.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES
  Financial Statements -- September 30, 1997 and December
     31, 1996
  Report of Independent Accountants.........................   F-2
  Consolidated Balance Sheets...............................   F-3
  Consolidated Statements of Operations.....................   F-4
  Consolidated Statements of Cash Flows.....................   F-5
  Consolidated Statements of Changes in Stockholders'
     Equity.................................................   F-6
  Notes to Consolidated Financial Statements................   F-7
AERIAL PLATFORMS, INC.
  Financial Statements -- February 17, 1997 and January 31,
     1997
  Report of Independent Accountants.........................  F-15
  Balance Sheets............................................  F-16
  Statements of Operations..................................  F-17
  Statements of Cash Flows..................................  F-18
  Statements of Changes in Stockholder's Equity.............  F-19
  Notes to Financial Statements.............................  F-20
LONE STAR RENTALS, INC.
  Financial Statements -- March 16, 1997 and December 31,
     1996 and 1995
  Report of Independent Accountants.........................  F-25
  Balance Sheets............................................  F-26
  Statements of Operations..................................  F-27
  Statements of Cash Flows..................................  F-28
  Statements of Changes in Stockholder's Equity.............  F-29
  Notes to Financial Statements.............................  F-30
BAT RENTALS, INC.
  Financial Statements -- March 31, 1997, December 31, 1996
     and 1995
  Report of Independent Accountants.........................  F-36
  Balance Sheets............................................  F-37
  Statements of Operations..................................  F-38
  Statements of Cash Flows..................................  F-39
  Statements of Changes in Stockholder's Equity.............  F-40
  Notes to Financial Statements.............................  F-41
SPRINTANK AND SPRINTANK MOBILE STORAGE (DIVISIONS OF SPRINT
  INDUSTRIAL SERVICES, INC.)
  Financial Statements -- June 30, 1997 and December 31,
     1996 and 1995
  Report of Independent Accountants.........................  F-46
  Balance Sheets............................................  F-47
  Statements of Operations..................................  F-48
  Statements of Cash Flows..................................  F-49
  Statements of Changes in Divisional Equity................  F-50
  Notes to Financial Statements.............................  F-51
MST ENTERPRISES, INC. D/B/A EQUIPCO RENTALS AND SALES
  Financial Statements -- July 17, 1997, October 31, 1996
     and 1995
  Report of Independent Accountants.........................  F-56
  Balance Sheets............................................  F-57
  Statements of Operations..................................  F-58
  Statements of Cash Flows..................................  F-59
  Statements of Changes in Stockholder's Equity.............  F-60
  Notes to Financial Statements.............................  F-61

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of National Equipment Services, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity, present fairly, in all material respects, the financial position of National Equipment Services, Inc. and subsidiaries at September 30, 1997 and December 31, 1996, and the results of its operations and its cash flows for the nine months ended September 30, 1997, and the period from inception (June 4, 1996) through December 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
November 4, 1997

               NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1997            1996
                                                              -------------   ------------
ASSETS:
  Cash and cash equivalents.................................     $ 1,604         $  12
  Accounts receivable, net of allowance for doubtful
     accounts of $277 and $0, respectively..................       7,644            --
  Inventory.................................................       2,675            --
  Rental equipment, net.....................................      45,490            --
  Property and equipment, net...............................       2,524            17
  Intangible assets, net....................................      24,764            --
  Prepaid and other assets, net.............................       7,518           187
                                                                 -------         -----
       Total assets.........................................     $92,219         $ 216
                                                                 =======         =====
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable..........................................     $ 3,086         $  --
  Accrued interest..........................................         749            --
  Accrued expenses and other liabilities....................       4,209           110
  Debt......................................................      58,144            --
                                                                 -------         -----
       Total liabilities....................................      66,188           110
Commitments and contingencies (Note 10)
STOCKHOLDERS' EQUITY:
Class A Common stock, $0.01 par, 25,000 shares authorized,
  24,866 and 0, respectively, shares issued and
  outstanding...............................................           1            --
Class B Common stock, $0.01 par, 150,000 shares authorized,
  89,450 and 30,132, respectively, shares issued and
  outstanding...............................................           1             1
Additional paid-in capital..................................      25,513           301
Retained earnings (accumulated deficit).....................         616          (195)
Stock subscriptions receivable..............................        (100)           (1)
                                                                 -------         -----
       Total stockholders' equity...........................      26,031           106
                                                                 -------         -----
       Total liabilities and stockholders' equity...........     $92,219         $ 216
                                                                 =======         =====

   The accompanying notes are an integral part of the consolidated financial statements.

               NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                              FOR THE PERIOD
                                                              FOR THE NINE    FROM INCEPTION
                                                                 MONTHS       (JUNE 4, 1996)
                                                                  ENDED          THROUGH
                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                  1997             1996
                                                              -------------   --------------
REVENUES:
  Rental revenues...........................................     $16,168          $  --
  Rental equipment sales....................................       2,111             --
  New equipment sales.......................................       5,403             --
  Other.....................................................       1,893             --
                                                                 -------          -----
       Total revenues.......................................      25,575             --
                                                                 -------          -----
COST OF REVENUES:
  Rental equipment expenses.................................       1,369             --
  Rental equipment depreciation.............................       3,143             --
  Cost of rental equipment sales............................       1,416             --
  Cost of new equipment sales...............................       4,116             --
  Direct operating expenses.................................       5,946             --
                                                                 -------          -----
       Total cost of revenues...............................      15,990             --
                                                                 -------          -----
Gross profit................................................       9,585             --
Selling, general and administrative expenses................       5,039            333
Non-rental depreciation and amortization....................         758              3
                                                                 -------          -----
Operating income (loss).....................................       3,788           (336)
Other income (expense), net.................................         (19)            --
Interest income (expense), net..............................      (2,439)             4
                                                                 -------          -----
Income (loss) before income taxes...........................       1,330           (332)
Income tax expense (benefit)................................         519           (137)
                                                                 -------          -----
Net income (loss)...........................................     $   811          $(195)
                                                                 =======          =====

   The accompanying notes are an integral part of the consolidated financial statements.

               NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                 FOR THE PERIOD
                                                                                 FROM INCEPTION
                                                                FOR THE NINE     (JUNE 4, 1996)
                                                                MONTHS ENDED        THROUGH
                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1997              1996
                                                                -------------    --------------
OPERATING ACTIVITIES:
Net income (loss)...........................................       $    811          $(195)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization.............................          4,086              3
  Gain on sale of equipment.................................           (720)            --
  Changes in operating assets and liabilities:
     Accounts receivable....................................           (623)            --
     Inventory..............................................           (234)            --
     Prepaid and other assets...............................         (1,313)          (187)
     Accounts payable.......................................          2,217             --
     Accrued expenses and other liabilities.................          1,766            110
                                                                   --------          -----
Net cash provided by (used in) operating activities.........          5,990           (269)
                                                                   --------          -----
INVESTING ACTIVITIES:
Net cash paid for acquisitions..............................        (67,703)            --
Purchases of rental equipment...............................        (10,781)            --
Proceeds from sale of rental equipment......................          2,118             --
Purchases of property and equipment.........................           (656)           (20)
Proceeds from sale of property and equipment................             25             --
Funding of stock subscriptions receivable...................            (99)            (1)
                                                                   --------          -----
Net cash used in investing activities.......................        (77,096)           (21)
                                                                   --------          -----
FINANCING ACTIVITIES:
Proceeds from long-term debt................................        121,493             --
Payments on long-term debt..................................        (70,928)            --
Net proceeds from sales of common stock.....................         25,213            302
Payments of loan origination costs..........................         (3,080)            --
                                                                   --------          -----
Net cash provided by financing activities...................         72,698            302
                                                                   --------          -----
Net increase in cash and cash equivalents...................          1,592             12
Cash and cash equivalents at beginning of period............             12             --
                                                                   --------          -----
Cash and cash equivalents at end of period..................       $  1,604          $  12
                                                                   ========          =====
SUPPLEMENTAL NON-CASH FLOW INFORMATION:
Cash paid for interest......................................       $    557          $  --
                                                                   ========          =====
Cash paid for income taxes..................................       $    397          $  --
                                                                   ========          =====

   The accompanying notes are an integral part of the consolidated financial statements.

               NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                     COMMON STOCK                     RETAINED
                                                   -----------------   ADDITIONAL     EARNINGS         STOCK           TOTAL
                                                   CLASS A   CLASS B    PAID-IN     (ACCUMULATED   SUBSCRIPTIONS   STOCKHOLDERS'
                                                   SHARES    SHARES     CAPITAL       DEFICIT)      RECEIVABLE        EQUITY
                                                   -------   -------   ----------   ------------   -------------   -------------
Shares issued at inception (June 4, 1996)........  $    --   $     1    $   301       $    --         $    (1)        $   301
Net income (loss)................................       --        --         --          (195)             --            (195)
                                                   -------   -------    -------       -------         -------         -------
Balance at December 31, 1996.....................       --         1        301          (195)             (1)            106
Sale of shares...................................        1        --     25,212            --             (99)         25,114
Net income.......................................       --        --         --           811              --             811
                                                   -------   -------    -------       -------         -------         -------
Balance at September 30, 1997....................  $     1   $     1    $25,513       $   616         $  (100)        $26,031
                                                   =======   =======    =======       =======         =======         =======

   The accompanying notes are an integral part of the consolidated financial statements.

               NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION

     National Equipment Services, Inc. ("NES") was organized on June 4, 1996 under the laws of Delaware for the purpose of owning and operating equipment rental facilities by means of acquiring existing businesses. NES is primarily involved in the rental of equipment to construction and industrial users. NES operates from locations in Alabama, Georgia, Louisiana, Nevada, Texas and Virginia.

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include accounts of NES and its subsidiaries. All intercompany transactions and balances have been eliminated.

  FINANCIAL STATEMENT PRESENTATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

  INVENTORY

     NES's inventories primarily consist of parts and new equipment held for sale. Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market.

  RENTAL EQUIPMENT

     Rental equipment is recorded at invoice cost. Depreciation for rental equipment acquired is computed using the straight-line method over 5 to 15 year useful lives with no salvage value. Accumulated depreciation on rental equipment was $3,038,000 at September 30, 1997.

     Ordinary repairs and maintenance costs are charged to operations as incurred. When rental equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from rental equipment sales and cost of equipment sales in the statement of operations.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     The estimated useful lives for property and equipment range from 5 to 7 years for machinery and equipment, 5 to 7 years for furniture and fixtures and 3 to 5 years for vehicles.

     Ordinary repairs and maintenance costs are charged to operations as incurred. When property and equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gains or losses are included in results of operations.

               NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  ADOPTION OF NEW ACCOUNTING PRONOUNCEMENT

     Since inception, NES adopted Statement of Financial Accounting Standards
(SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the assets' carrying amounts and related goodwill exceed the undiscounted cash flows estimated to be generated by those assets. SFAS No. 121 also requires impairment losses to be recorded when the carrying amount of long-lived assets that are expected to be disposed of exceeds their fair values, net of disposal costs. SFAS No. 121 did not have a material impact on NES's financial position or results of operations for the nine months ended September 30, 1997 or the period from inception (June 4, 1996) through December 31, 1996.

  INTANGIBLE ASSETS

     Intangible assets consist of the excess cost over acquired net assets ("goodwill") which has been capitalized and is being amortized on a straight line basis over 40 years. Whenever events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable, NES reviews the carrying value of goodwill for impairment based on the undiscounted operating cash flows of the related business unit. Accumulated amortization on goodwill was $246,000, at September 30, 1997.

  OTHER ASSETS

     Loan origination costs are stated at cost and amortized to interest expense on a straight line basis over the life of the loan. Noncompete agreements are stated at cost and amortized over the lives of the agreements.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the consolidated balance sheets for cash, trade accounts receivable, accounts payable and other liabilities approximate fair value due to the immediate to short-term maturity of these financial instruments. The interest on NES's bank debt is reset every 30 to 90 days to reflect current market rates. Consequently, the carrying value of bank debt approximates fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject NES to significant concentrations of credit risk consist primarily of trade accounts receivable from construction and industrial customers. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and NES's geographic dispersion. NES performs credit evaluations of its customers' financial condition and generally does not require collateral on accounts receivable. NES maintains an allowance for doubtful accounts on its receivables based upon expected collectibility. Allowance for doubtful accounts was $277,000 and $0 at September 30, 1997 and December 31, 1996, respectively.

  RENTAL REVENUES

     Rental revenues are recognized ratably over the lease term. Sales revenues are recognized at the point of delivery.

  INCOME TAXES

     Provisions are made to record deferred income taxes in recognition of items reported differently for financial reporting purposes than for federal and state income tax purposes. NES records deferred income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The Company and its subsidiaries will file a consolidated tax return for the year ending December 31, 1997.

               NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  RELATED PARTY TRANSACTIONS

     As disclosed in these financial statements, NES has participated in certain transactions with related parties.

2. ACQUISITIONS

     In 1997, NES purchased the following rental equipment companies:

                                                                                               PURCHASE
       ACQUISITION DATE                        COMPANY                      LOCATION            PRICE
       ----------------          -----------------------------------    ----------------    --------------
July 18, 1997..................  MST Enterprises, Inc.                  Harrisonburg, VA     $ 6,000,000
July 1, 1997...................  Sprintank                              Houston, TX          $25,300,000
April 1, 1997..................  BAT Rentals, Inc.                      Las Vegas, NV        $15,900,000
March 17, 1997.................  Lone Star Rentals, Inc.                Houston, TX          $10,950,000
February 18, 1997..............  Aerial Platforms, Inc.                 Atlanta, GA          $ 4,150,000
January 6, 1997................  Brazos Rental & Tool, Inc.,
                                   Industrial Crane Maintenance
                                   Systems, Inc., and Safe Load Work
                                   Products, Inc.                       Brazoria, TX         $ 5,000,000

     The purchase prices above are subject to a customary purchase price adjustment mechanism and assumption of certain seller liabilities.

     The following pro forma financial information represents the unaudited pro forma results of operations as if the aforementioned acquisitions had been completed on January 1, 1997 and January 1, 1996, after giving effect to certain adjustments including increased depreciation and amortization of property and equipment and other assets and interest expense for acquisition debt. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have been achieved had these acquisitions been completed as of these dates, nor are the results indicative of NES's future results of operations.

                                                         FOR THE NINE     FOR THE YEAR
                                                         MONTHS ENDED        ENDED
                                                         SEPTEMBER 30,    DECEMBER 31,
                                                             1997             1996
                                                          (UNAUDITED)     (UNAUDITED)
                                                         -------------    ------------
                                                                (IN THOUSANDS)
Revenues.............................................       $41,145         $33,353
Operating income.....................................         8,240           9,241
Net income...........................................           849             158

               NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. INVENTORY

     Inventory consists of the following (in thousands):

                                                                SEPTEMBER 30,
                                                                    1997
                                                                -------------
New equipment...............................................       $1,040
Parts.......................................................        2,158
Contractor supplies.........................................           84
Other.......................................................           23
                                                                   ------
Less: reserve...............................................         (630)
                                                                   ------
                                                                   $2,675
                                                                   ======

4. PROPERTY AND EQUIPMENT

     Property and equipment, net, consists of the following (in thousands):

                                                         SEPTEMBER 30,    DECEMBER 31,
                                                             1997             1996
                                                         -------------    ------------
Leasehold improvements...............................       $   63            $--
Machinery and equipment..............................          297             20
Furniture and fixtures...............................          361             --
Vehicles.............................................        2,108             --
                                                            ------            ---
Less: accumulated depreciation.......................         (305)            (3)
                                                            ------            ---
                                                            $2,524            $17
                                                            ======            ===

     Property and equipment depreciation expense aggregated $302,000 and $3,000 for the nine months ended September 30, 1997 and the period from inception (June 4, 1996) through December 31, 1996, respectively.

5. PREPAID AND OTHER ASSETS

     Prepaid and other assets consists of the following (in thousands):

                                                         SEPTEMBER 30,    DECEMBER 31,
                                                             1997             1996
                                                         -------------    ------------
Non-compete agreements...............................       $2,540            $ --
Prepaid expenses.....................................          727              10
Loan origination costs...............................        3,510              --
Other................................................        1,136             177
                                                            ------            ----
Less: accumulated amortization.......................         (395)             --
                                                            ------            ----
                                                            $7,518            $187
                                                            ======            ====

     Amortization expense aggregated $210,000 for the nine months ended September 30, 1997. Amortization expense related to loan origination costs aggregated $185,000 for the nine months ended September 30, 1997.

               NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following (in thousands):

                                                         SEPTEMBER 30,    DECEMBER 31,
                                                             1997             1996
                                                         -------------    ------------
Accrued management fee...............................       $  150            $ --
Accrued salaries and benefits........................          428             110
Sales tax payable....................................          304              --
Accrued income taxes.................................          229              --
Accrued holdback payable.............................        1,018              --
Other................................................        2,080              --
                                                            ------            ----
                                                            $4,209            $110
                                                            ======            ====

7. DEBT

     Debt consists of the following (in thousands):

                                                               SEPTEMBER 30,
                                                                   1997
                                                               -------------
Related party notes payable, interest at 10% payable
  quarterly, $500 principal due March 17, 2002 and $500
  principal due February 18, 2002...........................      $ 1,000
Revolving credit facility loans, interest at the federal
  funds rate plus 0.5% or prime rate both plus 1.0%, or the
  eurodollar rate plus 2.5%, due no later than July 1,
  2002......................................................       42,769
Term loan, interest at the federal funds rate plus 0.5% or
  prime rate both plus 1.0%, or the eurodollar rate plus
  2.5%, principal payments due quarterly of $625 through
  June 1, 1998, $875 through June 1, 1999 and $1,125 through
  June 1, 2001..............................................       14,375
                                                                  -------
                                                                  $58,144
                                                                  =======

     On July 1, 1997, NES entered into a credit facility agreement with First Union Commercial Corporation (the "Credit Agreement"). The Credit Agreement provides for a secured revolving line of credit of $100 million and a term loan of $15 million. Interest accrues at rates of the greater of the annual Federal Funds Rate plus 0.5% or the prime rate both plus 0.5% to 1.25% based on NES's leverage ratio or at a rate of LIBOR/(1-eurodollar reserve percentage) plus 2.0% to 2.75% based on NES's leverage ratio. The average interest rate for the nine months ended September 30, 1997 was 8.94%. Principal payments for credit facility loans (to be applied first to the term loan and if necessary to revolving loans) are due annually at the lesser of 25% of excess cash flow or $1 million. Principal payments for the term loan are due quarterly at $625,000 for the first four quarters, $875,000 for the next four quarters and $1,125,000 for the next eight quarters.

     The Credit Agreement contains a number of covenants that, among other things, require NES to maintain certain financial ratios and set certain limitations on the granting of liens, assets sales, additional indebtedness, transactions with affiliates, restricted payments, investments and issuances of stock. NES is in compliance with covenants in the Credit Agreement. Substantially all assets and stock of NES are pledged as collateral for the credit facility. NES pays commitment fees of 0.5% to 0.375% on the unused portion of the outstanding line of credit balance based on NES's leverage ratio.

     NES incurred interest expense of $51,000 on borrowings from related parties for the nine months ended September 30, 1997.

               NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. INCOME TAXES

     The income tax provision is comprised of current federal and state income tax expense (benefit) of $518,900 and $(137,100) for the nine months ended September 30, 1997 and the period from inception (June 4, 1996) through December 31, 1996, respectively. Deferred tax expense (benefit) for such periods has been immaterial.

     The provision for income taxes differs from the amount of income tax determined by applying the U.S. statutory federal income tax rate of 34% to income before income taxes as a result of the following (in thousands):

                                                                          FOR THE
                                                                        PERIOD FROM
                                                                         INCEPTION
                                                       FOR THE NINE      (JUNE 4,
                                                          MONTHS           1996)
                                                           ENDED          THROUGH
                                                       SEPTEMBER 30,   DECEMBER 31,
                                                           1997            1996
                                                       -------------   -------------
Federal income taxes.................................      $ 452           $(113)
State income taxes, net of federal benefit...........         17             (16)
Other................................................         50              (8)
                                                           -----           -----
                                                           $ 519           $(137)
                                                           =====           =====

     Deferred income tax assets and liabilities are computed based on temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period.

     Deferred taxes have been provided for the temporary differences between the financial reporting bases and the tax bases of NES's assets and liabilities as follows (in thousands):

Allowances for doubtful accounts............................    $  49
Installment sale income.....................................      (23)
Property, plant and equipment...............................     (377)
                                                                -----
                                                                $(351)
                                                                =====

9. COMMON STOCK

     On June 4, 1996, in connection with the formation of NES, NES authorized 25,000 shares of Class A Common stock (24,250 of which were reserved for issuance to NES's majority stockholder), par value $0.01, and 150,000 shares of Class B Common stock (75,000 of which were reserved for issuance to NES's majority stockholder), par value $0.01.

     Each calendar quarter, each share of Class A Common is entitled to a yield in the amount of 10% per year of the sum of such share's unreturned original cost plus the unpaid yield for all prior quarters. As of September 30, 1997, the unpaid yield on the Class A Common aggregated $959,000. Class A Common stockholders, as a class, are entitled to a number of votes equal to 10% of the number of votes allocable to all Common Stock. Upon any distribution, Class A Common stockholders are entitled to (i) the unpaid yield, (ii) any unreturned original cost of the shares and (iii) 10% of any remaining distribution. Class B Common stockholders are entitled to 90% of any remaining distribution after payment to the Class A Common stockholders of all payments under clause (i) and
(ii) set forth in the preceding sentence.

               NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     NES may not declare additional distributions or dividends other than the amounts described above for Class A Common shares, issue any debt securities containing equity features, sell or dispose of more than 5% of the consolidated assets of the Company in any transaction or series of related transactions, acquire an interest in a business, acquire a business outside of the rental equipment industry, or enter into certain related party transactions, without the consent of a majority of the Class A Common and Class B Common stockholders.

     Class B Common stock sold to executives of NES vests over a 5 year period. Unpaid notes receivable of $100,000 and $1,000 as of September 30, 1997 and December 31, 1996, respectively, from executives of NES for shares of Class B Common stock are classified as stock subscriptions receivable.

10. COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES

     NES leases certain facilities, office equipment and vehicles under operating leases some of which contain renewal options. Rental expense was $505,000 for the nine months ended September 30, 1997.

     Future minimum rental commitments as of September 30, 1997 under noncancelable operating leases are (in thousands):

1997........................................................    $  235
1998........................................................       842
1999........................................................       567
2000........................................................       507
2001........................................................       483
Thereafter..................................................       394
                                                                ------
                                                                $3,028
                                                                ======

  LEGAL MATTERS

     NES is party to legal proceedings and potential claims arising in the ordinary course of its business. In the opinion of management, the ultimate resolution of these matters will have no material adverse effect on NES's financial position, results of operations or cash flows.

11. EMPLOYEE BENEFIT PLANS

     The Company sponsors a profit sharing and 401(k) plan (the "Plan") in which employees over 21 years of age with greater than one-half year of service are eligible. Under the Plan, NES contributes a discretionary percentage (2.5% for the nine months ended September 30, 1997) of each eligible employee's base annual wages to a trust out of its net profits. In addition, eligible employees can defer up to 15% of their salary with a partially matching contribution by NES of 50% of the first 5% of the employee contribution. The employer contributions vest over a five year period. Contributions by NES to the Plan were $61,000 for the nine months ended September 30, 1997.

12. SUBSEQUENT EVENTS

     Subsequent to year end, NES entered into five letters of intent to purchase the assets of rental equipment companies. These pending acquisitions are expected to close in the first quarter of 1998. Two of these businesses are located in the Midwest, one is located in the Southwest and two are located in the West. Three are renters of specialty equipment and two are renters of aerial work platforms.

               NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

13. RELATED PARTY TRANSACTIONS

     Pursuant to a Professional Services Agreement dated January 6, 1997, NES pays management fees of $200,000 per year and investment fees of 1% of all debt and equity financings of NES to an affiliate of NES's majority stockholder, who owns 95.0% of the Class A Common stock and 83.4% of the Class B Common stock. Total fees paid during the nine months ended September 30, 1997 were $463,000 and fees owed at September 30, 1997 were $430,000.

     In connection with the acquisitions of Lone Star Rentals, Inc. and Aerial Platforms, Inc., NES issued promissory notes to two former shareholders of the acquired businesses who continue to be current employees of the Company. See terms of these notes under Note 7 above.

     In connection with several of the acquisitions, NES entered into lease agreements for certain facilities with employees of NES who were prior owners of the acquired companies. Amounts due under these leases are included in the future minimum rental commitments under noncancelable operating leases schedule in Note 10 above.

     Stock subscriptions receivable of $100,000 and $1,000 relate to notes due from officers of NES related to purchases of Class B Common Stock and are secured by the purchased Class B Common shares. Interest on the notes accrues at the federal funds rate and is payable in full at maturity on June 4, 2006 or upon termination of employment. Accrued interest on these notes was $6,000 and $0 for the nine months ended September 30, 1997 and the period from inception (June 4, 1996) through December 31, 1996, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of Aerial
Platforms, Inc. and the Board of Directors of National Equipment Services, Inc.

     In our opinion, the accompanying balance sheets and the related statements of operations, of cash flows and of changes in stockholder's equity, present fairly, in all material respects, the financial position of Aerial Platforms, Inc. at February 17, 1997 and January 31, 1997, and the results of its operations and its cash flows for the seventeen days ended February 17, 1997 and the year ended January 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
November 4, 1997

                             AERIAL PLATFORMS, INC.

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                              FEBRUARY 17,   JANUARY 31,
                                                                  1997          1997
                                                              ------------   -----------
ASSETS:
  Cash......................................................     $  265        $  213
  Accounts receivable, net..................................        654           666
  Inventory.................................................         71            72
  Prepaid and other assets..................................         57            31
  Rental equipment, net.....................................      1,752         1,758
  Property and equipment, net...............................        134           149
                                                                 ------        ------
       Total assets.........................................     $2,933        $2,889
                                                                 ======        ======
LIABILITIES AND STOCKHOLDER'S EQUITY:
  Accounts payable..........................................     $  137        $   75
  Accrued expenses and other liabilities....................        133           108
  Income taxes..............................................        142           148
  Debt......................................................      1,214         1,243
                                                                 ------        ------
       Total liabilities....................................      1,626         1,574
Commitments and contingencies (Note 7)......................
Common stock, $0.01 par, 10,000 shares authorized, 500
  shares issued and outstanding.............................          1             1
Paid-in capital.............................................         --            --
Retained earnings...........................................      1,306         1,314
                                                                 ------        ------
       Total stockholder's equity...........................      1,307         1,315
                                                                 ------        ------
       Total liabilities and stockholder's equity...........     $2,933        $2,889
                                                                 ======        ======

   The accompanying notes are an integral part of these financial statements.

                             AERIAL PLATFORMS, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                 SEVENTEEN         YEAR
                                                                 DAYS ENDED        ENDED
                                                                FEBRUARY 17,    JANUARY 31,
                                                                    1997           1997
                                                                ------------    -----------
REVENUES:
  Rental revenues...........................................        $127          $3,385
  Rental equipment sales....................................          24             496
  New equipment sales.......................................          66             693
  Other.....................................................          16             172
                                                                    ----          ------

       Total revenues.......................................         233           4,746
                                                                    ----          ------

COST OF REVENUES:
  Rental equipment expenses.................................          41             697
  Rental equipment depreciation.............................          15             257
  Cost of rental equipment sales............................          19             184
  Cost of new equipment sales...............................          59             569
  Direct operating expenses.................................          35             665
                                                                    ----          ------

       Total cost of revenues...............................         169           2,372
                                                                    ----          ------

Gross profit................................................          64           2,374
Selling, general and administrative expenses................          64           1,302
Non-rental depreciation and amortization....................           8              74
                                                                    ----          ------

Operating (loss) income.....................................          (8)            998
Interest income (expense), net..............................          (6)           (124)
                                                                    ----          ------

Income (loss) before income taxes...........................         (14)            874
Income tax expense (benefit)................................          (6)            353
                                                                    ----          ------

Net (loss) income...........................................        $ (8)         $  521
                                                                    ====          ======


   The accompanying notes are an integral part of these financial statements.

                             AERIAL PLATFORMS, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 SEVENTEEN
                                                                 DAYS ENDED     YEAR ENDED
                                                                FEBRUARY 17,    JANUARY 31,
                                                                    1997           1997
                                                                ------------    -----------
OPERATING ACTIVITIES:
Net income (loss)...........................................        $ (8)          $ 521
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation..............................................          23             331
  Loss (gain) on sale of equipment..........................           2            (304)
  Deferred income taxes.....................................          --            (118)
  Changes in operating assets and liabilities:
     Accounts receivable....................................          12            (231)
     Inventories............................................           1             (17)
     Prepaid and other assets...............................         (26)            (21)
     Accounts payable.......................................          62              22
     Accrued expenses and other liabilities.................          19             (18)
                                                                    ----           -----
Net cash provided by operating activities...................          85             165
                                                                    ----           -----
INVESTING ACTIVITIES:
Purchases of rental equipment...............................         (28)           (803)
Proceeds from sale of rental equipment......................          24             496
Purchases of property and equipment.........................          --             (12)
Proceeds from sale of property and equipment................          --              --
                                                                    ----           -----
Net cash used in investing activities.......................          (4)           (319)
                                                                    ----           -----
FINANCING ACTIVITIES:
Proceeds from long-term debt................................          --             468
Payments on long-term debt..................................         (29)           (441)
                                                                    ----           -----
Net cash provided by (used in) financing activities.........         (29)             27
                                                                    ----           -----
Net increase (decrease) in cash.............................          52            (127)
Cash at beginning of period.................................         213             340
                                                                    ----           -----
Cash at end of period.......................................        $265           $ 213
                                                                    ====           =====
SUPPLEMENTAL NON-CASH FLOW INFORMATION:
Cash paid for interest......................................        $ 12           $ 122
                                                                    ====           =====
Cash paid for income taxes..................................        $ --           $ 398
                                                                    ====           =====

   The accompanying notes are an integral part of these financial statements.

                             AERIAL PLATFORMS, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                               COMMON STOCK
                                       -----------------------------                                       TOTAL
                                                          STATED          PAID-IN        RETAINED      STOCKHOLDER'S
                                          SHARES           VALUE          CAPITAL        EARNINGS         EQUITY
                                       -------------   -------------   -------------   -------------   -------------
Balance at January 31, 1996.........         500          $    1          $   --          $  793          $  794
Net income..........................                          --              --             521             521
                                          ------          ------          ------          ------          ------
Balance at January 31, 1997.........         500               1              --           1,314           1,315
Net income (loss)...................                          --              --              (8)             (8)
                                          ------          ------          ------          ------          ------
Balance at February 17, 1997........         500          $    1          $   --          $1,306          $1,307
                                          ======          ======          ======          ======          ======

   The accompanying notes are an integral part of these financial statements.

                             AERIAL PLATFORMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION

     Aerial Platforms, Inc. ("Aerial") is a C corporation primarily involved in the short-term rental of platform aerial lifts, and to a lesser extent, selling related new and used equipment. Aerial's principal customers are construction contractors located in the Atlanta, Georgia area. Aerial operates from one leased facility located in Norcross (Atlanta), Georgia.

  FINANCIAL STATEMENT PRESENTATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

  RENTAL REVENUE

     Rental revenue is recognized ratably over the expected lease term.

  RENTAL EQUIPMENT

     Rental equipment consists of platform aerial lifts and is recorded at cost. Depreciation for rental equipment acquired is computed using the straight-line method over an estimated five to seven year useful life with no salvage value. Accumulated depreciation on rental equipment was approximately $1,947,000 and $1,960,000 at February 17, 1997 and January 31, 1997, respectively.

     Ordinary repairs and maintenance costs are charged to operations as incurred. When rental equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from rental equipment sales and cost of equipment sales in the statement of operations.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives for property and equipment range from three to five years for vehicles and delivery equipment, and five to seven years for tools, yard equipment and furniture and fixtures.

     Ordinary repairs and maintenance costs are charged to operations as incurred. When property and equipment are disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gains or losses are included in the statement of operations.

  ADOPTION OF NEW ACCOUNTING PRONOUNCEMENT

     On February 1, 1996, Aerial adopted Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the assets' carrying amounts exceed the undiscounted cash flows estimated to be generated by those assets. SFAS No. 121 also requires impairment losses to be recorded when the carrying amount of long-lived assets that are expected to be disposed of exceed their fair values, net of disposal costs. Adoption of

                             AERIAL PLATFORMS, INC.

SFAS No. 121 did not have a material impact on Aerial's financial position at January 31, 1997 or results of operations for the year then ended.

  INVENTORIES

     Aerial's inventories of $71,000 and $72,000 at February 17, 1997 and January 31, 1997, respectively, consist primarily of spare parts held for use in servicing and repairing platform aerial lifts. Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheets for trade accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value due to the short-term nature of these financial instruments. The fair value of notes receivable and notes payable is determined using current interest rates for similar instruments as of February 17, 1997 and approximates the carrying value of these notes.

  CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject Aerial to significant concentrations of credit risk consist primarily of trade accounts receivable from construction customers located in one geographical location. Aerial generally does not require collateral on accounts receivable. Aerial maintains an allowance for doubtful accounts on its receivables based upon expected collectibility. Allowance for doubtful accounts was $24,250 and $24,000 at February 17, 1997 and January 31, 1997, respectively.

  ADVERTISING COSTS

     Aerial advertises primarily through trade journals and the media. Advertising costs are expensed as incurred.

  INCOME TAXES

     Deferred income tax assets and liabilities are computed based on temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or benefits are based on the changes in the deferred income tax assets or liabilities from period to period.

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                          FEBRUARY 17,   JANUARY 31,
                                                              1997          1997
                                                          ------------   -----------
Vehicles and delivery equipment.........................      $122          $122
Tools and yard equipment................................       196           212
Furniture and fixtures..................................        33            33
                                                              ----          ----
                                                               351           367
Less: accumulated depreciation..........................      (217)         (218)
                                                              ----          ----
                                                              $134          $149
                                                              ====          ====

                             AERIAL PLATFORMS, INC.

3. PREPAID AND OTHER ASSETS

     Prepaid and other assets consists of the following (in thousands):

                                                          FEBRUARY 17,   JANUARY 31,
                                                              1997          1997
                                                          ------------   -----------
Officer and employee advances...........................      $36            $22
Other...................................................       21              9
                                                              ---            ---
                                                              $57            $31
                                                              ===            ===

4. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following (in thousands):

                                                          FEBRUARY 17,   JANUARY 31,
                                                              1997          1997
                                                          ------------   -----------
Sales taxes payable.....................................      $ 56          $ 48
Accrued benefit plan contributions......................        52            53
Accrued salaries........................................        12            --
Other...................................................        13             7
                                                              ----          ----
                                                              $133          $108
                                                              ====          ====

5. DEBT

                                                                FEBRUARY 17,    JANUARY 31,
                                                                    1997           1997
                                                                ------------    -----------
                                                                      (IN THOUSANDS)
Note payable in monthly installments of $16,850 plus
  interest at the prime rate plus 1.5% (prime rate at
  February 17, 1997 and January 31, 1997 was 8.25%) with the
  final payment due in February 1999. (See Note 9)..........       $  404         $  421
Notes payable in monthly installments of approximately
  $12,062 including interest at the prime rate plus 1.5%
  with the final payments due at varying dates through
  November 2000. (See Note 9)...............................          214            219
Note payable in monthly installments of approximately $6,828 including interest at the prime rate plus 1.5% with final
  payment due July 1999. (See Note 9).......................          190            190
Note payable in monthly installments of approximately $7,780 including interest at the prime rate plus 1.5% with final
  payment due in September 1999. (See Note 9)...............          213            219
Note payable in monthly installments of approximately $1,993 including interest at the prime rate plus 1.5% with final
  payment due in September 2001. (See Note 9)...............           58             59
Note payable in monthly installments of approximately $4,420 including interest at the prime rate plus 2% with the
  final payment due in May 1998. (See Note 9)...............           65             65
Notes payable in monthly installments of $4,994 including
  interest of 10%, 9% and 11%, with the final payments due
  in February 1997, July 1999 and February 1999,
  respectively. (See Note 9)................................           70             70
                                                                   ------         ------
     Total debt.............................................       $1,214         $1,243
                                                                   ======         ======

                             AERIAL PLATFORMS, INC.

6. INCOME TAXES

     The components of the provision for income taxes are as follows (in thousands):

                                                           SEVENTEEN        YEAR
                                                           DAYS ENDED       ENDED
                                                          FEBRUARY 17,   JANUARY 31,
                                                              1997          1997
                                                          ------------   -----------
CURRENT:
  Federal...............................................      $(5)          $191
  State.................................................       (1)            34
DEFERRED:
  Federal...............................................       --            109
  State.................................................       --             19
                                                              ---           ----
                                                              $(6)          $353
                                                              ===           ====

     The provision for income taxes differs from the amount of income tax determined by applying the U.S. statutory federal income tax rate of 34% to income before income taxes as a result of the following (in thousands):

                                                           SEVENTEEN        YEAR
                                                           DAYS ENDED       ENDED
                                                          FEBRUARY 17,   JANUARY 31,
                                                              1997          1997
                                                          ------------   -----------
(Loss) income at statutory rate.........................      $(5)          $297
Effect of state taxes, net..............................       (1)            51
Other...................................................       --              5
                                                              ---           ----
                                                              $(6)          $353
                                                              ===           ====

     Deferred tax assets (liabilities) are as follows (in thousands):

                                                          FEBRUARY 17,   JANUARY 31,
                                                              1997          1997
                                                          ------------   -----------
Depreciation............................................     $(153)         $(153)
Allowance for doubtful accounts.........................        10             10
                                                             -----          -----
Net deferred tax liability..............................     $(143)         $(143)
                                                             =====          =====

7. COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES

     Aerial conducts its operations in leased facilities under an operating lease which expires in May 1998. Aerial also leases vehicles and certain rental equipment under cancelable and noncancelable lease agreements which expire at varying dates through July 2000. Rental expense was $45,000 and $658,000 for the seventeen days ended February 17, 1997 and year ended January 31, 1997, respectively.

                             AERIAL PLATFORMS, INC.

     Future minimum rental commitments as of February 17, 1997 under noncancelable operating leases are (in thousands):

       1998              ............................................................    $118
       1999              ............................................................      95
       2000              ............................................................      77
       2001              ............................................................      20
       2002              ............................................................      --
                                                                                         ----
                                                                                         $310
                                                                                         ====

  LEGAL MATTERS

     Aerial is party to legal proceedings and claims arising in the ordinary course of its business. In the opinion of management, the ultimate resolution of these matters will have no material adverse effect on Aerial's financial position, results of operations or cash flows.

8. EMPLOYEE BENEFIT PLAN

     During the year ended January 31, 1995, Aerial established a simplified employee pension plan covering substantially all employees. Employees meeting certain age and length of service requirements are eligible to participate. Employee contributions are permitted up to a maximum of 10% of covered compensation. There are no required matching contributions by Aerial since Aerial's contributions are at the discretion of the Board of Directors. Aerial's contributions were $0 and $43,000 for the seventeen days ended February 17, 1997 and the year ended January 31, 1997, respectively.

9. SUBSEQUENT EVENTS

     On February 17, 1997, Aerial's sole shareholder sold all of the outstanding common stock of Aerial to National Equipment Services, Inc. ("NES") in exchange for a $3,750,000 cash payment (subject to a customary purchase price adjustment mechanism), a $500,000 promissory note ($350,000 of which is in consideration for the common stock of Aerial and $150,000 of which is in consideration for certain non-compete covenants given by the sole shareholder of Aerial's common stock) and the assumption of certain liabilities and obligations. Aerial's results of operations are included with NES subsequent to February 17, 1997.

     At such closing, NES paid the remaining principal and accrued interest on the notes payable to Fidelity National Bank in the amount of $1,219,600. Additionally, NES purchased all of the leased rental equipment at February 17, 1997 for approximately $1,889,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of Lone Star
Rentals, Inc. and the Board of Directors of National Equipment Services, Inc.

     In our opinion, the accompanying balance sheets and the related statements of operations, of cash flows and of changes in stockholder's equity, present fairly, in all material respects, the financial position of Lone Star Rentals, Inc. at March 16, 1997, December 31, 1996 and 1995, and the results of its operations and its cash flows for the period ended March 16, 1997 and for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Houston, Texas
November 4, 1997

                            LONE STAR RENTALS, INC.

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                           MARCH 16,     DECEMBER 31,   DECEMBER 31,
                                                              1997           1996           1995
                                                          ------------   ------------   ------------
ASSETS:
  Cash..................................................    $    --        $    89        $    88
  Accounts receivable, net..............................      1,193          1,187          1,338
  Inventory.............................................        708            622            338
  Rental equipment, net.................................      6,688          6,952          7,622
  Property and equipment, net...........................        165            178            262
  Prepaid and other assets..............................        382            377            446
                                                            -------        -------        -------
       Total assets.....................................    $ 9,136        $ 9,405        $10,094
                                                            =======        =======        =======
LIABILITIES AND STOCKHOLDER'S EQUITY:
  Accounts payable......................................    $   660        $   408        $   236
  Accrued expenses and other liabilities................        274            293            257
  Debt..................................................      4,348          4,529          5,481
  Obligations under capital leases......................        410            454            640
                                                            -------        -------        -------
       Total liabilities................................      5,692          5,684          6,614
                                                            -------        -------        -------
Commitments and contingencies (Note 9)
Stockholder's equity....................................      3,444          3,721          3,480
                                                            -------        -------        -------
       Total liabilities and stockholder's equity.......    $ 9,136        $ 9,405        $10,094
                                                            =======        =======        =======

   The accompanying notes are an integral part of these financial statements.
                                       \

                            LONE STAR RENTALS, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                 PERIOD            YEAR ENDED
                                                                  ENDED           DECEMBER 31,
                                                                MARCH 16,    ----------------------
                                                                  1997         1996         1995
                                                                ---------    ---------    ---------
REVENUES:
  Rental revenue............................................     $1,455       $8,168       $8,324
  Sales of equipment and supplies...........................        188        1,181        1,379
                                                                 ------       ------       ------
       Total revenues.......................................      1,643        9,349        9,703
                                                                 ------       ------       ------
COST OF REVENUES:
  Rental equipment depreciation.............................        242        1,440        1,356
  Cost of equipment and supplies............................        119          888        1,079
  Direct operating expenses.................................      1,308        5,395        5,130
                                                                 ------       ------       ------
       Total cost of revenues...............................      1,669        7,723        7,565
                                                                 ------       ------       ------
Gross profit (loss).........................................        (26)       1,626        2,138
Selling, general and administrative expense.................        177          817          865
Non-rental depreciation and amortization....................         26          169          170
                                                                 ------       ------       ------
Operating (loss) income.....................................       (229)         640        1,103
Other income................................................        139          271          231
Interest income (expense) net...............................       (164)        (530)        (608)
                                                                 ------       ------       ------
Net income (loss)...........................................     $ (254)      $  381       $  726
                                                                 ======       ======       ======
Pro forma tax provision (benefit) (unaudited):
  Income (loss) before income taxes.........................     $ (254)      $  381       $  726
  Pro forma provision (benefit) for income taxes............        (89)         133          254
                                                                 ------       ------       ------
  Pro forma net income (loss)...............................     $ (165)      $  248       $  472
                                                                 ======       ======       ======

   The accompanying notes are an integral part of these financial statements.

                            LONE STAR RENTALS, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               PERIOD        YEAR ENDED
                                                                ENDED       DECEMBER 31,
                                                              MARCH 16,   -----------------
                                                                1997       1996      1995
                                                              ---------   -------   -------
OPERATING ACTIVITIES:
Net income..................................................   $  (254)   $   381   $   726
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation..............................................       268      1,609     1,526
  Gain on sale of equipment.................................        --       (175)     (184)
  Changes in operating assets and liabilities:
     Accounts receivable....................................        (6)       151      (192)
     Inventory..............................................       (86)      (284)      318
     Prepaid and other assets...............................        (5)        69        20
     Accounts payable.......................................       252        172       (71)
     Accrued expenses and other liabilities.................       (19)        36        30
                                                               -------    -------   -------
Net cash provided by operating activities...................       150      1,959     2,173
                                                               -------    -------   -------
INVESTING ACTIVITIES:
Purchases of rental equipment...............................         9     (1,595)   (3,019)
Proceeds from sale of rental equipment......................        --        733     1,013
Purchases of property and equipment.........................        --         (6)      (51)
Proceeds from sale of property and equipment................        --          2        76
                                                               -------    -------   -------
Net cash provided by (used in) investing activities.........         9       (866)   (1,981)
                                                               -------    -------   -------
FINANCING ACTIVITIES:
Proceeds from debt..........................................        --      1,640     2,871
Payments on debt............................................      (225)    (2,592)   (2,881)
Dividends paid..............................................       (23)      (140)     (231)
                                                               -------    -------   -------
Net cash used in financing activities.......................      (248)    (1,092)     (241)
                                                               -------    -------   -------
Net increase (decrease) in cash.............................       (89)         1       (49)
Cash at beginning of period.................................        89         88       137
                                                               -------    -------   -------
Cash at end of period.......................................   $    --    $    89   $    88
                                                               =======    =======   =======
SUPPLEMENTAL NON-CASH FLOW INFORMATION:
Cash paid for interest......................................   $   164    $   529   $   607
                                                               =======    =======   =======

   The accompanying notes are an integral part of these financial statements.

                            LONE STAR RENTALS, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                              STOCKHOLDER'S
                                                                 EQUITY
                                                              -------------
Balance at December 31, 1994................................       $2,985
Net income..................................................          726
Dividends...................................................         (231)
                                                                   ------
Balance at December 31, 1995................................        3,480
Net income..................................................          381
Dividends...................................................         (140)
                                                                   ------
Balance at December 31, 1996................................        3,721
Net income..................................................         (254)
Dividends...................................................          (23)
                                                                   ------
Balance at March 16, 1997...................................       $3,444
                                                                   ======

   The accompanying notes are an integral part of these financial statements.

                            LONE STAR RENTALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION

     Lone Star Rentals, Inc. ("Lone Star") is an S Corporation primarily involved in the short-term rental of general purpose construction equipment, and to a lesser extent, selling complementary parts, merchandise and new and used equipment to commercial and residential construction companies, industrial enterprises, homeowners and other customers. Lone Star operates from five separate locations, four of which are in the Houston, Texas metropolitan area and one of which is in Corpus Christi, Texas. Lone Star's executive offices are located in Houston, Texas.

  RENTAL REVENUES

     Rental revenues are recognized upon the earliest occurrence of either the return of the equipment or the end of one month's rental term. For rental contracts greater than one month, rental revenues are recognized notably over the contract period.

  INVENTORY

     Lone Star's inventories primarily consist of items such as equipment, hand tools and accessories held for resale. Inventories are stated at the lower of cost, determined by the first-in, first-out method and replacement value, or market.

  RENTAL EQUIPMENT

     Rental equipment is recorded at cost. Depreciation for rental equipment acquired is computed using the straight line method over an estimated average 7-year useful life with no salvage value.

     Ordinary maintenance and repairs costs are charged to operations as incurred. When rental equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from rental equipment sales and cost of equipment sales in the statement of operations.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation is computed using the straight line method over the estimated useful lives of the assets.

     The estimated useful lives for property and equipment range from 7 to 25 years for buildings, 3 to 7 years for vehicles, delivery and yard equipment, and 1 to 7 years for fixtures and leasehold improvements.

     Ordinary maintenance and repairs costs are charged to operations as incurred. When property and equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gains or losses are included in results of operations.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheets for trade accounts receivable, accounts payable and other liabilities approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of notes receivable and notes payable using current interest rates for similar instruments as of March 16, 1997, and December 31, 1996 and 1995 approximates their carrying value as the underlying instruments include provisions to adjust interest rates to approximate fair market value.

                            LONE STAR RENTALS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

  CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject Lone Star to significant concentrations of credit risk consist primarily of trade accounts receivable from construction and industrial customers. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and Lone Star's geographic dispersion. Lone Star performs credit evaluations of its customers' financial condition and generally does not require collateral on accounts receivable.

  ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the related reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  ADVERTISING COSTS

     Lone Star advertises primarily through trade journals and the media. Advertising costs are expensed as incurred.

  INCOME TAXES

     Lone Star's parent is a subchapter S corporation, taxes are the responsibility of the individual shareholders of the parent. The pro forma provision for income taxes approximate what Lone Star's tax provision would be if subject to income taxes as a C corporation.

  RELATED PARTY TRANSACTIONS

     As disclosed in these financial statements, Lone Star has participated in certain transactions with related parties.

2. INVENTORY

     Inventory consists of the following (in thousands):

                                                                     DECEMBER 31,
                                                         MARCH 16,   -------------
                                                           1997      1996    1995
                                                         ---------   -----   -----
Equipment..............................................    $490       $411    $142
Parts and supplies.....................................     218        211     196
                                                           ----       ----    ----
                                                           $708       $622    $338
                                                           ====       ====    ====

                            LONE STAR RENTALS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RENTAL EQUIPMENT

     Rental equipment consists of the following (in thousands):

                                                                   DECEMBER 31,
                                                   MARCH 16,   ---------------------
                                                     1997        1996        1995
                                                   ---------   ---------   ---------
Air compressors and tools........................   $ 1,584     $ 1,590     $ 1,479
Compaction and concrete..........................       866         919         985
Earth moving equipment...........................     3,954       4,023       3,913
Forklifts, highreach and scaffolding.............     1,365       1,574       1,581
Generators and lighting..........................       607         620         693
Plumbing and painting............................       276         273         287
Trenchers and trailers...........................       455         457         232
Pumps............................................       510         507         527
Welders..........................................       569         570         644
Other............................................       719         717         731
                                                    -------     -------     -------
                                                     10,905      11,250      11,072
Less: accumulated depreciation...................    (4,217)     (4,298)     (3,450)
                                                    -------     -------     -------
                                                    $ 6,688     $ 6,952     $ 7,622
                                                    =======     =======     =======

4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                                      DECEMBER 31,
                                                      MARCH 16,   ---------------------
                                                        1997        1996        1995
                                                      ---------   ---------   ---------
Vehicles and delivery equipment....................     $300        $300        $303
Furniture and fixtures.............................      268         268         254
Leasehold improvements.............................       43          43          43
Building improvements..............................      127         127         127
                                                        ----        ----        ----
                                                         738         738         727
Less: accumulated depreciation.....................     (573)       (560)       (465)
                                                        ----        ----        ----
                                                        $165        $178        $262
                                                        ====        ====        ====

5. PREPAID AND OTHER ASSETS

     Prepaid and other assets consists of the following (in thousands):

                                                                      DECEMBER 31,
                                                      MARCH 16,   ---------------------
                                                        1997        1996        1995
                                                      ---------   ---------   ---------
Non-compete agreement..............................     $350        $363        $438
Other..............................................       32          14           8
                                                        ----        ----        ----
                                                        $382        $377        $446
                                                        ====        ====        ====

     Lone Star has entered into a non-compete agreement with a former owner which expires on December 1, 2002. The original cost of $750,000 is being amortized over a ten year life using the straight line method.

                            LONE STAR RENTALS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following (in thousands):

                                                                      DECEMBER 31,
                                                   MARCH 16,       -------------------
                                                     1997           1996         1995
                                                   ---------       ------       ------
Customer deposits..............................     $   30         $   25       $   21
Sales tax payable..............................         24             44           49
Payroll tax payable............................         --              7            1
Accrued property tax payable...................        203            173          172
Other..........................................         17             44           14
                                                    ------         ------       ------
                                                    $  274         $  293       $  257
                                                    ======         ======       ======

7. DEBT

     Debt consists of the following (in thousands):

                                                                      DECEMBER 31,
                                                   MARCH 16,       -------------------
                                                     1997           1996         1995
                                                   ---------       ------       ------
CURRENT PORTION OF DEBT:

  Floor plan payable Homelite..................     $   --         $   14       $   78
  Floor plan payable Kubota....................        245            171           11
  Floor plan payable Nations...................        123            131           --
  Floor plan payable Mitsui....................         --             --           19
  Current notes payable Pinemont...............        649            649          400
  Current notes payable Texas Commerce.........         --             --           --
  Current portion of long-term debt............      1,517          1,725        2,290
                                                    ------         ------       ------
       Total current debt......................      2,534          2,690        2,798
                                                    ------         ------       ------
LONG-TERM PORTION OF DEBT:
  Notes payable Pinemont Bank..................        133            133          267
  Merchants Park Bank vehicles.................         11             11           22
  Merchants Park Bank building and land........          1              1            6
  Notes payable Case Credit....................        685            685          515
  Notes payable Chicago Pneumatic..............         18             18           56
  Notes payable Ingersoll Rand.................         14             25          115
  Notes payable John Deere.....................        252            252          374
  Notes payable Kubota Credit..................         46             46          203
  Notes payable Mitsui.........................        163            177          254
  Notes payable Miller Services................         19             19          121
  Notes payable Orix...........................         28             28          214
  Notes payable Jack Fulton....................        444            444          532
  Notes payable Navistar.......................         --             --            4
                                                    ------         ------       ------
       Total long-term debt....................      1,814          1,839        2,683
                                                    ------         ------       ------
       Total debt..............................     $4,348         $4,529       $5,481
                                                    ======         ======       ======

     Interest and principal is payable monthly or quarterly at rates ranging from 5.7% to 12%. The note agreements include restrictions as to limitations upon certain ratios of liabilities to net worth and upon the minimum net worth of Lone Star. Lone Star is in compliance with covenants in all agreements. Substantially

                            LONE STAR RENTALS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

all rental equipment, property and equipment, and accounts receivable of Lone Star are pledged as collateral for the bank line of credit demand notes, and notes related to purchases of certain businesses.

     On bank notes payable, Lone Star incurred interest expense of $66,000, $778,000 and $605,000 for the periods ended March 16, 1997, December 31, 1996 and December 31, 1995, respectively.

     Maturities of debt are as follows at March 16, 1997 (in thousands):

1997........................................................    $2,534
1998........................................................       878
1999........................................................       523
2000........................................................       287
2001........................................................       126
                                                                ------
                                                                $4,348
                                                                ======

8. OBLIGATIONS UNDER CAPITAL LEASES

     Capitalized leases recorded as assets consist of the following (in thousands):

                                                                    DECEMBER 31,
                                               MARCH 16,    ----------------------------
                                                 1997           1996            1995
                                               ---------    ------------    ------------
Compaction and concrete......................    $180           $180            $180
Forklifts, highreach and scaffolding.........      81             81              81
Trenchers and trailers.......................     254            254             254
Pumps........................................     245            245             245
Other........................................      46             46              46
                                                 ----           ----            ----
                                                  806            806             806
Less: accumulated depreciation...............    (270)          (249)           (127)
                                                 ----           ----            ----
                                                 $536           $557            $679
                                                 ====           ====            ====

     Obligations under capital leases consists of the following (in thousands):

                                                                    DECEMBER 31,
                                               MARCH 16,    ----------------------------
                                                 1997           1996            1995
                                               ---------    ------------    ------------
  Leases payable AEL/Reli....................    $ 55           $244            $466
  Leases payable Associated..................     338            156              73
  Leases payable Bankers Leasing.............      --              6              28
  Leases payable Clark Financials............      14             34              50
  Leases payable Manifest Group..............       3             14              23
                                                 ----           ----            ----
                                                  410            454             640
                                                 ====           ====            ====
Current portion..............................     223            284             267
                                                 ----           ----            ----
Long-term portion............................    $187           $170            $373
                                                 ====           ====            ====

     Future minimum lease payments as of March 16, 1997 are (in thousands):

1997........................................................    $267
1998........................................................     117
1999........................................................      51
2000........................................................      18
Thereafter..................................................      --
                                                                ----
                                                                $453
                                                                ====

                            LONE STAR RENTALS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

9. COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES

     Lone Star leases certain facilities under operating leases which contain renewal options and provide for periodic cost of living adjustments. Rental expense was $241,000 and $236,000 for the years ended December 31, 1995 and 1996 respectively, and $49,000 for the period ended March 16, 1997.

     Future minimum rental commitments as of March 16, 1997 under non-cancelable operating leases are (in thousands):

1997........................................................    $  192
1998........................................................       242
1999........................................................       242
2000........................................................       242
2001........................................................       242
Thereafter..................................................        51
                                                                ------
                                                                $1,211
                                                                ======

  LEGAL MATTERS

     Lone Star is party to legal proceedings and potential claims arising in the ordinary course of its business. Management believes that the ultimate resolution of these matters will have no material adverse effect on Lone Star's financial position, results of operations or cash flows.

10. SUBSEQUENT EVENTS

     On March 17, 1997, Lone Star's owner sold substantially all of Lone Star's assets to NES Acquisition Corp., a wholly owned subsidiary of National Equipment Services, Inc. for a $10,579,711 cash payment (subject to a customary purchase price adjustment mechanism), a promissory note in the principal amount of $500,000 ($350,000 of which is in partial consideration for such assets and $150,000 of which is in consideration for certain non-compete covenants by Lone Star's former owner) and the assumption of certain liabilities and obligations.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
of BAT Rentals, Inc. and the Board of Directors of National Equipment Services, Inc.

     In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholder's equity and of cash flows, present fairly, in all material respects, the financial position of BAT Rentals, Inc. at March 31, 1997, December 31, 1996 and 1995, and the results of its operations and its cash flows for the three months ended March 31, 1997, and for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Chicago, Illinois
November 4, 1997

                               BAT RENTALS, INC.
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                             MARCH 31,      DECEMBER 31,    DECEMBER 31,
                                                                1997            1996            1995
                                                            ------------    ------------    ------------
ASSETS:
  Cash and cash equivalents.............................      $ 1,609         $ 1,750         $ 1,879
  Accounts receivable, net..............................        1,574           1,322           1,107
  Inventory, net........................................          530             645             672
  Rental equipment, net.................................        5,945           5,779           4,434
  Property and equipment, net...........................        1,808           1,855           1,976
  Prepaid and other assets..............................           30             153              43
                                                              -------         -------         -------
       Total assets.....................................      $11,496         $11,504         $10,111
                                                              =======         =======         =======
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable......................................      $    84         $    36         $   126
  Accrued expenses and other liabilities................          216             121             200
  Debt..................................................        2,891           3,302           3,191
                                                              -------         -------         -------
       Total liabilities................................        3,191           3,459           3,517
  Common stock, $10 par, 1,000 shares authorized, 700
     shares issued and outstanding......................            7               7               7
  Other paid-in capital.................................            2               2               2
  Retained earnings.....................................        9,225           8,965           7,514
  Treasury stock........................................         (929)           (929)           (929)
                                                              -------         -------         -------
       Total stockholders' equity.......................        8,305           8,045           6,594
                                                              -------         -------         -------
       Total liabilities and stockholders' equity.......      $11,496         $11,504         $10,111
                                                              =======         =======         =======

   The accompanying notes are an integral part of these financial statements.

                               BAT RENTALS, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                              FOR THE
                                                               THREE
                                                               MONTHS           FOR THE YEARS ENDED
                                                               ENDED        ----------------------------
                                                             MARCH 31,      DECEMBER 31,    DECEMBER 31,
                                                                1997            1996            1995
                                                            ------------    ------------    ------------
REVENUES:
  Rental revenues.......................................      $ 1,457         $ 6,328         $ 4,856
  Rental equipment sales................................          995           2,879           2,486
  New equipment sales...................................        1,250           3,547           4,733
  Other.................................................          100             386             378
                                                              -------         -------         -------
       Total revenues...................................        3,802          13,140          12,453
                                                              -------         -------         -------
COST OF REVENUES:
  Rental equipment expenses.............................           12             184              80
  Rental equipment depreciation.........................          707           2,576           2,059
  Cost of rental equipment sales........................          352           1,411             968
  Cost of new equipment sales...........................        1,010           2,961           4,052
  Direct operating expense..............................          450           1,623           1,653
                                                              -------         -------         -------
       Total cost of revenues...........................        2,531           8,755           8,812
                                                              -------         -------         -------
Gross profit............................................        1,271           4,385           3,641
Selling, general and administrative expenses............          489           1,399           1,552
Non-rental depreciation and amortization................           25             109             116
                                                              -------         -------         -------
Operating income........................................          757           2,877           1,973
Other income (expense), net.............................           (1)            120              29
Interest income (expense), net..........................          (46)           (196)           (103)
                                                              -------         -------         -------
Net income..............................................      $   710         $ 2,801         $ 1,899
                                                              =======         =======         =======
PRO FORMA TAX PROVISION (UNAUDITED):
Income before income taxes..............................      $   710         $ 2,801         $ 1,899
Pro forma provision for income taxes....................          241             952             646
                                                              -------         -------         -------
Pro forma net income....................................      $   469         $ 1,849         $ 1,253
                                                              =======         =======         =======

   The accompanying notes are an integral part of these financial statements.

                               BAT RENTALS, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            FOR THE
                                                          THREE MONTHS       FOR THE YEARS ENDED
                                                             ENDED       ---------------------------
                                                           MARCH 31,     DECEMBER 31,   DECEMBER 31,
                                                              1997           1996           1995
                                                          ------------   ------------   ------------
OPERATING ACTIVITIES:
  Net income............................................    $   710        $ 2,801        $ 1,899
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation.......................................        732          2,685          2,175
     Gain on sale of equipment..........................       (657)        (1,468)        (1,527)
     Changes in operating assets and liabilities:
       Accounts receivable..............................       (252)          (215)           (27)
       Inventories......................................        115             26            (42)
       Prepaid and other assets.........................        123           (110)            45
       Accounts payable.................................         48            (90)            76
       Accrued expenses and other liabilities...........         95            (79)           110
                                                            -------        -------        -------
Net cash provided by operating activities...............        914          3,550          2,709
                                                            -------        -------        -------
INVESTING ACTIVITIES:
  Purchases of rental equipment.........................     (1,211)        (5,332)        (3,953)
  Proceeds from sale of rental equipment................        995          2,879          2,486
  Purchases of property and equipment...................         --             (2)           (52)
  Proceeds from sale of property and equipment..........         23             14             --
                                                            -------        -------        -------
Net cash used in investing activities...................       (193)        (2,441)        (1,519)
                                                            -------        -------        -------
FINANCING ACTIVITIES:
  Proceeds from long-term debt..........................         --          1,465          1,303
  Payments on long-term debt............................       (412)        (1,353)          (771)
  Dividends paid........................................       (450)        (1,350)        (1,500)
                                                            -------        -------        -------
Net cash used in financing activities...................       (862)        (1,238)          (968)
                                                            -------        -------        -------
Net increase (decrease) in cash and cash equivalents....       (141)          (129)           222
Cash and cash equivalents at beginning of period........      1,750          1,879          1,657
                                                            -------        -------        -------
Cash and cash equivalents at end of period..............    $ 1,609        $ 1,750        $ 1,879
                                                            =======        =======        =======
SUPPLEMENTAL NON-CASH FLOW INFORMATION:
  Cash paid for interest................................    $    56        $   244        $   227
                                                            =======        =======        =======

   The accompanying notes are an integral part of these financial statements.

                               BAT RENTALS, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                      COMMON STOCK
                              -----------------------------                                                       TOTAL
                                                 STATED          PAID-IN        TREASURY        RETAINED      STOCKHOLDERS'
                                 SHARES           VALUE          CAPITAL          STOCK         EARNINGS         EQUITY
                              -------------   -------------   -------------   -------------   -------------   -------------
Balance at December 31,
  1994......................         700         $     7         $     2         $  (929)        $ 7,115         $ 6,195
Net income..................          --              --              --              --           1,899           1,899
Dividends...................          --              --              --              --          (1,500)         (1,500)
                                 -------         -------         -------         -------         -------         -------
Balance at December 31,
  1995......................         700               7               2            (929)          7,514           6,594
Net income..................          --              --              --              --           2,801           2,801
Dividends...................          --              --              --              --          (1,350)         (1,350)
                                 -------         -------         -------         -------         -------         -------
Balance at December 31,
  1996......................         700               7               2            (929)          8,965           8,045
Net income..................          --              --              --              --             710             710
Dividends...................          --              --              --              --            (450)           (450)
                                 -------         -------         -------         -------         -------         -------
Balance at March 31, 1997...         700         $     7         $     2         $  (929)        $ 9,225         $ 8,305
                                 =======         =======         =======         =======         =======         =======

   The accompanying notes are an integral part of these financial statements.

                               BAT RENTALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION

     BAT Rentals, Inc. ("BAT") is an S corporation primarily involved in the sale, financing and rental of construction equipment to construction contractors and industrial companies. BAT operates from one facility in Las Vegas, Nevada.

  FINANCIAL STATEMENT PRESENTATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  RENTAL REVENUES

     Rental revenues are recognized ratably over the lease term. Sales revenues are recognized at the point of delivery.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are short-term highly liquid investments with original maturities of three months or less.

  INVENTORY

     BAT's inventories primarily consist of parts and new equipment held for sale. Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market.

  RENTAL EQUIPMENT

     Rental equipment is recorded at cost. Depreciation for rental equipment acquired is computed using the straight-line and accelerated methods over an estimated 5 to 7 year useful life with no salvage value.

     Ordinary repairs and maintenance costs are charged to operations as incurred. When rental equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from rental equipment sales and cost of equipment sales in the statement of operations.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation is computed using the straight-line and accelerated methods over the estimated useful lives of the assets.

     The estimated useful lives for property and equipment range from 31.5 years for buildings, 5 to 7 years for machinery and equipment, 5 to 7 years for furniture and fixtures and 3 to 5 years for vehicles.

     Ordinary repairs and maintenance costs are charged to operations as incurred. When property and equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gains or losses are included in results of operations.

                               BAT RENTALS, INC.

  ADOPTION OF NEW ACCOUNTING PRONOUNCEMENT

     On January 1, 1996, BAT adopted Statement of Financial Accounting Standards
(SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the assets' carrying amounts exceed the undiscounted cash flows estimated to be generated by those assets. SFAS No. 121 also requires impairment losses to be recorded when the carrying amount of long-lived assets that are expected to be disposed of, exceed their fair values, net of disposal costs. Adoption of SFAS No. 121 did not have a material impact on BAT's financial position at March 31, 1997 or results of operations for the period then ended.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheets for trade accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of long-term debt is determined using current interest rates for similar instruments as of March 31, 1997 and approximates the carrying value of the debt due to the fact that the underlying instruments include provisions to adjust note balances and interest rates to approximate fair market value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject BAT to significant concentrations of credit risk consist primarily of trade accounts receivable from construction and industrial customers. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and BAT's geographic dispersion. BAT performs credit evaluations of its customers' financial condition and generally does not require collateral on accounts receivable. BAT maintains an allowance for doubtful accounts on its receivables based upon expected collectibility. Allowance for doubtful accounts was $116,200, $116,200 and $96,300 at March 31, 1997, December 31, 1996 and
1995, respectively.

  INCOME TAXES

     BAT has elected S corporation status under the U.S. Internal Revenue Code. Pursuant to this election, BAT's income, deductions and credits are reported on the income tax returns of BAT's stockholders for federal purposes and, accordingly, no provision for federal income taxes has been made. Pro forma income taxes are calculated at a statutory tax rate of 34%.

  RELATED PARTY TRANSACTIONS

     As disclosed in these financial statements, BAT has participated in certain transactions with related parties.

                               BAT RENTALS, INC.

2. INVENTORY

     Inventory consists of the following (in thousands):

                                                                      DECEMBER 31,
                                                      MARCH 31,    ------------------
                                                        1997        1996       1995
                                                      ---------    -------    -------
New equipment......................................    $   300     $   365    $   342
Parts..............................................        381         438        418
Contractor supplies................................         76          75         77
Other..............................................         14           8          7
                                                       -------     -------    -------
                                                           771         886        844
Less: reserve......................................       (241)       (241)      (172)
                                                       -------     -------    -------
Total inventory, net...............................    $   530     $   645    $   672
                                                       =======     =======    =======

3. RENTAL EQUIPMENT

     Rental equipment consists of the following (in thousands):

                                                                      DECEMBER 31,
                                                      MARCH 31,    ------------------
                                                        1997        1996       1995
                                                      ---------    -------    -------
Rental equipment...................................    $11,545     $11,397    $ 9,387
Less: accumulated depreciation.....................     (5,600)     (5,618)    (4,953)
                                                       -------     -------    -------
Rental equipment, net..............................    $ 5,945     $ 5,779    $ 4,434
                                                       =======     =======    =======

4. PROPERTY AND EQUIPMENT

     Property and equipment, net, consists of the following (in thousands):

                                                                      DECEMBER 31,
                                                      MARCH 31,    ------------------
                                                        1997        1996       1995
                                                      ---------    -------    -------
Land and land improvements.........................    $   807     $   807    $   807
Building...........................................      1,336       1,336      1,336
Machinery and shop equipment.......................         68          63         60
Furniture and fixtures.............................        442         440        424
Vehicles...........................................        838         889        910
                                                       -------     -------    -------
Total property and equipment, at cost..............      3,491       3,535      3,537
Less: accumulated depreciation.....................     (1,683)     (1,680)    (1,561)
                                                       -------     -------    -------
Property and equipment, net........................    $ 1,808     $ 1,855    $ 1,976
                                                       =======     =======    =======

                               BAT RENTALS, INC.

5. PREPAID AND OTHER ASSETS

     Prepaid and other assets consists of the following (in thousands):

                                                                      DECEMBER 31,
                                                    MARCH 31,    ----------------------
                                                      1997         1996         1995
                                                    ---------    ---------    ---------
Receivable from EPA..............................     $ --         $108         $ --
Prepaid insurance................................        5           31           29
Prepaid advertising..............................        3            7            7
Other............................................       22            7            7
                                                      ----         ----         ----
                                                      $ 30         $153         $ 43
                                                      ====         ====         ====

6. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consist of the following (in thousands):

                                                                      DECEMBER 31,
                                                    MARCH 31,    ----------------------
                                                      1997         1996         1995
                                                    ---------    ---------    ---------
Accrued expenses.................................     $ 68         $ 21         $ 72
Sales tax payable................................       78           54           52
Accrued profit sharing...........................       70           46           --
Accrued equipment sales payable..................       --           --           76
                                                      ----         ----         ----
                                                      $216         $121         $200
                                                      ====         ====         ====

7. DEBT

     Debt consists of the following (in thousands):

                                                                   DECEMBER 31,
                                                   MARCH 31,   ---------------------
                                                     1997        1996        1995
                                                   ---------   ---------   ---------
Notes payable, secured by rental equipment,
  payable through various dates ending February
  2000, interest rates ranging from 7.9% to prime
  plus 1%........................................   $1,428      $1,630      $1,295
Notes payable, related party, secured by rental
  equipment, with interest ranging from 7.5% to
  prime plus 1%..................................      188         223         177
Notes payable, secured by trust deed on property
  and buildings, with interest at prime plus 1%
  maturing May 1997..............................       --          --         167
Notes payable, shareholder, secured by rental
  equipment with interest at prime plus 1%,
  minimum rate of 9.75%..........................      245         288         328
Revolving credit line, secured by rental
  equipment and inventory, with a limit of
  $1,250,000. Interest payable monthly at Bank of
  America's reference rate plus 0.65%............      871         814       1,009
Other contracts payable, secured by rental
  equipment and inventory, due upon sale of
  collateral or within one year of the date of
  purchase if not sold...........................      159         347         215
                                                    ------      ------      ------
Total debt.......................................   $2,891      $3,302      $3,191
                                                    ======      ======      ======

                               BAT RENTALS, INC.

     BAT's agreement with the bank provides for a secured revolving line of credit of $1,250,000 maturing no later than May 31, 1997. The bank and senior note agreements include restrictions as to limitations upon certain ratios of liabilities to net worth and upon the minimum net worth of BAT. BAT is in compliance with covenants in all agreements. Substantially all of BAT's assets are pledged as collateral for the long-term debt.

     Maturities of debt are as follows at March 31, 1997 (in thousands):

1997........................................................  $1,685
1998........................................................     800
1999........................................................     397
2000........................................................       9
2001........................................................      --
Thereafter..................................................      --
                                                              ------
                                                              $2,891
                                                              ======

  LEGAL MATTERS

     BAT is party to legal proceedings and claims arising in the ordinary course of its business. Management believes that the ultimate resolution of these matters will have no material adverse effect on BAT's financial position, results of operations or cash flows.

8. EMPLOYEE BENEFIT PLANS

     BAT sponsors a profit sharing plan (the "Plan") in which employees with greater than one year of service are eligible. Under the Plan, BAT contributes 15% of each eligible employee's base annual wages to a trust out of its net profits. Effective January 1, 1997, five percent of the eligible employee's wages are deposited into a 401(k) plan and the remaining 10% portion is contributed to a separate profit sharing plan. In addition, eligible employees can defer up to 10% of their salary with a partially matching contribution by BAT. The employer contributions vest over a seven year period. Contributions by BAT to the Plan were $0, $198,500 and $195,100 for the period ended March 31, 1997 and years ended December 31, 1996 and 1995, respectively.

9. RELATED PARTY TRANSACTIONS

     Paul Bronken, President and beneficial owner of a majority of the shares of BAT, and H. L. Butler, an employee and officer of BAT, loaned the Company approximately $325,200 and $110,700 during the years ended December 31, 1996 and 1995, respectively, to finance rental equipment purchases. Interest expense related to these loans was $11,200, $48,200 and $46,000 for the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, respectively.

10. SUBSEQUENT EVENTS

     On April 1, 1997, BAT's owner sold substantially all of BAT's assets to BAT Acquisition Corp., a wholly owned subsidiary of National Equipment Services, Inc., for a $15.4 million cash payment.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
Sprint Industrial Services, Inc. and
the Board of Directors of
National Equipment Services, Inc.

     In our opinion, the accompanying balance sheets and the related statements of operations, of changes in divisional equity and of cash flows, present fairly, in all material respects, the financial position of Sprintank and Sprintank Mobile Storage (divisions of Sprint Industrial Services, Inc.) at June 30, 1997, December 31, 1996 and December 31, 1995, and the results of its operations and its cash flows for the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Houston, Texas
November 4, 1997

                     SPRINTANK AND SPRINTANK MOBILE STORAGE
                (DIVISIONS OF SPRINT INDUSTRIAL SERVICES, INC.)

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                                              1997           1996           1995
                                                          ------------   ------------   ------------
ASSETS:
  Cash..................................................    $   373        $   238        $    14
  Accounts receivable, net..............................      2,089          1,829          1,922
  Inventory.............................................        261             --             --
  Rental equipment, net.................................     10,477          9,741          8,118
  Property and equipment, net...........................        757            607            584
  Prepaid expenses and other assets.....................        105            131             89
                                                            -------        -------        -------
       Total assets.....................................    $14,062        $12,546        $10,727
                                                            =======        =======        =======
LIABILITIES AND DIVISIONAL EQUITY:
  Accounts payable......................................    $   282        $    24        $   201
  Accrued expenses and other liabilities................        381            263            182
  Debt..................................................      8,624          8,987          7,370
                                                            -------        -------        -------
       Total liabilities................................      9,287          9,274          7,753
                                                            -------        -------        -------
Intercompany............................................        837          1,054          1,382
Commitments and contingencies (Note 7)
Divisional equity.......................................      3,938          2,218          1,592
                                                            -------        -------        -------
       Total liabilities and divisional equity..........    $14,062        $12,546        $10,727
                                                            =======        =======        =======

   The accompanying notes are an integral part of these financial statements.

                     SPRINTANK AND SPRINTANK MOBILE STORAGE
                (DIVISIONS OF SPRINT INDUSTRIAL SERVICES, INC.)

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                           SIX MONTHS            YEAR ENDED
                                                             ENDED       ---------------------------
                                                            JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                                              1997           1996           1995
                                                          ------------   ------------   ------------
REVENUES:
  Rental revenues.......................................     $5,715         $9,172         $7,475
  Other income..........................................        327            426            404
                                                             ------         ------         ------
       Total revenues...................................      6,042          9,598          7,879
                                                             ------         ------         ------
COST OF REVENUES:
  Rental equipment expenses.............................        470          1,395          1,648
  Rental equipment depreciation.........................      1,109          2,025          1,376
  Direct operating expenses.............................        173            197            257
                                                             ------         ------         ------
       Total cost of revenues...........................      1,752          3,617          3,281
                                                             ------         ------         ------
Gross profit............................................      4,290          5,981          4,598
Selling, general and administrative expenses............      2,028          4,333          2,977
Non-rental depreciation and amortization................         83            145             99
                                                             ------         ------         ------
Operating income........................................      2,179          1,503          1,522
Other income (expense), net.............................        (10)            14              1
Interest income (expense), net..........................       (439)          (891)          (707)
                                                             ------         ------         ------
Net income..............................................     $1,730         $  626         $  816
                                                             ======         ======         ======
PRO FORMA TAX PROVISION (UNAUDITED):
  Income before income taxes............................     $1,730         $  626         $  816
  Pro forma provision for income taxes..................        605            219            286
                                                             ------         ------         ------
  Pro forma net income..................................     $1,125         $  407         $  530
                                                             ======         ======         ======

   The accompanying notes are an integral part of these financial statements.

                     SPRINTANK AND SPRINTANK MOBILE STORAGE
                (DIVISIONS OF SPRINT INDUSTRIAL SERVICES, INC.)

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            SIX MONTHS              YEAR ENDED
                                                              ENDED         ---------------------------
                                                             JUNE 30,       DECEMBER 31,   DECEMBER 31,
                                                               1997             1996           1995
                                                         ----------------   ------------   ------------
OPERATING ACTIVITIES:
  Net income...........................................      $ 1,730          $   626        $   816
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation......................................        1,192            2,170          1,475
     Changes in operating assets and liabilities:
       Accounts receivable.............................         (260)              93           (779)
       Inventory.......................................         (261)              --             --
       Prepaid expenses and other assets...............           26              (42)           206
       Accounts payable................................          258             (177)           166
       Accrued expenses and other liabilities..........          (99)            (247)           335
                                                             -------          -------        -------
Net cash provided by operating activities..............        2,586            2,423          2,219
                                                             -------          -------        -------
INVESTING ACTIVITIES:
  Purchases of rental equipment........................       (1,879)          (3,716)        (4,725)
  Purchases of property and equipment..................         (198)            (100)          (100)
                                                             -------          -------        -------
Net cash used in investing activities..................       (2,077)          (3,816)        (4,825)
                                                             -------          -------        -------
FINANCING ACTIVITIES:
  Proceeds from long-term debt.........................           19            2,768          2,682
  Payments on long-term debt...........................         (883)            (631)            --
  Net proceeds from (payments on) line of credit.......          500             (520)           (80)
  Dividends paid.......................................          (10)              --             --
                                                             -------          -------        -------
Net cash provided by (used in) financing activities....         (374)           1,617          2,602
                                                             -------          -------        -------
Net increase (decrease) in cash........................          135              224             (4)
Cash at beginning of period............................          238               14             18
                                                             -------          -------        -------
Cash at end of period..................................      $   373          $   238        $    14
                                                             =======          =======        =======
SUPPLEMENTAL NON-CASH FLOW INFORMATION:
  Cash paid for interest...............................      $   460          $   901        $   658
                                                             =======          =======        =======

   The accompanying notes are an integral part of these financial statements.

                     SPRINTANK AND SPRINTANK MOBILE STORAGE
                (DIVISIONS OF SPRINT INDUSTRIAL SERVICES, INC.)

                   STATEMENTS OF CHANGES IN DIVISIONAL EQUITY
                                 (IN THOUSANDS)

                                                                TOTAL
                                                              DIVISIONAL
                                                                EQUITY
                                                              ----------
Balance at December 31, 1994................................    $  776
Net income..................................................       816
                                                                ------
Balance at December 31, 1995................................     1,592
Net income..................................................       626
                                                                ------
Balance at December 31, 1996................................     2,218
Net Income..................................................     1,730
Dividends...................................................       (10)
                                                                ------
Balance at June 30, 1997....................................    $3,938
                                                                ======

   The accompanying notes are an integral part of these financial statements.

                     SPRINTANK AND SPRINTANK MOBILE STORAGE
                (DIVISIONS OF SPRINT INDUSTRIAL SERVICES, INC.)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION

     Sprintank and Sprintank Mobile Storage (divisions of Sprint Industrial Services, Inc.) ("Sprintank") are primarily involved in the short-term rental of industrial storage equipment to chemical manufacturing, and refining industries. At June 30, 1997, Sprintank had seven equipment rental locations in Texas, Louisiana, and Alabama.

  FINANCIAL STATEMENT PRESENTATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  RENTAL REVENUES

     Rental revenues are recognized upon the earliest occurrence of either the return of the equipment or the end of one month's rental term. For rental contracts greater than one month, rental revenues are recognized ratably over the contract period.

  RENTAL EQUIPMENT

     Rental equipment is recorded at cost. Depreciation for rental equipment acquired is computed using the straight-line method over an estimated useful life with no salvage value. Estimated useful lives of rental equipment ranged from three to ten years. Accumulated depreciation on rental equipment was $5,901,000, $4,963,000 and $3,209,000 at June 30, 1997 and December 31, 1996 and
1995, respectively.

     Ordinary repairs and maintenance costs are charged to operations as incurred. When rental equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation is computed using the straight line method over the estimated useful lives of the assets.

     The estimated useful lives for property and equipment range from five to seven years for vehicles, delivery and shop equipment, and three to ten years for office furniture and leasehold improvements.

     Ordinary repairs and maintenance costs are charged to operations as incurred. When property and equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gains or losses are included in results of operations.

  INVENTORY

     Sprintank's inventories primarily consist of items such as tires for replacement on delivery vehicles and are not for sale or rental. Inventories are stated at the lower of average cost or market.

                     SPRINTANK AND SPRINTANK MOBILE STORAGE
                (DIVISIONS OF SPRINT INDUSTRIAL SERVICES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheets for trade accounts receivable, accounts payable and other liabilities approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of notes payable and is determined using current interest rates for similar instruments as of the years ended December 31, 1995 and 1996 and the period ended June 30, 1997 and approximates the carrying value of these notes due to the fact that the underlying instruments include provisions to adjust note balances and interest rates to approximate fair market value.

  ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the related reported amounts of revenue and expenses during the reporting period. Such estimates and assumptions include those made regarding the estimated useful lives of depreciable assets. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

  CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject Sprintank to significant concentrations of credit risk consist primarily of trade accounts receivable from industrial customers. Concentrations of credit risk with respect to trade accounts receivable are limited due to the number of large customers with recurring rentals. Sprintank performs credit evaluations of its customers' financial condition and does not require collateral on accounts receivable. Sprintank maintains an allowance for doubtful accounts on its receivables based upon expected collectibility. Allowance for doubtful accounts was $0, $20,000 and $0 at June 30, 1997, December 31, 1996 and 1995, respectively.

  RELATED PARTY TRANSACTIONS

     As disclosed in these financial statements, Sprintank has participated in certain transactions with related parties during the current and previous years until acquisition of substantially all of the assets of Sprintank by a wholly owned subsidiary of National Equipment Services, Inc. (see Note 8). In the opinion of management, all transactions with related parties have been conducted at arm's-length.

  INCOME TAXES

     Sprintank's parent is a subchapter S corporation. Taxes are the responsibility of the individual shareholders of the parent. The pro forma provision for divisional income taxes approximates Sprintank's tax provision on a stand alone basis.

                     SPRINTANK AND SPRINTANK MOBILE STORAGE
                (DIVISIONS OF SPRINT INDUSTRIAL SERVICES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. RENTAL EQUIPMENT

     Rental equipment consists of the following (in thousands):

                                                                   DECEMBER 31,
                                                     JUNE 30,   -------------------
                                                       1997       1996       1995
                                                     --------   --------   --------
Trailers...........................................  $ 6,890    $ 5,921    $ 4,774
Frac tanks.........................................    6,068      5,669      4,420
Tanks..............................................    1,373      1,332      1,097
Dewatering boxes...................................      452        448        261
Vacuum boxes.......................................      550        442        210
Phase separator....................................      276        274        273
Rolloff boxes......................................      253        201        208
Other..............................................      516        417         84
                                                     -------    -------    -------
                                                      16,378     14,704     11,327
Less: accumulated depreciation.....................   (5,901)    (4,963)    (3,209)
                                                     -------    -------    -------
                                                     $10,477    $ 9,741    $ 8,118
                                                     =======    =======    =======

3. PROPERTY AND EQUIPMENT

     Property and equipment, net, consist of the following (in thousands):

                                                                     DECEMBER 31,
                                                       JUNE 30,   -------------------
                                                         1997       1996       1995
                                                       --------   --------   --------
Vehicles and delivery equipment......................   $1,057     $  881     $ 732
Shop equipment.......................................      156        135        55
Office equipment.....................................       47         46       175
                                                        ------     ------     -----
                                                         1,260      1,062       962
Less: accumulated depreciation.......................     (503)      (455)     (378)
                                                        ------     ------     -----
                                                        $  757     $  607     $ 584
                                                        ======     ======     =====

4. PREPAID EXPENSES AND OTHER ASSETS

     Prepaid expenses and other assets consist of the following (in thousands):

                                                                     DECEMBER 31,
                                                       JUNE 30,   -------------------
                                                         1997       1996       1995
                                                       --------   --------   --------
Prepaid insurance....................................    $ 73       $118       $ 56
Other................................................      32         13         33
                                                         ----       ----       ----
                                                         $105       $131       $ 89
                                                         ====       ====       ====

                     SPRINTANK AND SPRINTANK MOBILE STORAGE
                (DIVISIONS OF SPRINT INDUSTRIAL SERVICES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consist of the following (in thousands):

                                                                     DECEMBER 31,
                                                       JUNE 30,   -------------------
                                                         1997       1996       1995
                                                       --------   --------   --------
Payroll accruals.....................................    $ 79       $ 85       $ 10
Deferred franchise taxes.............................     187         75         52
Taxes payable........................................      59         47         43
Accrued interest.....................................      21         42         49
Other................................................      35         14         28
                                                         ----       ----       ----
                                                         $381       $263       $182
                                                         ====       ====       ====

6. DEBT

     Debt consists of the following (in thousands):

                                                                      DECEMBER 31,
                                                      JUNE 30,    --------------------
                                                        1997        1996        1995
                                                      --------    --------    --------
Intercompany note payable to a related party,
  interest 12% for the year ended December 31,
  1995.............................................   $    --     $    --     $   100
Notes payable to stockholders, interest at various
  rates ranging from 9% to 12%.....................     3,250       3,230         462
Revolving line of credit of $1,000,000, $1,000,000
  and $700,000 for June 30, 1997, December 31, 1996
  and December 31, 1995, respectively. For the
  periods ending June 30, 1997 and December 31,
  1996, interest is payable quarterly at the bank's
  prime rate. In 1995, interest is payable monthly
  at prime plus 2%.................................       500          --         520
Notes payable to a bank, interest and principal
  payable monthly or quarterly at rates ranging
  from 5.7% to 12% for the periods ending June 30,
  1997, December 31, 1996 and December 31, 1995....     4,840       5,682       6,192
Notes payable -- insurance, interest and principal
  payable monthly at rates ranging from 7.43% to
  8.50% for the periods ending June 30, 1997,
  December 31, 1996 and December 31, 1995,
  respectively.....................................        34          75          96
                                                      -------     -------     -------
                                                      $ 8,624     $ 8,987     $ 7,370
                                                      =======     =======     =======

     Sprintank's agreement with the bank provided for a secured line of credit of $700 in 1995, maturing no later than April 30, 1996. At December 31, 1995, $520 was borrowed against the line of credit. At December 31, 1996, Sprintank had a secured line of credit for $1,000, maturing no later than April 30, 1997. At December 31, 1996, nothing was borrowed against the line. During 1997, the $1,000 line of credit was amended, extending the maturity date to no later than April 30, 1998. At June 30, 1997, $500 was borrowed against the line of credit.

                     SPRINTANK AND SPRINTANK MOBILE STORAGE
                (DIVISIONS OF SPRINT INDUSTRIAL SERVICES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

     The bank note agreements include restrictions as to limitations upon certain ratios of liabilities to net worth and upon the minimum net worth of Sprintank. Sprintank is in compliance with covenants in all agreements. Substantially all rental equipment, property and equipment, and accounts receivable of Sprintank are pledged as collateral for the bank line of credit, demand notes, and notes related to purchases of certain businesses.

     Sprintank incurred interest expense of $192, $357 and $64 on borrowings from related parties in the periods ended June 30, 1997, December 31, 1996 and December 31, 1995, respectively.

     On bank notes payable, Sprintank incurred interest expense of $247, $536 and $643 for the periods ended June 30, 1997, December 31, 1996 and December 31, 1995, respectively.

7. COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES

     Sprintank leases certain facilities under operating leases which contain renewal options and provide for periodic cost of living adjustments. Rental expense was $53, $87, and $96, for the period ended June 30, 1997 and years ended December 31, 1996 and 1995, respectively.

     Future minimum rental commitments as of June 30, 1997 under noncancelable operating leases are (in thousands):

1997........................................................  $ 29
1998........................................................    96
1999........................................................    82
2000........................................................    77
2001........................................................    74
Thereafter..................................................   287
                                                              ----
                                                              $645
                                                              ====

  LEGAL MATTERS

     Sprintank is not a party to any legal proceedings or claims as of June 30, 1997.

8. SUBSEQUENT EVENTS

     On June 30, 1997, Sprintank's owner sold substantially all of Sprintank's assets to NES Acquisition Corp., a wholly owned subsidiary of National Equipment Services, Inc., for a $25,256,431 cash payment (subject to a customary purchase price adjustment mechanism) and the assumption of certain liabilities and obligations.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders
of MST Enterprises, Inc. (d/b/a
Equipco Rentals & Sales) and the Board of Directors of National Equipment Services, Inc.

     In our opinion, the accompanying balance sheets and the related statements of operations, of cash flows and of changes in stockholder's equity, present fairly, in all material respects, the financial position of MST Enterprises, Inc.(d/b/a Equipco Rentals & Sales) at July 17, 1997, October 31, 1996 and 1995, and the results of its operations and its cash flows for the period from November 1, 1996 through July 17, 1997, and for each of the two years in the period ended October 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Chicago, Illinois
November 4, 1997

                             MST ENTERPRISES, INC.
                         D/B/A EQUIPCO RENTALS & SALES

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                JULY 17,     OCTOBER 31,   OCTOBER 31,
                                                                  1997          1996          1995
                                                               -----------   -----------   -----------
ASSETS:
  Cash......................................................     $   84        $  207        $   95
  Accounts receivable, net..................................        642           580           523
  Inventory.................................................        352           206           186
  Rental equipment net......................................      3,007         2,553         2,047
  Property and equipment, net...............................        221           337           333
  Prepaid and other assets..................................        276           219           153
                                                                 ------        ------        ------
       Total assets.........................................     $4,582        $4,102        $3,337
                                                                 ======        ======        ======
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable..........................................     $  384        $  513        $  470
  Accrued expenses and other liabilities....................        387           281           241
  Debt......................................................      2,396         2,393         1,846
                                                                 ------        ------        ------
       Total liabilities....................................      3,167         3,187         2,557
                                                                 ------        ------        ------
Commitments and contingencies (Note 9)
  Common stock, $10 par, 2,500 shares authorized, 1,000
     shares issued and outstanding..........................         10            10            10
  Retained earnings.........................................      1,405           905           770
                                                                 ------        ------        ------
       Total stockholders' equity...........................      1,415           915           780
                                                                 ------        ------        ------
       Total liabilities and stockholders' equity...........     $4,582        $4,102        $3,337
                                                                 ======        ======        ======

   The accompanying notes are an integral part of these financial statements.

                             MST ENTERPRISES, INC.
                         D/B/A EQUIPCO RENTALS & SALES

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                    PERIOD               YEAR ENDED
                                                    ENDED        --------------------------
                                                   JULY 17,      OCTOBER 31,    OCTOBER 31,
                                                     1997           1996           1995
                                                 ------------    -----------    -----------
REVENUES:
  Rental revenues.............................      $2,835         $3,605         $3,213
  Rental equipment sales......................         447            391            552
  New equipment sales.........................       1,055          1,805          1,581
  Other.......................................          32             31             44
                                                    ------         ------         ------
       Total revenues.........................       4,369          5,832          5,390
                                                    ------         ------         ------
COST OF REVENUES:
  Rental equipment expenses...................         141            355            264
  Rental equipment depreciation...............         890          1,163            934
  Cost of rental equipment sales..............         125            181            118
  Cost of new equipment sales.................         691          1,232          1,461
  Other direct operating expenses.............         712            852            885
                                                    ------         ------         ------
       Total cost of revenues.................       2,559          3,783          3,662
                                                    ------         ------         ------
Gross profit..................................       1,810          2,049          1,728
Selling, general and administrative
  expenses....................................         823          1,519          1,339
Non-rental depreciation and amortization......          76            123             84
                                                    ------         ------         ------
Operating income..............................         911            407            305
Other income (expense), net...................          20            (37)            --
Interest income (expense), net................         (94)          (143)          (160)
                                                    ------         ------         ------
Income before income taxes....................         837            227            145
Income tax expense............................         337             92             63
                                                    ------         ------         ------
Net income....................................      $  500         $  135         $   82
                                                    ======         ======         ======

   The accompanying notes are an integral part of these financial statements.

                             MST ENTERPRISES, INC.
                         D/B/A EQUIPCO RENTALS & SALES

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               PERIOD           YEAR ENDED
                                                               ENDED     -------------------------
                                                              JULY 17,   OCTOBER 31,   OCTOBER 31,
                                                                1997        1996          1995
                                                              --------   -----------   -----------
OPERATING ACTIVITIES:
Net income..................................................  $   500      $   135       $    82
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation..............................................      967        1,294         1,034
  Gain on sale of equipment.................................     (325)        (144)         (434)
  Changes in operating assets and liabilities:
     Accounts receivable....................................      (62)         (57)          (84)
     Inventory..............................................     (146)         (20)            7
     Prepaid and other assets...............................      (57)         (66)            6
     Accounts payable.......................................     (129)          43            13
     Accrued expenses and other liabilities.................      106           40           116
                                                              -------      -------       -------
Net cash provided by operating activities...................      854        1,225           740
                                                              -------      -------       -------
INVESTING ACTIVITIES:
Purchases of rental equipment...............................   (1,443)      (1,820)       (1,568)
Proceeds from sale of rental equipment......................      424          295           609
Purchases of property and equipment.........................       --         (239)         (203)
Proceeds from sale of property and equipment................       39          105            --
                                                              -------      -------       -------
Net cash used in investing activities.......................     (980)      (1,659)       (1,162)
                                                              -------      -------       -------
FINANCING ACTIVITIES:
Proceeds from long-term debt................................      700        1,465           875
Payments on long-term debt..................................     (697)        (919)         (499)
                                                              -------      -------       -------
Net cash provided by financing activities...................        3          546           376
                                                              -------      -------       -------
Net increase (decrease) in cash.............................     (123)         112           (46)
Cash at beginning of period.................................      207           95           141
                                                              -------      -------       -------
Cash at end of period.......................................  $    84      $   207       $    95
                                                              =======      =======       =======
SUPPLEMENTAL NON-CASH FLOW INFORMATION:
Cash paid for interest......................................  $   108      $   152       $   172
                                                              =======      =======       =======
Cash paid for income taxes..................................  $   300      $   215       $    23
                                                              =======      =======       =======

   The accompanying notes are an integral part of these financial statements.

                             MST ENTERPRISES, INC.
                         D/B/A EQUIPCO RENTALS & SALES

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                  COMMON STOCK
                                                 ---------------                            TOTAL
                                                          STATED   PAID-IN   RETAINED   STOCKHOLDERS'
                                                 SHARES   VALUE    CAPITAL   EARNINGS      EQUITY
                                                 ------   ------   -------   --------   -------------
Balance at October 31, 1994....................   1,000   $   10   $   --     $  688       $  698
Net income.....................................      --       --       --         82           82
                                                 ------   ------   ------     ------       ------
Balance at October 31, 1995....................   1,000       10       --        770          780
Net income.....................................      --       --       --        135          135
                                                 ------   ------   ------     ------       ------
Balance at October 31, 1996....................   1,000       10       --        905          915
Net income.....................................      --       --       --        500          500
                                                 ------   ------   ------     ------       ------
Balance at July 17, 1997.......................   1,000   $   10   $   --     $1,405       $1,415
                                                 ======   ======   ======     ======       ======

   The accompanying notes are an integral part of these financial statements.

                             MST ENTERPRISES, INC.
                         D/B/A EQUIPCO RENTALS & SALES

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION

     MST Enterprises, Inc. (d/b/a Equipco Rentals & Sales) ("Equipco") is a C corporation primarily involved in the short-term rental and sales of general purpose construction equipment to industrial and construction companies. The Company operates from one facility in Harrisonburg, Virginia.

  FINANCIAL STATEMENT PRESENTATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  RENTAL REVENUES

     Rental revenues are recognized as earned over the lease term. Sales revenues are recognized at the point of delivery.

  RENTAL EQUIPMENT

     Rental equipment is recorded at cost. Depreciation for rental equipment acquired is computed using accelerated methods over periods approximating five years.

     Ordinary repairs and maintenance costs are charged to operations as incurred. When rental equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from rental equipment sales and cost of equipment sales in the statement of operations.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation is computed using accelerated methods ranging from three to five years.

     Ordinary repairs and maintenance costs are charged to operations as incurred. When property and equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gains or losses are included in results of operations.

  ADOPTION OF NEW ACCOUNTING PRONOUNCEMENT

     On January 1, 1996, Equipco adopted Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the assets' carrying amounts exceed the undiscounted cash flows estimated to be generated by those assets. SFAS No. 121 also requires impairment losses to be recorded when the carrying amount of long-lived assets that are expected to be disposed of, exceed their fair values, net of disposal costs. Adoption of SFAS No. 121 did not have a material impact on Equipco's financial position at July 17, 1997 or results of operations for the period then ended.

                             MST ENTERPRISES, INC.
                         D/B/A EQUIPCO RENTALS & SALES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

  INVENTORY

     Equipco's inventories are valued at average costs and consist primarily of items such as hand tools and accessories held for resale.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheets for trade accounts receivable, accounts payable and other liabilities approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of notes receivable and notes payable is determined using current interest rates for similar instruments as of July 17, 1997 and approximates the carrying value of these notes due to the fact that the underlying instruments include provisions to adjust note balances and interest rates to approximate fair market value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject Equipco to significant concentrations of credit risk consist primarily of trade accounts receivable from construction and industrial customers. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and Equipco's geographic dispersion. Equipco performs credit evaluations of its customers' financial condition and generally does not require collateral on accounts receivable. Equipco maintains an allowance for doubtful accounts on its receivables based upon expected collectibility. Allowance for doubtful accounts was $30,000, $20,000 and $40,000 at July 17, 1997, October 31, 1996 and 1995, respectively.

  INCOME TAXES

     Deferred income tax assets and liabilities are computed based on temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or benefits are based on the changes in the deferred income tax assets or liabilities from period to period.

  RELATED PARTY TRANSACTIONS

     As disclosed in these financial statements, Equipco has participated in certain transactions with related parties.

\ 2. INVENTORY

     Inventory consists of the following (in thousands):

                                                                       OCTOBER 31,
                                                        JULY 17,   -------------------
                                                          1997       1996       1995
                                                        --------   --------   --------
Merchandise...........................................    $382       $224       $199
Less: reserve.........................................     (30)       (18)       (13)
                                                          ----       ----       ----
     Total inventory, net.............................    $352       $206       $186
                                                          ====       ====       ====

                             MST ENTERPRISES, INC.
                         D/B/A EQUIPCO RENTALS & SALES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RENTAL EQUIPMENT

     Rental equipment consists of the following (in thousands):

                                                                   OCTOBER 31,
                                                     JULY 17,   -----------------
                                                       1997      1996      1995
                                                     --------   -------   -------
Gross rental equipment.............................  $ 6,992    $ 6,098   $ 4,669
Less: accumulated depreciation.....................   (3,985)    (3,545)   (2,622)
                                                     -------    -------   -------
                                                     $ 3,007    $ 2,553   $ 2,047
                                                     =======    =======   =======

4. PROPERTY AND EQUIPMENT

     Property and equipment, net, consists of the following (in thousands):

                                                                     OCTOBER 31,
                                                         JULY 17,   -------------
                                                           1997     1996    1995
                                                         --------   -----   -----
Vehicles...............................................   $ 509     $ 625   $ 474
Computer hardware......................................      53        52      80
Furniture and fixtures.................................      28        30      49
Leaseholds.............................................      27        34      35
Farm assets............................................      --        13     241
                                                          -----     -----   -----
                                                            617       754     879
Less: accumulated depreciation.........................    (396)     (417)   (546)
                                                          -----     -----   -----
                                                          $ 221     $ 337   $ 333
                                                          =====     =====   =====

5. PREPAID AND OTHER ASSETS

     Prepaid and other assets consists of the following (in thousands):

                                                                       OCTOBER 31,
                                                        JULY 17,   -------------------
                                                          1997       1996       1995
                                                        --------   --------   --------
Notes receivable......................................    $246       $155       $ 71
Investments...........................................      --         44         44
Prepaid expenses......................................      30         20         38
                                                          ----       ----       ----
                                                          $276       $219       $153
                                                          ====       ====       ====

     Notes receivable consists of $95,000 at July 17, 1997 due from a third party for the sale of non-business assets. Interest on the note accrues at 8% annually and payment of principal and interest is due quarterly through September 2003.

     Also included in notes receivable is a related party receivable of $55,700 at July 17, 1997. Interest on the note receivable accrues at the IRS blended rate (5.85% at July 17, 1997). Annual principal installments of $1,899 plus accrued interest are due through March 1999.

                             MST ENTERPRISES, INC.
                         D/B/A EQUIPCO RENTALS & SALES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following (in thousands):

                                                                       OCTOBER 31,
                                                        JULY 17,   -------------------
                                                          1997       1996       1995
                                                        --------   --------   --------
Accrued salaries and wages............................    $ 55       $ 85       $168
Other accrued expenses and liabilities................     332        196         73
                                                          ----       ----       ----
                                                          $387       $281       $241
                                                          ====       ====       ====

7. DEBT

     Debt consists of the following (in thousands):

                                                                        OCTOBER 31,
                                                   JULY 17,      --------------------------
                                                     1997           1996           1995
                                                  -----------    -----------    -----------
Notes payable to related parties, due
  12/01/96, interest payable monthly at the
  Crestar Bank rate plus 2.0%.................      $   --         $   --         $  490
Revolving line of credit, interest payable
  monthly at the lessor of prime or 30 day
  libor plus 1.5%.............................       2,396          2,393          1,356
                                                    ------         ------         ------
                                                    $2,396         $2,393         $1,846
                                                    ======         ======         ======

     Equipco's line of credit provides $2,500,000 of available credit at July 17, 1997, October 31, 1996 and October 31, 1995. The line of credit is secured by substantially all of Equipco's assets.

     Maturities of debt are as follows at July 17, 1997 (in thousands):

1997........................................................    $  147
1998........................................................       502
1999........................................................       390
2000........................................................       303
2001........................................................       235
Thereafter..................................................       819
                                                                ------
                                                                $2,396
                                                                ======

                             MST ENTERPRISES, INC.
                         D/B/A EQUIPCO RENTALS & SALES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8. INCOME TAXES

     The components of the provision for income taxes are as follows (in thousands):

                                                                      OCTOBER 31,
                                                           JULY 17,   -----------
                                                             1997     1996   1995
                                                           --------   ----   ----
CURRENT:
  Federal................................................    $294     $73    $ 71
  State..................................................      52      13      13
DEFERRED:
  Federal................................................      (7)      5     (18)
  State..................................................      (2)      1      (3)
                                                             ----     ---    ----
                                                             $337     $92    $ 63
                                                             ====     ===    ====

     The provision for income taxes differs from the amount of income tax determined by applying the U.S. statutory federal income tax rate of 34% to income before income taxes as a result of the following (in thousands):

                                                                      OCTOBER 31,
                                                           JULY 17,   -----------
                                                             1997     1996   1995
                                                           --------   ----   ----
(Loss) income at statutory rate..........................    $285     $ 77   $ 49
Effect of state taxes, net...............................      51       14      9
Other....................................................       1        1      5
                                                             ----     ----   ----
                                                             $337     $ 92   $ 63
                                                             ====     ====   ====

     Deferred tax liabilities are as follows (in thousands):

                                                                      OCTOBER 31,
                                                           JULY 17,   -----------
                                                             1997     1996   1995
                                                           --------   ----   ----
Inventory reserves.......................................    $ 12     $  7   $  5
Allowance for doubtful accounts..........................      12        8     16
                                                             ----     ----   ----
Net deferred tax liability...............................    $ 24     $ 15   $ 21
                                                             ====     ====   ====

9. COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES

     Equipco leases certain facilities under operating leases on a month-to-month basis. Rent expense totaled $118,500, $189,600 and $189,600 for the period ended July 17, 1997 and years ended October 31, 1996 and 1995, respectively.

  LEGAL MATTERS

     Equipco is party to legal proceedings and claims arising in the ordinary course of its business. Management believes that the ultimate resolution of these matters will have no material adverse effect on Equipco's financial position, results of operations or cash flows.

                             MST ENTERPRISES, INC.
                         D/B/A EQUIPCO RENTALS & SALES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

10. EMPLOYEE BENEFIT PLANS

     The Company sponsors a defined contribution pension plan (the "Plan"). Employees meeting eligibility requirements are automatically enrolled in the Plan. The Plan does not permit employee contributions and Equipco's contributions are discretionary as determined by the Board of Directors. Equipco's contributions to the plan totaled $0, $20,000 and $10,000 for the period ended July 17, 1997 and each of the years ended October 31, 1996 and 1995, respectively.

11. SUBSEQUENT EVENTS

     On July 18, 1997 Equipco's owner sold all of the outstanding common stock of Equipco to National Equipment Services, Inc. in exchange for a $5,980,000 cash payment (subject to a customary purchase price adjustment mechanism).

======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    i
Prospectus Summary....................    1
Risk Factors..........................   11
Use of Proceeds.......................   17
Capitalization........................   18
Selected Pro Forma Combined
  Financial Data......................   19
Selected Historical Financial Data....   25
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   26
Business..............................   30
Management............................   37
Security Ownership of Certain
  Beneficial Owners and Management....   43
Certain Relationships and Related
  Transactions........................   44
Description of Credit Facility........   49
Description of Exchange Notes.........   51
The Exchange Offer....................   76
Certain Federal Income Tax
  Consequences........................   83
Plan of Distribution..................   84
Independent Accountants...............   84
Legal Matters.........................   84
Index to Financial Statements.........  F-1

======================================================
======================================================

                                  $100,000,000

                       [NATIONAL EQUIPMENT SERVICES LOGO]

                               NATIONAL EQUIPMENT
                                 SERVICES, INC.
                             OFFER TO EXCHANGE ITS
                            10% SENIOR SUBORDINATED
                                NOTES DUE 2004,
                            SERIES B FOR ANY AND ALL
                               OF ITS OUTSTANDING
                         10% SENIOR SUBORDINATED NOTES
                                    DUE 2004
                                  ------------
                                   PROSPECTUS
                                                                          , 1998
                                  ------------

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company and each of NES Acquisition and BAT are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Section 145 further provides that the indemnification provisions of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The certificates of incorporation, as amended (if applicable), of each of the Company, NES Acquisition and BAT provide that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation of its stockholders.

     Article V of the by-laws of each of the Company, NES Acquisition and BAT provides that any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent to which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as may be amended (but only to the extent such amendment permits the corporation to provide broader indemnification rights than were permitted prior to such amendment) against expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall continue as to an indemnitee who has ceased to a be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators, provided that, such person shall be indemnified only (subject to certain limited exceptions) in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification of such person shall be a contract right and shall include the right to be paid expenses incurred in defending any proceeding in advance of its final disposition.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Article V of the by-laws of each of the Company, NES Acquisition and BAT further provides that such corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of such corporation or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Article V of its by-laws. All of the directors and officers of each of the Company and NES Acquisition and BAT are covered by insurance policies maintained and held in effect by such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     Aerial is incorporated under the laws of the State of Georgia. Section 14-2-851 of the Georgia Business Corporations Code ("Section 14-2-851") provides that a Georgia corporation may indemnify an individual who is party to any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, because he or she is a director of the corporation or who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity against any liability incurred in such proceeding if (i) such individual conducted himself or herself in good faith and (ii) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Section 14-2-851 however does not allow indemnification of directors (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth in Section 14-2-851 or (ii) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Section 14-2-852 of the Georgia Business Corporations Code provides for mandatory indemnification of directors who were wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. In addition, Section 14-2-854 of the Georgia Business Corporations Code provides that a director who is party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. Such court may, if it deems necessary and appropriate and subject to certain limitations, order indemnification, even if the director has not met the relevant standard of conduct under Section 14-2-851.

     Section 14-2-856 of the Georgia Business Corporations Code provides that, if authorized by the articles of incorporation, bylaws, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast (excluding shares owned or controlled by a director who does not qualify as a disinterested director), a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding, including a proceeding brought by or in the right of the corporation, except with respect to any liability incurred in a proceeding in which a director is adjudged liable to the corporation (1) for any appropriation, in violation of the director's duties, of any business opportunity of the corporation, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for liability associated with a director's approval of or assent to an unlawful distribution, and (4) for any transaction from which he or she received an improper benefit.
Section 14-2-857 of the Georgia Business Corporations Code provides that a Georgia corporation may indemnify and advance expenses to an officer of a corporation who is a party to a proceeding because he or she is an officer of the corporation to extent a director is entitled to indemnification under the Georgia Business Corporation Code or to the extent set forth in the corporation's articles of incorporation, bylaws, a resolution of the board of directors, or by contract except for liability arising out of conduct that constitutes: (1) appropriation, in violation of his or her duties, of any business opportunity of the corporation, (2) acts or omissions that involve intentional misconduct or a knowing violation of law, (3) liability in connection with an unlawful distribution by the corporation, and (4) receipt of an improper personal benefit. Article XII of Aerial's By-laws provides that, in addition to all rights to indemnification granted under the Georgia Business Corporation Code, Aerial shall indemnify each of its officers and directors, whether or not then in office (and his personal representative and heirs), against all reasonable expenses actually and necessarily incurred by him, including, but not limited to, counsel fees, court costs and judgments in connection with the defense of any litigation to which he may have been made a party because he is or was a director or officer of the corporation. Such officer or director shall have no right to reimbursement, however, in relation to matters as to which he has been adjudged liable to the corporation for negligence or misconduct in the performance of his duties as a director or officer of the corporation.

     Section 14-2-858 of the Georgia Business Corporation Code authorizes a corporation to purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have the power to indemnify or advance expenses to him or her against the same liability under the Georgia Business Corporation Code.

     All of the directors and officers of Aerial are covered by insurance policies maintained and held in effect by such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     MST is incorporated under the laws of the Commonwealth of Virginia. Section 13.1-697 of the Virginia Stock Corporation Act ("Section 13.1-697") provides that a Virginia corporation may indemnify an individual made party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative or investigative and whether formal or informal because he is or was a director of a corporation or who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any obligation to pay a judgement, settlement, penalty, fine or reasonable expenses (including attorney's fees) incurred in such proceeding if (1) he conducted himself in good faith and (2) he believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (b) in all other cases, that his conduct was a least not opposed to its best interests and (3) in the case of any criminal proceeding, he had no reasonable case to believe his conduct was unlawful. Section 13.1-697, however, does not allow indemnification of directors (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he is adjudged liable on the basis that personal benefit was improperly received by him. Section 13.1-697 limits all indemnification with respect to a proceeding by or in right of the corporation to reasonable expenses incurred in connection with such proceeding. Section 13.1-698 of the Virginia Stock Corporation Act provides for mandatory indemnification of a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. In addition, Section 13.1-700.1 of the Virginia Stock Corporation Act provides for court-ordered indemnification of directors in the court's discretion.

     Section 13.01-702 of the Virginia Stock Corporation Act provides that an officer, employee, or agent of a Virginia corporation is entitled to indemnification and advance for expenses to the same extent a director is under the Virginia Stock Corporation Act.

     In addition to statutory indemnification, Section 13.1-704 of the Virginia Stock Corporation Act provides that a corporation shall have the power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, to make additional provision for advances and reimbursement of expenses, to any director, officer, employee, agent that may be authorized by such corporation's articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against (i) his willful misconduct, or (ii) a knowing violation of the criminal law. Neither MST's Articles of Incorporation of Bylaws provide for such additional indemnification.

     Section 13.1-703 of the Virginia Stock Corporation Act provides that a Virginia corporation may purchase and maintain insurance on behalf of individuals who are directors, officers, employees or agents of the corporation, or who, while directors, officers, employees or agents of the corporation, are or were serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have the power to indemnify him against liability under the Virginia Stock Corporation Act.

     All of the directors and officers of MST are covered by insurance policies maintained and held in effect by MST against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS.

                                                                                LOCATION OF DOCUMENT
                                                                                   IN SEQUENTIAL
                                                                                 NUMBERING SYSTEM+
                                                                                --------------------
 3.1(i)         Certificate of Incorporation of the Company
 3.1(ii)        Certificate of Amendment dated January 3, 1997 to
                Certificate of Incorporation of the Company
 3.1(iii)       Certificate of Amendment dated October 28, 1997 to
                Certificate of Incorporation of the Company
 3.2            By-laws of the Company
 3.3            Articles of Incorporation of Aerial Platforms, Inc.
 3.4            By-laws of Aerial Platforms, Inc.
 3.5            Certificate of Incorporation of NES Acquisition Corp.
 3.6            By-laws of NES Acquisition Corp.
 3.7            Certificate of Incorporation of BAT Acquisition Corp.
 3.8            By-laws of BAT Acquisition Corp.
 3.9            Articles of Incorporation of MST Enterprises, Inc.
 3.10           By-laws of MST Enterprises, Inc.
 4.1            Indenture dated November 25, 1997 by and among the Company, the Subsidiary Guarantors and Harris Savings and Trust
                Company, as trustee.
 4.2            Forms of Series A and Series B 10% Senior Subordinated Notes
                (contained in Exhibit 4.1 as Exhibit A thereto)
 4.3            Form of Subsidiary Guarantee (contained in Exhibit 4.1 as
                Exhibit D thereto).

                                                                                LOCATION OF DOCUMENT
                                                                                   IN SEQUENTIAL
                                                                                 NUMBERING SYSTEM+
                                                                                --------------------
 4.4            Registration Rights Agreement dated as of November 25, 1997 among the Company, Aerial Platforms, Inc., NES Acquisition
                Corp., BAT Acquisition Corp., MST Enterprises, Inc. and the
                Initial Purchasers.
 4.5            Purchase Agreement dated as of November 20, 1997 among the
                Company, Aerial Platforms, Inc., NES Acquisition Corp., BAT
                Acquisition Corp., MST Enterprises, Inc. and the Initial
                Purchasers.
4.6(i)          Credit Agreement dated July 1, 1997 by and among the
                Company, Aerial Platforms, Inc., NES Acquisition Corp., BAT
                Acquisition Corp., certain financial institutions and First
                Union Commercial Corporation, as Agent.
4.6(ii)         First Amendment to Credit Agreement dated as of July 18,
                1997 by and among the Company, Aerial Platforms, Inc., NES
                Acquisition Corp., BAT Acquisition Corp., MST Enterprises,
                Inc., certain financial institutions and First Union
                Commercial Corporation, as Agent.
4.6(iii)        Second Amendment to Credit Agreement and Consent dated as of
                October 29, 1997 by and among the Company, Aerial Platforms,
                Inc., NES Acquisition Corp., BAT Acquisition Corp., MST
                Enterprises, Inc., certain financial institutions and First
                Union Commercial Corporation, as Agent.
4.6(iv)         Borrower Joinder Agreement dated as of July 18, 1997 by and among the Company, MST Enterprises, Inc. and First Union
                Commercial Corporation, as Agent.
4.7             Pledge Agreement dated as of July 18, 1997 by and among the
                Company, Aerial Platforms, Inc., NES Acquisition Corp., BAT
                Acquisition Corp., MST Enterprises, Inc. and First Union
                Commercial Corporation, as Agent for certain Lenders
                referred to therein.
4.8             Security Agreement dated as of July 18, 1997 by and among
                the Company, Aerial Platforms, Inc., NES Acquisition Corp.,
                BAT Acquisition Corp., MST Enterprises, Inc. and First Union
                Commercial Corporation, as Agent for certain Lenders
                referred to therein.
5.1             Opinion and consent of Kirkland & Ellis.
10.1(i)         Professional Services Agreement dated as of June 4, 1996 by and between the Company and Golder, Thoma, Cressey, Rauner
                Fund IV, L.P.
10.1(ii)        Amendment No. 1 to Professional Services Agreement dated as of December 31, 1996 between the Company and Golder, Thoma,
                Cressey, Rauner Fund IV, L.P.
10.2            Purchase Agreement dated as of June 4, 1996 between the
                Company and Golder, Thoma, Cressey, Rauner Fund IV, L.P.
10.3(i)         Stockholders Agreement dated as of June 4, 1996 by and
                between the Company, Golder, Thoma, Cressey, Rauner Fund IV,
                L.P. and certain Executives named therein.
10.3(ii)        Amendment No. 1 to Stockholders Agreement dated December 31,
                1996 by and among the Company, Golder, Thoma, Cressey,
                Rauner Fund IV, L.P. and certain Executives named therein.
10.4(i)         Registration Agreement dated as of June 4, 1996 between
                dated as of June 4, 1996 between the Company and Golder,
                Thoma, Cressey, Rauner Fund IV, L.P. and certain Executives named therein.

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
10.4(ii)    Amendment No. 1 to Registration Agreement dated as of December 31, 1996 by and among the Company, Golder, Thoma, Cressey, Rauner Fund IV, L.P. and
            certain Executives named therein.
10.5(i)     Senior Management Agreement dated as of June 4, 1996 between the Company and
            Kevin Rodgers.**
10.5(ii)    Amendment No. 1 to Senior Management Agreement dated December 31, 1996 between the Company and Kevin Rodgers.**
10.6(i)     Senior Management Agreement dated as of June 4, 1996 between the Company and
            Paul Ingersoll.**
10.6(ii)    Amendment No. 1 to Senior Management Agreement dated December 31, 1996 between the Company and Paul Ingersoll.**
10.7        Senior Management Agreement dated as of December 31, 1996 between the Company and Dennis O'Connor.**
10.8        Executive Stock Pledge Agreement dated as of June 4, 1996 between the Company and Kevin Rodgers.
10.9        Executive Stock Pledge Agreement dated as of June 4, 1996 between the Company and Paul Ingersoll.
10.10       Executive Stock Pledge Agreement dated as of December 31, 1996 between the
            Company and Dennis O'Connor.
10.11       Promissory Note dated as of January 6, 1997 by Kevin Rodgers in favor of the
            Company in the principal amount of $63,232.
10.12       Promissory Note dated as of January 6, 1997 by Paul Ingersoll in favor of the
            Company in the principal amount of $9,880.
10.13       Promissory Note dated as of January 6, 1997 by Dennis O'Connor in favor of the Company in the principal amount of $19,760.
10.14       Securities Transfer Agreement dated as of December 31, 1996 by and among the
            Company, Golder, Thoma, Cressey, Rauner Fund IV, L.P., Golder, Thoma,
            Cressey, Rauner Fund V, L.P., Kevin Rodgers, Paul Ingersoll and Dennis
            O'Connor.
10.15       Stock Purchase Agreement dated as of January 6, 1997 by and among the
            Company, Industrial Crane Maintenance Systems, Inc., Golder, Thoma, Cressey,
            Rauner Fund V, L.P., Kevin Rodgers, Paul Ingersoll and Dennis O'Connor.
10.16       Asset Purchase Agreement dated as of January 6, 1997 by and among NES
            Acquisition Corp., Industrial Crane Maintenance Systems, Inc., Brazos Rental
            & Tool, Inc., Safe Work Load Products, Inc. and certain stockholders of the
            Sellers referred to therein.*
10.17       Lease dated January 6, 1997 by and between the ES&L Service and NES
            Acquisition Corp.
10.18       Employment Agreement dated as of January 6, 1997 between NES Acquisition
            Corp. and James G. Kowalik.**
10.19       Stock Purchase Agreement dated as of February 18, 1997 by and among Aerial
            Platforms, Inc., Carter B. Wilson and the Company.*

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10.20       Junior Subordinated Promissory Note dated as of February 18, 1997 by the
            Company in favor of Carter Wilson in the principal amount of $500,000.
10.21       Employment Agreement dated as of February 18, 1997 between Aerial Platforms,
            Inc. and Carter Wilson.**
10.22       Lease Agreement dated as of May 30, 1990 by and between Weeks Super
            Partnership, LTD and Aerial Platforms, Inc.
10.23       Stock Transfer Agreement dated as of February 18, 1997 by and among the
            Company, Carter Wilson, Golder, Thoma, Cressey, Rauner Fund V, L.P., Kevin
            Rodgers, Dennis O'Connor and Paul Ingersoll.
10.24       Asset Purchase Agreement dated as March 17, 1997 by among NES Acquisition
            Corp., Lone Star Rentals, Inc. and James Horsley.*
10.25       Employment Agreement dated as of March 17, 1997 by and between NES
            Acquisition Corp. and James Horsley.**
10.26       Stock Purchase Agreement dated as of March 17, 1997 by and among the Company,
            James Horsley, Golder, Thoma, Cressey, Rauner Fund V, L.P., Kevin Rodgers,
            Dennis O'Connor and Paul Ingersoll.
10.27       Lease Agreement dated as of March 17, 1997 by and between James Horsley and
            NES Acquisition Corp. relating to 6093 North Shepherd, Houston, Texas.
10.28       Lease Agreement dated as of March 17, 1997 by and between James Horsley and
            NES Acquisition Corp. relating to 18918 F.M. 249, Houston, Texas.
10.29       Lease Agreement dated as of March 17, 1997 by and between James Horsley and
            NES Acquisition Corp. relating to 1731 First Street, Humble, Texas.
10.30       Lease Agreement dated as of March 17, 1997 by and between James Horsley and
            NES Acquisition Corp. relating to 3440 Red Bluff Road, Pasadena, Texas.
10.31       Lease Agreement dated as of March 17, 1997 by and between James Horsley and
            NES Acquisition Corp. relating to 1745 N. Padre Island Drive, Corpus Christi,
            Texas.
10.32       Junior Subordinated Promissory Note dated as of March 17, 1997 by the Company in favor of Lone Star Rentals, Inc.
10.33       Asset Purchase Agreement dated as of April 1, 1997 by and among, BAT
            Acquisition Corp., BAT Rentals, Inc. and Paul B. Bronken.*
10.34       Lease dated as of April 1, 1997 by and between BAT Rentals, Inc. and BAT
            Acquisition Corp.
10.35       Asset Purchase Agreement dated as of July 1, 1997 by and among NES
            Acquisition Corp., Sprint Industrial Services, Inc., Joseph B. Swinbank and
            Donald Poarch.*
10.36       Consulting Agreement dated as of July 1, 1997 by and between Joseph B.
            Swinbank and NES Acquisition Corp.**
10.37       Employment Agreement dated as of July 1, 1997 by and between NES Acquisition
            Corp. and James O'Neil.**

10.38       Employment Agreement dated as of July 1, 1997 by and between NES Acquisition
            Corp. and Sammy Sorsby.**
10.39       Employment Agreement dated as of July 1, 1997 by and between NES Acquisition
            Corp. and J.D. Cox.**
10.40       Noncompetition Agreement dated as of July 1, 1997 by and between J.D. Cox and
            NES Acquisition Corp.
10.41       Noncompetition Agreement dated as of July 1, 1997 by and between Melissa
            Henry and NES Acquisition Corp.
10.42       Noncompetition Agreement dated as of July 1, 1997 by and between Jake Davis and NES Acquisition Corp.
10.43       Noncompetition Agreement dated as of July 1, 1997 by and between Chris
            Swinbank and NES Acquisition Corp.
10.44       Noncompetition Agreement dated as of July 1, 1997 by and between Donald
            Treichel and NES Acquisition Corp.
10.45       Noncompetition Agreement dated as of July 1, 1997 by and between Greg
            Gabriele and NES Acquisition Corp.
10.46       Noncompetition Agreement dated as of July 1, 1997 by and between Brian
            Speight and NES Acquisition Corp.
10.47       Noncompetition Agreement dated as of July 1, 1997 by and between Jill Harris and NES Acquisition Corp.
10.48       Noncompetition Agreement dated as of July 1, 1997 by and between Jim Heath and NES Acquisition Corp.
10.49       Lease dated as of July 1, 1997 by and between Sprint Industrial Services,
            Inc. and NES Acquisition Corp. relating to 77 North, Robstown, Texas.
10.50       Lease dated as of July 1, 1997 by and between Sprint Industrial Services,
            Inc. and NES Acquisition Corp. relating to 3915 Highway, St. Gabriel,
            Louisiana.
10.51       Lease dated as of July 1, 1997 by and between Conrad Sauer, Ltd. and NES
            Acquisition Corp. relating to 1041 Conrad Sauer, Houston, Texas 77043.
10.52       Lease dated August 14, 1994 by and between Dwaine Allen Ellender and
            Sprintank relating to 3205 Metric Drive, Sulphur, LA 70663.
10.53       Lease Agreement dated as of October 31, 1991 by and between J.R. Plake, Inc.
            and Sprint Industrial Ser. Tank Leasing relating to 2170 W. Cardinal Drive.
10.54       Lease dated April 30, 1997 between Augustine Meaher, Jr., Robert H. Meaher, individually and as Executor of the Estate of R. Lloyd Hill, Joseph L. Meaher
            and Augustine Meaher III and Sprint Industrial Services, Inc. relating to
            1142 Telegraph Road, Mobile, AL 36610.
10.55       Lease dated as of August 1, 1995 by and between the Moller Family, specifically, C.A. Moller, individually, Mary Clive Munson, individually and
            Elizabeth Frances Moller Brewer, individually, and Sprint Industrial
            Services, Inc. relating to 8311 Country Road 226, Clute, Texas 77541.

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10.56       Lease dated as of the 1st day of December, 1997, between Sprint Industrial
            Services, Inc. and NES Acquisition Corp. relating to 2101 Lee Drive, Baytown,
            Texas.
10.57       Stock Purchase Agreement dated as of July 1, 1997 by and among the Company,
            Golder, Thoma, Cressey, Rauner Fund V, L.P., Kevin Rodgers, Dennis O'Connor,
            Paul Ingersoll, Joseph Swinbank, Donald Poarch, James O'Neil, Sammy Sorsby
            and J.D. Cox.
10.58       Stock Purchase Agreement dated as of July 18, 1997 by and among MST
            Enterprises, Inc., the stockholders of MST Enterprises, Inc. and National
            Equipment Services, Inc.*
10.59       Employment Agreement dated as of July 18, 1997 by and between MST
            Enterprises, Inc. and Marc S. Trubitz.**
10.60       Stock Transfer Agreement dated as of July 18, 1997 by and among National
            Equipment Services, Inc.,Golder, Thoma, Cressey, Rauner Fund V, L.P., Kevin
            Rodgers, Dennis O'Connor, Paul Ingersoll, Marc S. Trubitz, Suellen Trubitz,
            Douglas Randall Brevard, Linda Sue Hughes and Donald Stewart.
10.61       Noncompetition Agreement dated as of July 18, 1997 by and among Marc S.
            Trubitz, Suellen Trubitz, Douglas Randall Brevard, Linda Sue Hughes and
            Donald Stewart.
10.62       Lease Agreement dated as of July 18, 1997 by and between Marc S. Trubitz &
            Suellen Trubitz and MST Enterprises, Inc.
12.1        Statement Regarding Computation of Ratios of Earnings to Fixed Charges.
21.1        Subsidiaries of the Company.
23.1        Consent of Price Waterhouse LLP.
23.2        Consent of Kirkland & Ellis (included in Exhibit 5.1).
24.1        Powers of Attorney of Directors and Officers of the Company and each
            Subsidiary Guarantor.
25.1        Statement of Eligibility of Trustee on Form T-1.
27.1        Financial Data Schedule.
99.1        Form of Letter of Transmittal.
99.2        Form of Notice of Guaranteed Delivery.
99.3        Form of Tender Instructions.

-------------------------
+ This information appears only in the manually signed original copies of this report.

 * To be filed by amendment.

** Management contract or compensatory plan or arrangement.

     (B) FINANCIAL STATEMENT SCHEDULES.

     Schedule II -- National Equipment Services, Inc. and Subsidiaries -- Valuation and Qualifying Accounts and Reserves.

ITEM 22. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, National Equipment Services, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on December 31, 1997.

                                          NATIONAL EQUIPMENT SERVICES, INC.

                                          BY:     /s/ PAUL R. INGERSOLL
                                             -----------------------------------
                                                      Paul R. Ingersoll
                                                Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on December 31, 1997 by the following persons in the capacities indicated:

                 SIGNATURE                                          CAPACITY
                 ---------                                          --------

                     *                            President, Chief Executive Officer and
--------------------------------------------      Director
              Kevin P. Rodgers                    (Principal Executive Officer)
                     *                            Chief Financial Officer
--------------------------------------------      (Principal Financial Officer and Principal
             Dennis J. O'Connor                   Accounting Officer)
                     *                            Director
--------------------------------------------
               Carl D. Thoma
                     *                            Director
--------------------------------------------
            William C. Kessinger
                     *                            Director
--------------------------------------------
              Ronald St. Clair

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of National Equipment Services, Inc. pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

       /s/ PAUL R. INGERSOLL
--------------------------------------
          Paul R. Ingersoll
           Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, NES Acquisition Corp., has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on December 31, 1997.

                                          NES ACQUISITION CORP.

                                          BY:     /s/ PAUL R. INGERSOLL
                                             -----------------------------------
                                                      Paul R. Ingersoll
                                                Vice President, Treasury and
                                                          Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on December 31, 1997 by the following persons in the capacities indicated:

                 SIGNATURE                                          CAPACITY
                 ---------                                          --------

                     *                            Chief Executive Officer and Director
--------------------------------------------      (Principal Executive Officer)
              Kevin P. Rodgers
                     *                            Chief Financial Officer
--------------------------------------------      (Principal Financial Officer and Principal
             Dennis J. O'Connor                   Accounting Officer)
                     *                            Director
--------------------------------------------
               Carl D. Thoma
                     *                            Director
--------------------------------------------
            William C. Kessinger

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of NES Acquisition Corp. pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

       /s/ PAUL R. INGERSOLL
--------------------------------------
          Paul R. Ingersoll
           Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Aerial Platforms, Inc., has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on December 31, 1997.

                                          AERIAL PLATFORMS, INC.

                                          BY:     /s/ PAUL R. INGERSOLL
                                             -----------------------------------
                                                      Paul R. Ingersoll
                                                Vice President, Treasury and
                                                          Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on December 31, 1997 by the following persons in the capacities indicated:

                 SIGNATURE                                          CAPACITY
                 ---------                                          --------

                     *                            President, Chief Executive Officer and
--------------------------------------------      Director
              Kevin P. Rodgers                    (Principal Executive Officer)
                     *                            Chief Financial Officer
--------------------------------------------      (Principal Financial Officer and Principal
             Dennis J. O'Connor                   Accounting Officer)
                     *                            Director
--------------------------------------------
               Carl D. Thoma
                     *                            Director
--------------------------------------------
            William C. Kessinger

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of Aerial Platforms, Inc. pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

       /s/ PAUL R. INGERSOLL
--------------------------------------
          Paul R. Ingersoll
           Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, MST Enterprises, Inc., has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on December 31, 1997.

                                          MST ENTERPRISES, INC.

                                          BY:     /s/ PAUL R. INGERSOLL
                                             -----------------------------------
                                                      Paul R. Ingersoll
                                                Vice President, Treasury and
                                                          Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on December 31, 1997 by the following persons in the capacities indicated:

                 SIGNATURE                                          CAPACITY
                 ---------                                          --------

                     *                            Chief Executive Officer and Director
--------------------------------------------      (Principal Executive Officer)
              Kevin P. Rodgers
                     *                            Chief Financial Officer
--------------------------------------------      (Principal Financial Officer and Principal
             Dennis J. O'Connor                   Accounting Officer)
                     *                            Director
--------------------------------------------
               Carl D. Thoma
                     *                            Director
--------------------------------------------
            William C. Kessinger

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of MST Enterprises, Inc. pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

       /s/ PAUL R. INGERSOLL
--------------------------------------
          Paul R. Ingersoll
           Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, BAT Acquisition Corp., has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on December 31, 1997.

                                          BAT ACQUISITION CORP.

                                          BY:     /s/ PAUL R. INGERSOLL
                                             -----------------------------------
                                                      Paul R. Ingersoll
                                                Vice President, Treasury and
                                                          Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on December 31, 1997 by the following persons in the capacities indicated:

                 SIGNATURE                                          CAPACITY
                 ---------                                          --------

                     *                            Chief Executive Officer and Director
--------------------------------------------      (Principal Executive Officer)
              Kevin P. Rodgers
                     *                            Chief Financial Officer
--------------------------------------------      (Principal Financial Officer and Principal
             Dennis J. O'Connor                   Accounting Officer)
                     *                            Director
--------------------------------------------
               Carl D. Thoma
                     *                            Director
--------------------------------------------
            William C. Kessinger

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of BAT Acquisition Corp. pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

       /s/ PAUL R. INGERSOLL
--------------------------------------
          Paul R. Ingersoll
           Attorney-in-fact

               NATIONAL EQUIPMENT SERVICES, INC. AND SUBSIDIARIES
         SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                       (AMOUNTS IN THOUSANDS OF DOLLARS)*

         COLUMN A              COLUMN B                      COLUMN C                    COLUMN D         COLUMN E
                                                             ADDITIONS
                                              ---------------------------------------
                                                    (1)                  (2)
                              BALANCE AT      CHARGED TO COSTS     CHARGED TO OTHER                      BALANCE AT
       DESCRIPTION          JANUARY 1, 1997     AND EXPENSES     ACCOUNTS -- DESCRIBE   WRITE-OFFS   SEPTEMBER 30, 1997
--------------------------  ---------------   ----------------   --------------------   ----------   ------------------

Allowance for doubtful
  accounts................         0                323                    0                 46             277
Reserve for obsolete
  inventory...............         0                630                    0                  0             630

-------------------------
* There were no valuation and qualifying accounts and reserves as of December 31, 1996 or during the period then ended.

                                       S-1